UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )
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COMMERCIAL METALS COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held January 28, 2010

The annual meeting of stockholders of Commercial Metals Company, a Delaware corporation (“Commercial Metals Company” or the “Company” or “we”), will be held in The Texas Learning Center Amphitheater at The Omni Park West, 1590 LBJ Freeway, Dallas, Texas 75234, on January 28, 2010, at 10:00 a.m., Central Standard Time. If you are planning to attend the annual meeting in person, please check the appropriate space on the enclosed Proxy Card. A map is included at the end of the attached Proxy Statement. The annual meeting will be held for the following purposes:

(1) To elect three persons to serve as directors until the 2013 annual meeting of stockholders and until their successors are elected;

(2) To approve the adoption of the Commercial Metals Company 2010 Employee Stock Purchase Plan;

(3) To approve an amendment to our 2006 Long-Term Equity Incentive Plan (the “2006 Equity Plan”) to (i) increase the number of shares of common stock available for awards under the 2006 Equity Plan from 5,000,000 shares to 10,000,000 shares, (ii) add certain restrictions to the share reuse provisions of the 2006 Equity Plan, (iii) place limitations on the number of “full value awards” that may be granted pursuant to the 2006 Equity Plan, (iv) reduce the maximum term of any award to seven years from ten years and (v) remove a restriction requiring a reduction in the term of an award due to a termination of service;

(4) To approve an amendment to our 1999 Non-Employee Director Stock Plan, Second Amendment and Restatement (the “1999 Director Stock Plan”) to (i) remove certain limitations placed on the option period during which stock options can be exercised following a termination of service due to death, disability or retirement and (ii) extend the term of the 1999 Director Stock Plan from January 31, 2010 to January 31, 2015;

(5) To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending August 31, 2010; and

(6) To transact such other business as may properly come before the annual meeting or any adjournments of the annual meeting.

Only stockholders of record on November 30, 2009 are entitled to notice of and to vote at the annual meeting or any adjournments of the annual meeting. A complete list of stockholders entitled to vote at the annual meeting will be available for examination at our principal executive offices located at 6565 North MacArthur Boulevard, Suite 800, Irving, Texas 75039 for a period of ten days prior to the annual meeting. The list of stockholders will also be available for inspection at the annual meeting and may be inspected by any stockholder for any purpose germane to the annual meeting.

You are cordially invited to attend the annual meeting. Whether or not you plan to attend the annual meeting in person, you are urged to fill out, sign and mail promptly the enclosed Proxy Card in the accompanying envelope on which no postage is required if mailed in the United States. Alternatively, you may vote your shares via telephone or the internet as described on the enclosed Proxy Card. Proxies forwarded by or for brokers or fiduciaries should be returned as requested by them. The prompt return of proxies will save the expense involved in further communication.

By Order of the Board of Directors,

Ann J. Bruder
Vice President, General Counsel
and Corporate Secretary

Irving, Texas
December 18, 2009

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to be held January 28, 2010:

This Proxy Statement and the Annual Report to Stockholders for the fiscal year ended August 31, 2009 are available for viewing, printing, and downloading at http://bnymellon.mobular.net/bnymellon/cmc.

COMMERCIAL METALS COMPANY
6565 North MacArthur Boulevard, Suite 800
Irving, Texas 75039
Telephone (214) 689-4300

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

To Be Held January 28, 2010

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Commercial Metals Company for use at the annual meeting of our stockholders to be held on January 28, 2010, and at any and all adjournments of the annual meeting. The approximate date on which this Proxy Statement and accompanying Proxy Card are first being sent or given to stockholders is December 18, 2009.

Shares represented by each proxy, if properly executed and returned to us prior to the annual meeting, will be voted as directed, but if not otherwise specified, will be voted (i) for the election of three directors, (ii) to approve the adoption of the Commercial Metals Company 2010 Employee Stock Purchase Plan (the “ESPP”), (iii) to approve an amendment to our 2006 Long-Term Equity Incentive Plan (the “2006 Equity Plan”) to (a) increase the number of shares of common stock available for awards under the 2006 Equity Plan from 5,000,000 shares to 10,000,000 shares, (b) add certain restrictions to the share reuse provisions of the 2006 Equity Plan, (c) place limitations on the number of “full value awards” that may be granted pursuant to the 2006 Equity Plan, (d) reduce the maximum term of any award to seven years and (e) remove a restriction requiring a reduction in the term of an award due to termination of service, (iv) to approve an amendment to our 1999 Non-Employee Director Stock Plan, Second Amendment and Restatement (the “1999 Director Stock Plan”) to (a) remove certain limitations placed on the option period during which stock options can be exercised following a termination of service due to death, disability or retirement and (b) extend the term of the 1999 Director Stock Plan from January 31, 2010 to January 31, 2015, and (v) to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm. A stockholder executing the proxy may revoke it at any time before it is voted by giving written notice to the Corporate Secretary of Commercial Metals Company, by subsequently executing and delivering a new proxy or by voting in person at the annual meeting (although attending the annual meeting without executing a ballot or executing a subsequent proxy will not constitute revocation of a proxy).

Stockholders of record can simplify their voting and reduce our cost by voting their shares via telephone or the internet. The telephone and internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to vote their shares and to confirm that their instructions have been properly recorded. If a stockholder’s shares are held in the name of a bank or broker, the availability of telephone and internet voting will depend upon the voting processes of the bank or broker. Accordingly, stockholders should follow the voting instructions on the form they receive from their bank or broker.

Stockholders who elect to vote via the internet may incur telecommunications and internet access charges and other costs for which they are solely responsible. The internet and telephone voting facilities for stockholders of record will close at 11:59 p.m., Eastern Standard Time, on the evening before the annual meeting. Instructions for voting via telephone or the internet are contained in the enclosed Proxy Card.

OUTSTANDING VOTING SECURITIES

On November 30, 2009, the record date for determining stockholders entitled to vote at the annual meeting, we had outstanding 112,756,203 shares of our common stock, par value $.01 per share, not including 16,304,461 treasury shares. Each share of our common stock is entitled to one vote for each director to be elected and upon all other matters to be brought to a vote. We had no shares of preferred stock outstanding at November 30, 2009.

The presence of a majority of our outstanding common stock represented in person or by proxy at the annual meeting will constitute a quorum. Shares represented by proxies that are marked “abstain” will be counted as shares present for purposes of determining the presence of a quorum. Proxies relating to “street name” shares that are voted by brokers on some matters will be treated as shares present for purposes of determining the presence of a quorum, but will not be treated as shares entitled to vote at the annual meeting on those matters as to which authority to vote is withheld from the broker. Such shares as to which authority to vote is withheld are called broker non-votes. Effective July 1, 2009, The New York Stock Exchange (the “NYSE”) amended its rule regarding discretionary voting by brokers on uncontested elections of directors such that any investor who does not instruct the investor’s broker on how to vote in an election of directors will cause the broker to be unable to vote that investor’s shares on an election of directors. Previously, the broker could exercise its own discretion in determining how to vote the investor’s shares even when the investor did not instruct the broker on how to vote.

The three nominees receiving the highest vote totals will be elected as directors. Accordingly, assuming a quorum is present, broker non-votes will not affect the outcome of the election of directors.

All other matters to be voted on will be decided by the affirmative vote of a majority of the shares present or represented at the annual meeting and entitled to vote. On any such matter, an abstention will have the same effect as a negative vote. A broker non-vote on such matters will not be counted as an affirmative vote or a negative vote because shares held by brokers will not be considered entitled to vote on matters as to which the brokers withhold authority.

Management has designated the individuals named as proxies in the accompanying Proxy Card.

We will appoint one or more inspectors of election to act at the annual meeting and to make a written report on the voting. Prior to the annual meeting, the inspectors will sign an oath to perform their duties in an impartial manner and to the best of their abilities. The inspectors will ascertain the number of shares outstanding and the voting power of each of the shares, determine the shares represented at the annual meeting and the validity of proxies and ballots, count all votes and ballots and perform certain other duties as required by law.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

On the basis of filings with the Securities and Exchange Commission and other information, we believe that based on 112,813,516 shares of our common stock being issued and outstanding as of December 11, 2009, the following persons, including groups of persons, beneficially owned more than five percent (5%) of our outstanding common stock:

	Amount and
	Nature of	Percent
Name and Address	Beneficial Ownership	of Class

Barclays Global Investors, N.A.	6,210,998 (1)	5.51%
400 Howard Street San Francisco, CA 94105

(1)	Based on the Form 13F report filed with the Securities and Exchange Commission on November 12, 2009. Barclays Global Investors, N.A. reported shared voting and dispositive power over 6,210,998 shares.

The following table sets forth information known to us about the beneficial ownership of our common stock based on 112,813,516 shares of our common stock being issued and outstanding as of December 11, 2009 by each director and nominee for director, our Chief Executive Officer (the “CEO”), our Chief Financial Officer (the “CFO”), the other executive officers included in the Summary Compensation Table, and all current directors and executive officers as a group. Unless stated otherwise in the notes to the table, each person named below has sole authority to vote and dispose of the shares listed.

			Total Shares
	Owned Shares	Option Shares	of Common	Percentage of
	of Common	of Common	Stock Beneficially	Common Stock
Name	Stock	Stock(1)	Owned	Beneficially Owned

Adams, Harold L.	22,000	13,000	35,000	*
Best, Rhys J.	0	0	0	0
Feldman, Moses(2)	450,836	7,000	457,836	*
Guido, Robert L.	18,173	7,000	25,173	*
Kelson, Richard B.	0	0	0	0
Larson, William B.	252,138	193,373	445,511	*
Loewenberg, Ralph E.(3)	146,000	20,410	166,410	*
Massaro, Anthony A.	24,000	41,406	66,406	*
McClean, Murray R.	156,691	222,166	378,857	*
Neary, Robert D.	38,000	7,000	45,000	*
Owen, Dorothy G.	971,843	72,236	1,044,079	*
Rinn, Russell B.	164,709	92,659	257,368	*
Smith, J. David	23,762	20,670	44,432	*
Sudbury, David M.	522,290	103,610	625,900	*
Womack, Robert R.	84,683	19,000	103,683	*
Zoellner, Hanns	96,166	113,959	210,125	*
All current directors and executive officers as a group (17 persons)	2,614,555	928,577	3,543,132	3.14%

*	Less than one percent

(1)	Represents shares subject to options exercisable within 60 days of December 11, 2009.

(2)	Mr. Feldman has sole voting and dispositive power over 150,836 shares and shared voting and dispositive power over 300,000 shares. Includes 150,000 shares owned by the Marital Trust under the Trust Indenture created by the Will of Jacob Feldman of which Mr. Feldman is one of four trustees and 150,000 shares owned of record by Moses Feldman Family Foundation of which Mr. Feldman is a director. Mr. Feldman disclaims beneficial ownership as to all shares held by Moses Feldman Family Foundation and the Marital Trust. Mr. Feldman is retiring from the Board of Directors on the day of the 2010 annual meeting.

(3)	Mr. Loewenberg is one of four trustees of the Marital Trust under the Trust Indenture created by the Will of Jacob Feldman which owns 150,000 shares. Mr. Loewenberg disclaims any beneficial interest as to such shares. Mr. Loewenberg is retiring from the Board of Directors on the day of the 2010 annual meeting.

(4)	Mr. Sudbury retired as Senior Vice President, Secretary and General Counsel on August 31, 2009.

PROPOSAL I

ELECTION OF DIRECTORS

Our restated certificate of incorporation divides the Board of Directors into three classes. The term of office of the three Class III directors previously elected by stockholders expires at this annual meeting of stockholders. On May 27, 2009 and November 6, 2009, respectively, each of Mr. Feldman and Mr. Loewenberg wrote to us announcing their intention not to stand for re-election at the 2010 annual meeting. As a result of Mr. Feldman and Mr. Loewenberg electing not to stand for re-election, the Nominating and Corporate Governance Committee initiated a search process to select director candidates. Messrs. Best and Kelson were selected from a slate of qualified candidates recommended by current directors and executive officers and which recommendations were supplemented by information from knowledgeable third parties. In evaluating the suitability of candidates for election to our Board of Directors, the Nominating and Corporate Governance Committee took into account many factors, including requirements for independence; the individual’s general understanding of the various disciplines relevant to the success of our company, as a large globally-operated, publicly-traded company in today’s business environment; each candidate’s understanding of the Company’s businesses and the metals industry and markets; their professional expertise and educational background; the individual’s ethics, integrity, values, inquisitive and objective perspectives, practical wisdom, judgment and availability; and other factors that promote diversity of views and experience. Nominees were interviewed through a series of meetings with directors and executive management. Background reviews of each nominee were conducted by an independent professional agency specializing in the performance of such background reviews. The Nominating and Corporate Governance Committee evaluated each individual in the context of the Board of Directors as a whole, with the objective of recommending the director candidates that would be the most likely of the candidate slate to best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment. The Nominating and Corporate Governance recommended Messrs. Best and Kelson to the Board of Directors, and the Board of Directors decided to nominate Messrs. Best and Kelson based on the factors described above. There are three Class III nominees standing for election. The term of the four Class I directors ends at the 2011 annual meeting of stockholders, and the term of the three Class II directors ends at the 2012 annual meeting of stockholders. Proxies cannot be voted for the election of more than three persons to the Board of Directors at the annual meeting.

Each nominee has consented to being named in this Proxy Statement and to serve if elected. If any nominee becomes unavailable for any reason, the shares represented by the proxies will be voted for the person, if any, designated by our Board of Directors to replace such nominee. However, management has no reason to believe that any nominee will be unavailable. All of the nominee directors, as well as the continuing directors, plan to attend this year’s annual meeting of stockholders. At the 2009 annual meeting, all of our current directors were in attendance.

The following tables set forth information about the continuing directors and the nominees. All directors have been employed in substantially the same positions set forth in the table for at least the past five years except for Mr. McClean, Mr. Best and Mr. Kelson. Currently, Mr. McClean serves as our Chairman of the Board, CEO and President. From September 20, 2004 to August 31, 2006, Mr. McClean was employed as our President and Chief Operating Officer. In July 2006, Mr. McClean was elected a director. Effective September 1, 2006, Mr. McClean was promoted from Chief Operating Officer and President to CEO and President. On August 31, 2008, Mr. McClean became our Chairman of the Board. Mr. Best has been engaged in private investments since June 2007. From 1999 until June 2004, Mr. Best served as Chairman of the Board of Directors, President and CEO and from June 2004 to June 2007, Mr. Best served as Chairman of the Board of Directors and CEO of Lone Star Technologies, Inc., a company engaged in producing and marketing casing, tubing, line pipe and couplings for the oil and gas, industrial, automotive and power generation industries until its acquisition by United States Steel Corporation in June 2007. Mr. Kelson is an operating advisor of Pegasus Capital, a private equity investment firm, and has served in this position since October 2006. In August 2006, he retired from Alcoa, Inc. (“Alcoa”), a producer of primary aluminum, fabricated aluminum and alumina, where he served as Chairman’s Counsel from January 2006 to August 2006, served as Executive Vice President and Chief Financial Officer from 1997 to December 2005 and as a member of the Executive Council, which is the senior leadership group that provides strategic direction for the company. He joined Alcoa in 1974.

NOMINEES

		Served as
Name, Principal		Director
Occupation and Business	Age	Since

Class III – Term to Expire in 2013
Rhys J. Best	63	—
Former Chairman, President, CEO and director of Lone Star Technologies, Inc., a company engaged in producing and marketing casing, tubing, line pipe and couplings for the oil and gas, industrial, automotive and power generation industries; currently engaged in private investments; Chairman of Crosstex Energy, L.P. and a director of Trinity Industries, Inc., Cabot Oil & Gas Corporation and McJunkin Red Man Corporation

Richard B. Kelson	63	—
Operating advisor of Pegasus Capital, a private equity investment firm; director of Lighting Science Group, Inc., MeadWestvaco Corporation and PNC Financial Services Group, Inc.
Murray R. McClean	61	2006
Chairman of the Board, CEO and President, Commercial Metals Company

DIRECTORS CONTINUING IN OFFICE

		Served as
Name, Principal		Director
Occupation and Business	Age	Since

Class I – Term to Expire in 2011
Robert L. Guido	63	2007
Retired – Former Vice Chair and Chief Executive Officer of Ernst & Young’s Assurance and Advisory Practice, a professional services firm; director of Bally Technologies, Inc.
Dorothy G. Owen	75	1995
Retired – Former Chairman of the Board, Owen Steel Company, Inc.; currently manages personal investments
J. David Smith	60	2004
Retired Chairman, President and Chief Executive Officer, Euramax International, Inc., an international producer of aluminum, steel, vinyl, copper and fiberglass products for equipment manufacturers, distributors, contractors and home centers

Robert R. Womack	72	1999
Retired – Former Chairman and Chief Executive Officer, Zurn Industries, Inc. and Chief Executive of U.S. Industries Bath and Plumbing Products Group, each a manufacturer of plumbing products and accessories

		Served as
Name, Principal		Director
Occupation and Business	Age	Since

Class II – Term to Expire in 2012
Harold L. Adams	70	2004
Chairman Emeritus, RTKL Associates Inc., a global design firm; Director of Legg Mason, Inc. and Lincoln Electric Holdings, Inc.
Anthony A. Massaro	65	1999
Retired – Former Chairman, President and Chief Executive Officer of Lincoln Electric Holdings, Inc., a manufacturer of welding and cutting equipment; director of PNC Financial Services Group, Inc.
Robert D. Neary	76	2001
Retired – Former Co-Chairman of Ernst & Young, a professional services firm; Chairman of the Board of Trustees of Allegiant Funds and Allegiant Advantage Funds

The Board of Directors has determined that no person age 75 or older will be nominated as a candidate for a director position. A director who attains age 75 after the date of his or her election by our stockholders may complete the term to which such director was elected. This retirement age shall not be mandatory for those directors who were serving as directors on January 24, 2002. Of the current Board of Directors, the following directors were serving as directors on January 24, 2002: Ms. Owen and Messrs. Feldman, Loewenberg, Massaro, Neary and Womack.

There is no family relationship between any of the directors, executive officers, or any nominee for director.

The Board of Directors recommends a vote FOR the election of the nominees for director named above.

Vote Required

Directors are elected by plurality vote, and cumulative voting is not permitted.

ADDITIONAL INFORMATION RELATING TO CORPORATE GOVERNANCE
AND THE BOARD OF DIRECTORS

Independence.  Our Board of Directors has determined, after considering all the relevant facts and circumstances, that Ms. Owen and Messrs. Adams, Best, Feldman, Guido, Kelson, Loewenberg, Massaro, Neary, Smith and Womack are independent, as “independence” is defined by the listing standards of the NYSE, because they have no direct or indirect material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us).

The Board of Directors has established the following requirements and guidelines to assist it in determining director independence in accordance with the listing standards of the NYSE:

A director will not be independent if:

(i) the director is, or has been within the last three years, an employee of us (except as an interim Chairman or CEO or other executive officer) or an immediate family member is, or has been within the last three years, one of our executive officers (except as an interim Chairman or CEO or other executive officer);

(ii) the director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from us, other than (a) director and committee fees, (b) other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), (c) compensation received by a director for former service as an interim Chairman or CEO or other executive officer or (d) compensation received by an immediate family member for service as one of our employees (other than an executive officer);

(iii) (a) the director is a current partner or employee of a firm that is our internal or external auditor; (b) the director has an immediate family member who is a current partner of such a firm; (c) the director has an immediate family member who is a current employee of such a firm and personally works on our audit; or (d) the director or an immediate family member was within the last three years a partner or employee of such a firm and personally worked on our audit within that time;

(iv) the director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of our present executive officers at the same time serves or served on that company’s compensation committee; or

(v) the director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, us for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues.

Contributions to tax exempt organizations shall not be considered payments for purposes of the above standards; provided, however, that we will disclose in our annual proxy statement, or annual report on Form 10-K, any such contributions made by us to any tax exempt organization in which any independent director serves as an executive officer if, within the preceding three years, contributions in any single fiscal year from us to the organization exceeded the greater of $1 million, or 2% of such tax exempt organization’s consolidated gross revenues. A further discussion of the requirements and guidelines we use to assist in determining director independence is available at our website, www.cmc.com.

We have three standing board committees, Audit, Compensation and Nominating and Corporate Governance. Membership of each of these committees is comprised entirely of independent directors. The Board of Directors has adopted charters for each of these committees describing the authority and responsibilities delegated to each committee by the Board of Directors. Our Board of Directors has also adopted corporate governance guidelines. We have also adopted a Code of Conduct and Business Ethics (the “Code of Conduct”), which applies to all of our directors, officers and employees. In addition, we have adopted a separate Financial Code of Ethics which is applicable to our CEO, CFO, Corporate Controller and any other officer that may function as a Chief Accounting Officer. We intend to post any amendments to or waivers from our Financial Code of Ethics and our Code of Conduct on our website to the extent applicable to our CEO, CFO, Corporate Controller, any other officer that may function as a Chief Accounting Officer or a director. All committee charters, corporate governance guidelines, the Code of Conduct, the Financial Code of Ethics and other information are available at our website, www.cmc.com, and such information is available in print to any stockholder without charge, upon request to Commercial Metals Company, 6565 North MacArthur Blvd., Suite 800, Irving, Texas 75039, Attention: Corporate Secretary, or by calling (214) 689-4300.

Lead Director.  Our corporate governance guidelines permit, when considered appropriate, the designation for an annual term and by the majority vote of independent directors, a Lead Director. The responsibilities of the Lead Director include convening and presiding over executive sessions attended only by independent or independent and non-employee directors, communicating to the CEO the substance of discussions held during those sessions to the extent requested by the participants, serving as a liaison between the Chairman of the Board and the Board of Directors’ independent directors on sensitive issues, consulting with the Chairman of the Board on meeting schedules and agendas including the format and adequacy of information the directors receive and the effectiveness of the meeting process and presiding at meetings of the Board of Directors in the event of the Chairman of the Board’s unavailability. The Lead Director is also available to receive direct communications from stockholders through Board of Directors approved procedures and periodically, as the Board of Directors may decide, be asked to speak for the Company or perform other responsibilities. In January 2009, Mr. Womack was appointed as the Lead Director for a term to expire as of the date of the annual meeting of stockholders in 2010. Non-employee and independent directors regularly schedule executive sessions in which they meet without the presence of employee directors or management. The presiding director at such executive sessions is the Lead Director.

Stockholder Communications.  Interested parties may communicate with Mr. Womack as the Lead Director or any of the non-employee and independent directors by submitting a letter addressed to their individual attention or to the attention of non-employee directors c/o General Counsel at P.O. Box 1046, Dallas, Texas 75221.

Meetings of the Board of Directors.  During the fiscal year ended August 31, 2009, the entire Board of Directors met eight times, of which six were regularly scheduled meetings and two were special meetings. All directors attended at least seventy-five percent (75%) or more of the meetings of the Board of Directors and of the committees on which they served. We expect all directors and nominees to attend the annual meeting.

Non-Employee Directors Meetings.  All of the non-employee members of the Board of Directors, which includes all members of the Board of Directors other than Mr. McClean, held eight non-employee director meetings in connection with Board of Director meetings and one stand alone meeting in compliance with the listing requirements of the NYSE.

Audit Committee.  The Board of Directors has a standing Audit Committee which performs the activities more fully described in the Audit Committee Report on page 47. The members of the Audit Committee during fiscal year 2009 were Messrs. Adams, Guido, Neary, Smith, and Womack. Mr. Neary is Chairman of the Audit Committee. During the fiscal year ended August 31, 2009, the Audit Committee met nine times.

Compensation Committee.  The Board of Directors has a standing Compensation Committee that is responsible for the matters described in the Compensation Committee’s charter including, (i) annually reviewing and approving corporate goals and objectives relevant to the compensation of the CEO and the other executive officers, (ii) evaluating the performance of the CEO and the other executive officers in light of those goals and objectives and (iii) determining and approving the CEO’s compensation based on this evaluation as well as setting the compensation of the other executive officers following a review with the CEO of the CEO’s evaluation, recommendations and decisions as to the performance and compensation of the other executive officers. In addition, the Compensation Committee assists the Board of Directors in the discharge of its responsibilities relating to the establishment, administration and monitoring of fair and competitive compensation and benefits programs for our executive officers and other executives. Ms. Owen and Messrs. Feldman, Loewenberg, Neary, Massaro and Womack served as members of the Compensation Committee during fiscal year 2009. Mr. Womack is Chairman of the Compensation Committee. The Compensation Committee met seven times during the fiscal year ended August 31, 2009. Additional responsibilities of the Compensation Committee are (i) to assist the Board of Directors in the establishment, administration and monitoring of the CEO’s and other executive officers’ compensation and benefits programs, (ii) to make recommendations to the Board of Directors for employer contributions to our defined contribution plan, (iii) to review compensation policies, plans and reports related to compensation and benefit matters including the designation of eligible employees and establishment of performance periods and goals for one year and three-year performance periods commencing in fiscal year 2009 and certifying the extent to which performance goals for periods ended with fiscal year 2009 were achieved, (iv) to approve the issuance of restricted stock awards, restricted stock unit awards and grants of stock appreciation rights, (v) to conduct a Compensation Committee self-assessment, (vi) to review the Compensation Committee’s charter and (vii) to review the Compensation Committee Report and the Compensation Discussion and Analysis section included in each Proxy Statement. For a further discussion of the Compensation Committee’s role in executive officer compensation, the role of executive officers in determining or recommending the amount or form of executive compensation and the Compensation Committee’s use and engagement of independent third-party compensation consultants, please see the “Compensation Discussion and Analysis” section of this Proxy Statement. Pursuant to the Compensation Committee Charter, the Compensation Committee may delegate authority to a subcommittee consisting of at least two members of the Board of Directors.

Nominating and Corporate Governance Committee.  The Board of Directors has a standing Nominating and Corporate Governance Committee that is responsible for the matters described in the Nominating and Corporate Governance Committee’s charter including, (i) identifying and making recommendations as to individuals qualified to be nominated for election to the Board of Directors, (ii) reviewing management succession planning, including reviewing and considering candidates for executive officer succession, (iii) considering the structure of the Board of Directors and compensation of non-employee directors, (iv) considering our corporate governance guidelines, (v) considering committee and Board of Directors self-assessment processes and evaluations of management, and (vi) other corporate governance matters. During 2009, the Nominating and Corporate Governance Committee consisted of Ms. Owen and Messrs. Adams, Feldman, Guido, Loewenberg, Massaro, Neary, Smith and Womack. Mr. Massaro is Chairman of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee met five times during the fiscal year ended August 31, 2009. The Nominating and Corporate Governance Committee will consider persons recommended by stockholders for inclusion as nominees for election to our Board of Directors. Directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of stockholders. Director candidates must also have an inquisitive and objective perspective, practical wisdom and mature judgment. Dedication of sufficient time, energy and attention to insure diligent and effective performance of their duties is expected. Directors should be committed to serve on the Board of Directors for an extended period of time. In order for the Nominating and Corporate Governance Committee to consider persons recommended by stockholders for inclusion as nominees for election to our Board of Directors, stockholders should submit the names, biographical data and qualifications of such persons in writing in a timely manner addressed to the attention of the Nominating and Corporate Governance Committee and delivered to the Corporate Secretary of Commercial Metals Company at P.O. Box 1046, Dallas, Texas 75221.

IT Sub-Committee.  In April 2007, the Nominating and Corporate Governance Committee established a sub-committee (the “IT Sub-Committee”) to assist the Board of Directors’ oversight of a significant company-wide enterprise software implementation known as the Process Improvement Project (“PIP”). The IT Sub-Committee is chaired by Mr. Guido with Messrs. Massaro, Smith and Womack as members. During fiscal year 2009, the IT Sub-Committee met eleven times to review reports on PIP progress including the PIP scope, expense, staffing and scheduling of the implementation process.

SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires directors, executive officers and beneficial owners of more than ten percent (10%) of our common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock and any of our other equity securities. Based solely upon our review of the copies of such forms received by us or written representations that no other forms were required from reporting persons, we believe that all such reports were submitted on a timely basis during the fiscal year ended August 31, 2009, except for Mr. Smith who reported thirteen late filings from April 21, 2006 through April 17, 2009 reflecting thirteen unreported purchases resulting from a brokerage account automatic dividend reinvestment program and Mr. Guido who reported three late filings from January 24, 2008 through July 18, 2008 reflecting three unreported purchases resulting from a brokerage account automatic dividend reinvestment program for his spouse.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors has reviewed and discussed the following section of this Proxy Statement entitled “Compensation Discussion and Analysis” with management. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that this Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended August 31, 2009.

Robert R. Womack (Chairman)
Moses Feldman
Ralph E. Loewenberg
Anthony A. Massaro
Robert D. Neary
Dorothy G. Owen

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

We are primarily engaged in the manufacture, recycling, marketing and distribution of steel and metal products and related materials and services through a network of locations throughout the world. We employ over 13,000 employees and operate more than 250 locations throughout 14 countries. Effective at the beginning of our 2008 fiscal year, we realigned the management of our businesses into two operating divisions – CMC Americas and CMC International. We consider our business to be organized into five segments: Americas Recycling, Americas Mills, Americas Fabrication and Distribution, all operating as part of CMC Americas, with CMC International comprised of two segments, International Mills and International Fabrication and Distribution. On December 1, 2009, CMC Americas was realigned into three segments: Americas Recycling, Americas Mills and Americas Fabrication. On December 1, 2009, CMC International was realigned into two segments: International Mills and International Marketing & Distribution.

Our executive team members are the stewards of our competitive resources and decision making. In order to compete effectively in the industry, it is critical that we attract, retain, and sustain motivated leaders who can best position the Company to deliver financial and operational results that benefit our stockholders. We believe we have a strong, well-designed compensation program to achieve this objective.

What is the Role of the Compensation Committee in Establishing Our Compensation Principles?

The Compensation Committee of the Board of Directors (for purposes of this Compensation Discussion and Analysis section and related tables, the “Committee”) oversees the compensation and benefit programs of our executives. The Committee determines the compensation of the senior leadership group (our officers, key operating and senior staff executives) individually. The Committee is responsible for ensuring that our compensation policies and practices support the successful recruitment, development, and retention of the executive talent required by the Company to achieve our business objectives. The Committee is made up entirely of independent directors, consistent with the current listing requirements of the NYSE.

The executive compensation program is targeted to attract top-caliber, achievement-oriented executives. Our executive compensation philosophy is based on the premise that it is in the best interests of the stockholders for us to establish and maintain a competitive executive compensation program. Our base salary philosophy consists of maintaining competitive base salaries which we target at approximately the 40th percentile benchmarked against positions of similar responsibility within the Peer Group as defined below. Short and long-term variable compensation provides the opportunity, based on performance, to earn in excess of the Peer Group 75th percentile. A significant portion of potential executive compensation is “variable” based upon our financial performance, which we believe aligns executive performance goals with those of stockholders, and, thus, constitutes a larger percentage of an executive’s overall compensation opportunity. We will pay higher compensation when goals are exceeded and reduced compensation when goals are not met, taking into consideration individual ability to influence results.

To that end, the Committee has approved an executive compensation program that:

•	facilitates the attraction and retention of top-caliber talent;

•	aligns the interests of our executives with those of stockholders – in both the short and long-term; and

•	offers moderate base salaries and competitive employee benefits coupled with significant annual and long-term “variable” incentives dependent upon achieving superior financial performance of the Company and/or business units.

Within the objectives listed above, the Committee generally believes that best practices call for the performance metrics by which “variable” compensation is:

•	largely formulaic;

•	designed to compensate based upon both individual and Company performance;

•	established and communicated early in the performance period; and

•	designed generally to minimize subjective discretion.

In addition, the Committee strongly believes that a portion of our executive compensation program must remain purely discretionary. This approach provides the Committee with the flexibility to reward executives for successfully addressing challenges and opportunities not reasonably foreseeable at the beginning of a performance period, thereby encouraging executives to seek the best resolution for us. Discretionary compensation also allows the Committee (i) to evaluate and reward executive performance in areas such as employee development and training, and leadership and succession planning, (ii) to perform a qualitative assessment of the business and competitive conditions in which we operate, including whether we have been confronted with any significant or unexpected challenges during the fiscal year which were not contemplated when the incentive goals were set in place at the outset of the fiscal year, and (iii) to consider issues of internal equity and external benchmarking. Absent this flexibility, the Committee would not have adequate ability to modify executive compensation as a result of events not contemplated by a static incentive design.

Consistent with that belief, for fiscal year 2010, due to the unique economic circumstances of fiscal year 2009 and the beginning of fiscal year 2010, as described below under “Annual Cash Incentive Bonus,” the Committee made the “variable” cash compensation less formulaic and more subjective than in prior years.

How Does the Committee Operate?

Annually, the Committee reviews our executive compensation program in total and each program feature specifically. The review includes an analysis of market compensation practices and developments, external regulatory requirements, the competitive market for executive talent, the evolving culture and demands of the business, and our compensation philosophy. The Committee periodically adjusts the various compensation elements to best align the goals of our executives with those of stockholders as well as with the requirements of our business and regulatory environment.

Does the Committee or the Company Use External Compensation Advisors?

Since 2005, the Committee has engaged Ernst & Young LLP (“E&Y”) on an ongoing basis to consult on compensation matters. All work performed by E&Y with regard to our executive compensation program is tasked and overseen directly by the Committee. Our management works with E&Y, and occasionally other external advisors hired by management to ensure that the information, analysis, and recommendations given to the Committee provide a thorough and accurate basis for its decisions. In addition, we participate in and purchase various compensation surveys and studies which management uses to analyze compensation for employees other than the executives listed in the Summary Compensation Table on page 31. This information is also made available to the Committee. We believe that utilizing information from multiple external consulting firms and surveys ensures an objective and well-rounded view of executive compensation practices. Management has occasionally called upon the services of Mercer Management Consulting (“Mercer”) to assist management in making recommendations to the Committee and to assist the Committee and management in benchmarking compensation for executive positions when little or no publicly available data exists for comparable positions; however, Mercer did not provide any services to management regarding fiscal year 2009 and fiscal year 2010 compensation.

What is the Role of Management in Compensation Decisions?

We strongly believe that the best answer for aligning executive and stockholder interests is through an executive compensation program designed with input from management in an ongoing dialogue with the Committee and, as appropriate, the compensation advisors listed above regarding internal, external, cultural, business and motivational challenges and opportunities facing us and our executives. To that end, the executive team analyzes, with assistance from the compensation advisors, trends and recommends improvements to the compensation programs. Specifically, Mr. McClean, the Chairman of the Board, CEO and President, reviews with the Committee his recommendations (without any recommendation as to his own compensation) regarding base salary adjustment, annual bonus, long-term bonus and equity awards for his senior executive group (approximately 25-30 executives) to ensure alignment of stockholder interests and executive goals as well as reward for performance. No management recommendation is made with regard to any compensation for Mr. McClean. All final decisions regarding compensation for these employees which include the executives listed in the Summary Compensation Table on page 31 are made by the Committee.

As periodically invited by the Committee, the following have attended meetings or portions of meetings of the Committee in fiscal year 2009: Mr. McClean, Mr. Larson, Senior Vice President and CFO, Mr. Sudbury, Senior Vice President, Secretary and General Counsel, through August 31, 2009, James B. Alleman, Vice President of Human Resources, Ann J. Bruder, Deputy General Counsel and Assistant Corporate Secretary prior to August 31, 2009, and after August 31, 2009, Vice President, General Counsel and Corporate Secretary, and Mr. Devesh Sharma, Vice President of Business Development, as well as employees of the external compensation advisors listed above and, at the specific invitation of the Committee, other members of management are invited to present information that the Committee believes is pertinent to its effective decision making.

Who are the Participants in the Executive Compensation Programs?

The executive compensation program discussed herein applies to larger groups of executives than the five Named Executive Officers (as defined below) included in the Summary Compensation Table on page 31.

The various individuals and groups who participate in our executive compensation program are listed below.

Named Executive Officers (the “NEOs”) for fiscal year 2009 are:

•	Mr. McClean, Chairman of the Board, CEO and President

•	Mr. Rinn, Executive Vice President & President – CMC Americas Division

•	Mr. Zoellner, Executive Vice President & President – CMC International Division

•	Mr. Larson, Senior Vice President and CFO

•	Mr. Sudbury, Senior Vice President, Secretary and General Counsel through August 31, 2009 (1)

Senior Executives for fiscal year 2009 are:

•	Approximately 23 senior executives, including the NEOs

Senior Managers for fiscal year 2009 are:

•	All other business, branch, and staff unit managers – approximately 200 positions excluding Senior Executives

1 Mr. Sudbury retired from the Company as Senior Vice President, Secretary and General Counsel on August 31, 2009.

How is the Competitiveness of our Compensation Program Established?

Our executive compensation program is designed so that total short-term and long-term compensation is competitive with comparable positions at comparable companies which have achieved comparable results. Annually, with regard to NEOs, the Committee selects what it considers to be the most comparable companies with emphasis on their industry focus, size, scope, and complexity of operations. Compensation at this selected group of companies (the “Peer Group”) is used as a benchmark against which our compensation practices for NEOs and all Senior Executives are tested. The Peer Group does not vary significantly one year to the next to ensure a stable basis of comparison. The Committee selected the following companies to comprise the Peer Group used for evaluation of compensation attributable to fiscal year 2009 and fiscal year 2010:

•	AK Steel Holding Corporation

•	Allegheny Technologies Incorporated

•	Gerdau Ameristeel Corporation

•	Mueller Industries, Inc.

•	Nucor Corporation

•	Reliance Steel & Aluminum Co.

•	Schnitzer Steel Industries, Inc.

•	Steel Dynamics, Inc.

•	The Timken Company

•	United States Steel Corporation

•	Worthington Industries

How did the Overall Compensation Practices Function Based on the Unusual Economic Environment of Fiscal Year 2009 and 2010?

In light of the unusual economic environment for fiscal year 2009 and 2010, the following actions were taken:

•	the NEOs voluntarily reduced their base salaries by 10% effective January 1, 2009;

•	there were no Annual Cash Incentive Bonus (as defined below) payments or Long-Term Cash Incentive (as defined below) payments to the NEOs for fiscal year 2009;

•	the NEOs received performance based restricted stock units with vesting being based on our future stock price and on our ranking as compared to the Peer Group (as defined below) on total stockholder return;

•	the Senior Executives, other than the NEOs, each voluntarily elected to reduce their base salaries by 5% effective October 1, 2009, until such time as business has significantly recovered; and

•	for fiscal year 2010, the Committee made the “variable” cash compensation less formulaic and more qualitative than in prior years as described below under “Annual Cash Incentive Bonus” by providing the Committee with more discretion in determining whether to make certain payments and providing more qualitative key performance indicators for the Committee to consider.

What are the Components and Objectives of Short and Long-Term Compensation?

Compensation Mix

In accordance with our overall compensation philosophy and program, executives are provided with a mix of base salary, employee benefits, short-term incentives, long-term incentives, and health and welfare benefits. Our compensation philosophy also places a greater portion of the potential compensation for each Senior Executive as “variable” compensation. The concept of compensation placed as “variable” is applied to the compensation structure for most of our employees, but it is reflected in greater proportion in the NEO compensation. Similar to the Senior Executives, including the NEOs, most employees are eligible to earn a performance-based bonus that is potentially significant and material in relation to their base salary. The table on the following pages displays the overall mix of compensation and the objectives for each component:

PROGRAM	DESCRIPTION	PARTICIPANTS	OBJECTIVES
ANNUAL COMPENSATION:
Base Salary	• Annual Cash Compensation	• All salaried employees	• Retention. • Recognition of individual performance.

Annual Cash Incentive Bonus: annual bonuses under the Commercial Metals Company 2006 Cash Incentive Plan*(the “Cash Incentive Plan”) and pursuant to qualitative factors
• Bonus plan based on performance periods set by the Committee typically utilizing formula-driven target awards based upon performance goals.
• Bonus payout for formulaic bonus features may be reduced below (but not increased above) formula results at the discretion of the Committee.
• At the beginning of fiscal year 2010, the Committee determined qualitative factors applicable to the non-formulaic portion of the fiscal year 2010 bonus calculation.
		• Senior Executives	• Focus executives on achieving pre-established performance goals such as return on invested capital or net assets, operating profit, net earnings or working capital reduction, (etc).

Annual Discretionary Incentive
• Cash bonuses awarded at the discretion of the Committee. The Committee may consider any circumstances it deems appropriate, such as those not contemplated when performance goals were established under the Cash Incentive Plan including evaluation of individual performance utilizing any criteria as the Committee considers appropriate.
• Senior Executives, Senior Managers and certain exempt and non-exempt employees. Employees included in this plan are excluded from the Performance and Productivity Bonus.	• Provides the Committee with flexibility to reward individual performance not contemplated in formulaic metrics.
• Focus named employees on performance.
• Reviewed annually for individual contribution in context of Company performance – and internal equity and external benchmarking.

Performance and Productivity Bonus	• Established annually by management based on various criteria including fiscal year productivity and profitability at individual operating units.	• Most employees not included in the “Annual Discretionary Incentive.” Employees included in this plan are excluded from the “Annual Discretionary Incentive.”	• Focus non-executive employees on job and Company performance and productivity.

 *     Denotes plan approved by stockholders

PROGRAM	DESCRIPTION	PARTICIPANTS	OBJECTIVES
LONG-TERM COMPENSATION
Equity Awards under the 2006 Equity Plan*	• Discretionary equity awards which may include Stock Appreciation Rights, Restricted Stock, Stock Options or other forms of equity-based incentives.	• Senior Executives, Senior Managers and employees designated by the Committee	• Drives long-term Company financial performance and focus on long-term success. • Retention. • Employee alignment with stockholders via stock ownership.

Long-Term Bonus under the Cash Incentive Plan*	• A cash incentive using a multi year performance period, currently based on average growth in EBITDA over a three-year period per targets set by the Committee.	• Senior Executives and Senior Managers and employees designated by the Committee	• Focus on corporate/stockholder values. • Focus on increasing long-term earnings.

RETIREMENT PROGRAMS
Profit Sharing and 401(k) Plan
• ERISA qualified defined contribution plan that allows most U.S. employees to elect pre-tax deferrals, receive a discretionary Company match on a portion of elective deferrals and participate in discretionary Company contributions subject to IRS limits.
		• Most U.S. employees beginning the first of the month following thirty days of employment for deferral and Company matching eligibility; one year of service required for profit sharing eligibility	• Attract qualified employees. • Retention. • Provide vehicle for retirement.

Benefit Restoration Plan	• A non-qualified plan designed to restore the benefits that would otherwise have been received by an eligible employee under the Profit Sharing and 401(k) Plan but for the applicable IRS limits.	• Employees designated by the Committee	• Attract qualified employees. • Retention. • Provide vehicle for retirement.

Discretionary Pension Plan	• A pension retirement plan in those countries where neither the Profit Sharing and 401(k) Plan nor the Benefit Restoration Plan is applicable.	• Senior Executives and Senior Managers in non-U.S. locations	• Attract qualified employees • Retention. • Provide vehicle for retirement.

OTHER EXECUTIVE BENEFITS
Perquisites and Executive Benefits	• Company provided automobiles and related insurance and maintenance.	• Senior Executives • Certain Senior Managers • Based on business needs	• Attract qualified employees. • Retention.

Other Benefits	• Medical, dental, vision, life insurance, short and long-term disability, employee assistance program, Employee Stock Purchase Plan*, and other welfare benefits.	• All employees	• Attract qualified employees. • Retention.

Base Salary

We pay an annual base salary to each of our NEOs in order to provide them with a fixed rate of cash compensation that is “non-variable” during the fiscal year. The Committee establishes a base salary for our NEOs based upon a number of factors, including the underlying scope of their responsibilities, their individual performance, their experience, internal equity, competitive market compensation and retention concerns.

The base salary target of the 40th percentile is only an approximate target, given that many factors impact whether the Company, or an individual executive, is positioned precisely at the 40th percentile of the market within the Peer Group. The Committee strives to maintain salaries at a level that will attract top talent, but with a significant portion of an executive’s total compensation based on our success.

Upon an evaluation of a material change in an executive’s responsibilities during a fiscal year, the Committee may increase or decrease an executive’s compensation accordingly.

For fiscal year 2009, Mr. McClean’s minimum base salary was increased from $600,000 to $700,000, (later voluntarily reduced by 10% to $630,000 by Mr. McClean effective January 1, 2009), effective as of the beginning of fiscal year 2009, following his election as Chairman of the Board and after comparing Mr. McClean’s base salary to other executives in the Peer Group who are Chairman of the Board, CEO and President.

For fiscal year 2009, the base salaries for Messrs. Larson and Sudbury were increased from $350,000 each to $390,000 and $375,000, respectively (later voluntarily reduced by 10% to $351,000 and $337,000 respectively, effective January 1, 2009). On May 28, 2009, we entered into a Retirement and Consulting Agreement with Mr. Sudbury in connection with his upcoming retirement on August 31, 2009. See “Termination of Employment Contracts and Change in Control Agreements” regarding the Retirement and Consulting Agreement.

After reviewing the compensation of Messrs. Zoellner and Rinn in total, the Committee determined in August 2008 to increase their base salaries for fiscal year 2009, effective as of the beginning of fiscal year 2009, from $415,000 to $488,000 and $430,000, respectively (later voluntarily reduced by 10% to $439,000 and $387,000, respectively, effective January 1, 2009). Mr. Zoellner is the President of our International Division and a resident of Switzerland. His salary is set at the beginning of each fiscal year in Swiss Francs as approved by the Committee. His Swiss Francs salary remains constant until the following fiscal year when it is evaluated and reviewed for internal equity and external market appropriateness, re-set in Swiss Francs, and converted to U.S. Dollars at the average exchange rate for the prior twelve months.

While the base salaries were increased for our NEOs for fiscal year 2009 as discussed above, in response to the unique and uncertain economic climate, all of our NEOs voluntarily reduced their base salaries by 10% effective January 1, 2009. Our NEOs volunteered these reductions to help us maintain our focus on strength and remaining competitive during challenging market conditions. On October 1, 2009, the remaining Senior Executives voluntarily reduced their base salaries by 5%. At this time, neither we nor the Senior Executives have determined a date on which their base salaries will be returned to the previous levels. Using the criteria discussed above, during the annual review of executive salaries for the 2010 fiscal year in conjunction with a review of the results of fiscal year 2009, the Committee decided to hold the remaining NEO salaries at the levels set for fiscal year 2009.

Annual Cash Incentive Bonus

At the 2007 annual meeting of stockholders, our stockholders approved the Commercial Metals Company 2006 Cash Incentive Plan (the “Cash Incentive Plan”), the purpose of which is to advance the interests of the Company and our stockholders by:

•	providing those employees designated by the Committee, which may include NEOs, Senior Executives, Senior Managers and other employees, incentive compensation tied to stockholder goals for Company and individual performance;

•	identifying and rewarding superior performance;

•	providing competitive compensation to attract, motivate, and maintain outstanding employees who achieve superior financial performance for us; and

•	fostering accountability and teamwork throughout the Company.

In accordance with the terms of the Cash Incentive Plan, the Committee establishes appropriate annual or longer term performance periods, designates those executives eligible to participate, sets the level of potential awards and determines the financial or other performance measures which, if attained, result in payment of awards (the “performance goals”). Management may periodically make recommendations as to these matters but the Committee makes all decisions for implementation of the Cash Incentive Plan. In establishing performance goals, the Committee reviews both our past and forecasted performance levels applicable to those executives with overall Company responsibilities and, with respect to Messrs. Rinn and Zoellner, each business unit for which they are responsible. The Committee then exercises its judgment to establish levels of performance needed to achieve targets in the context of the overall industry conditions and projected general economic conditions.

The Committee has elected to establish both an annual and a long-term performance period (discussed below under “Long-Term Cash Incentive”) under the Cash Incentive Plan. The performance period for the annual bonus (the “Annual Cash Incentive Bonus”) is our fiscal year. The Annual Cash Incentive Bonus is designed to focus our executives on short-term return and operating profit goals. The performance period for the long-term performance incentive (the “Long-Term Cash Incentive”) is designed to focus our executives on long-term EBITDA growth. The two goals in concert, we believe, help ensure that executives are focused on fully leveraging our assets, maximizing operational efficiencies and seeking profitable growth opportunities.

For the performance period fiscal year 2009, the Senior Executives, including the NEOs, were designated by the Committee as participants eligible to receive an Annual Cash Incentive Bonus. For each participating NEO, the Committee established written performance goals for the Company, business unit or a combination of each and assigned an appropriate weighting to each goal. For the designated NEOs, except Messrs. Rinn and Zoellner, overall Company performance goals (weighted equally) composed one hundred percent (100%) of the measurement matrix for awards during the fiscal year 2009 performance period. For Messrs. Rinn and Zoellner, overall Company performance goals (weighted equally) composed fifty percent (50%) and their respective business unit performance goals (weighted equally) composed fifty percent (50%) of the measurement matrix for their awards. Mr. Rinn’s business unit goals were for the Americas Division. Mr. Zoellner’s business unit goals were for the International Division. The Annual Cash Incentive Bonus payout opportunities set for threshold, target and maximum performance and established as a percentage of each participating NEOs base salary, applicable to the fiscal year 2009 performance period are shown in the following table:

2009 Annual Cash Incentive Bonus Opportunity
Expressed as a Percentage of Base Salary at Beginning of Fiscal Year 2009

Name	Threshold	Target(1)	Maximum

Murray R. McClean	50%	100%	300%
Russell B. Rinn	37.5%	75%	210%
Hanns K. Zoellner	37.5%	75%	210%
William B. Larson	35%	75%	195%
David M. Sudbury	35%	75%	195%

(1)	Target incentive is designed to achieve, when combined with base salary and target Long-Term Cash Incentive, approximately the 50th percentile, or slightly higher, of Peer Group comparable position annual cash compensation.

The fiscal year 2009 performance period goals for threshold, target and maximum of the Company and business unit components established for the Annual Cash Incentive Bonus are listed in the following three tables. Threshold is the minimum performance required to obtain the minimum annual incentive amount. Target is the expected performance level of the executive, and maximum is exceptional performance. Beginning in the third fiscal quarter of fiscal year 2008, we began to prepare our annual Business Plan (the “Plan”). The Plan was finalized and approved by the Board of Directors at the beginning of fiscal year 2009. When setting the financial performance levels for the Annual Cash Incentive Bonus in November 2008, the Committee took into consideration the market conditions in existence at that time and their negative impact compared to assumptions made months earlier which had been incorporated into the Plan. In addition to performance grants based on ROIC, FIFO Net Earnings, RONA and Operating Profit, the Committee decided to also emphasize improved use of and reduction in working capital by adopting AWCD as a performance goal with a significant weight for fiscal year 2009 cash incentives. When referenced in the following tables, ROIC, FIFO Net Earnings, RONA, Operating Profit, and AWCD have the following meanings:

•	Return on Invested Capital or “ROIC” means last in, first out (“LIFO”) net earnings before interest expense divided by the sum of commercial paper, notes payable, current maturities of long-term debt, debt and stockholders equity.

•	FIFO Net Earnings means net earnings calculated using the first in, first out inventory costing principle for all inventories.

•	Return on Net Assets or “RONA” means for the Company or applicable business unit, the percentage obtained by dividing Operating Profit by the value of average net assets, determined by using the first in, first out (“FIFO”) method of inventory valuation.

•	Operating Profit means FIFO Net Earnings for the Company or applicable business unit, before income taxes, interest (both internal and external) and program/discount fees and expenses.

•	Adjusted Working Capital Days or “AWCD” means (i) our, or if appropriate, the applicable Business Unit’s trade accounts receivable (gross without consideration of the allowance for doubtful accounts, accounts receivable sale programs, or accounts receivable securitizations) plus (ii) FIFO inventories plus (iii) supplier advances less (iv) its accounts payable trade, including those classified under documentary letters of credit plus advanced billing, calculated as of the last day of each calendar month based on the trailing ninety (90) day average sales and averaged over the thirteen (13) month period beginning with August 2008 and ending with August 2009 (for fiscal year 2009).

2009 Company Performance Matrix
Applicable to 100% of Messrs. McClean’s, Larson’s and Sudbury’s Annual Cash Incentive Bonus
and 50% of Messrs. Rinn’s and Zoellner’s Annual Cash Incentive Bonus

Commercial Metals Company	Weighting	Threshold	Target	Maximum
AWCD	25%	67.2 days	59.1 days	52.9 days

LIFO ROIC	25%	12%	14%	16%

FIFO Net Earnings	50%	$230,000,000	$280,000,000	$330,000,000

2009 Business Unit Performance Matrix Applicable to 50% of Mr. Rinn’s Annual Cash Incentive Bonus
Business Unit Performance Goal	Weighting	Threshold	Target	Maximum
Americas Division

AWCD	50%	68.9 days	60.6 days	54.2 days

RONA	25%	15%	20%	25%

Operating Profit	25%	$300,000,000	$400,000,000	$500,000,000

2009 Business Unit Performance Matrix Applicable to 50% of Mr. Zoellner’s Annual Cash Incentive Bonus
Business Unit Performance Goal	Weighting	Threshold	Target	Maximum
International Division

AWCD	50%	48.4 days	45 days	40 days

RONA	25%	15%	20%	22%

Operating Profit	25%	$120,000,000	$160,000,000	$200,000,000

Our overall performance in fiscal year 2009, measured in terms of net earnings, was profitable for the year; however, none of the threshold goals were met for fiscal year 2009, therefore no fiscal year 2009 Annual Cash Incentive Bonus payments were awarded to NEOs pursuant to the Cash Incentive Plan.

Each executive’s opportunity for the Annual Cash Incentive Bonus for the fiscal year 2009 performance period was reviewed after review of the audited financial statements for that period, presentation of recommendations by the Committee’s compensation consultants, as well as a report by management calculating the extent of achievement of the applicable performance goals and certification of the award amounts by the Committee pursuant to the terms of the Cash Incentive Plan. All payments under the Cash Incentive Plan, including the Annual Cash Incentive Bonuses, are subject to reduction (but not increase) by the Committee in its sole discretion.

The Committee reviews our performance goal metrics annually to ensure that the metrics selected are those most likely to improve our overall value over the fiscal year. To that end, the Committee has reviewed and established performance goals for each of the twenty-three (23) Senior Executives, including the NEOs but excluding Mr. Sudbury, participating in the Annual Cash Incentive Bonus for the fiscal year 2010 performance period.

The Annual Cash Incentive Bonus payout opportunities set for threshold, target, and maximum performance and established as a percentage of each participating NEO’s base salary for the fiscal year 2010 performance period are shown in the following table:

2010 Annual Cash Incentive Bonus Opportunity
Expressed as a Percentage of Base Salary at Beginning of Fiscal Year 2010

Name	Threshold	Target(1)	Maximum

Murray R. McClean	50%	100%	300%
Russell B. Rinn	37.5%	75%	210%
Hanns K. Zoellner	37.5%	75%	210%
William B. Larson	35%	75%	195%

(1)	Target Incentive Bonus Opportunity is designed to achieve, when combined with base salary and target Long-Term Cash Incentive, approximately the 50th percentile, or slightly higher, of Peer Group comparable position annual cash compensation.

The 2010 performance goals are based on overall Company performance, business unit performance or a combination of each. For Messrs. McClean and Larson, overall Company FIFO ROE (defined below) composes one hundred percent (100%) of the performance goal for awards for the fiscal year 2010 performance period. For Messrs. Rinn and Zoellner, overall Company FIFO ROE composes fifty percent (50%) and their respective business unit RONA composes fifty percent (50%) of the measurement matrix for their performance awards. First In First Out Return On Equity or “FIFO ROE” means for the Company the percentage obtained by dividing net earnings calculated using the first in, first out inventory costing principle for all inventories by the average of the beginning of the fiscal year and end of the fiscal year balances of total stockholders’ equity, with each of the beginning and ending total stockholders’ equity balances calculated utilizing the first in, first out inventory costing principle for all inventories.

The fiscal year 2010 performance goals of the Company and business unit components established for the 2010 Annual Cash Incentive Bonus are listed in the following three tables.

These performance targets do not correspond to any financial guidance that we have provided or may provide for future periods and should not be considered as statements of our expectations or estimates of results. We specifically caution investors not to apply these statements to other contexts.

With regard to fiscal year 2010 performance goals, threshold is the minimum performance required to obtain the minimum annual incentive amount. With regard to fiscal year 2010 performance goals, target is the expected performance level of the executive. In response to the unique and uncertain economic climate, the Committee modified our Annual Cash Incentive Bonus for fiscal year 2010 to retain flexibility to make additional payments based on a combination of the following qualitative factors with the amount of any such payments being determined in the first quarter of fiscal 2011 by the Committee in its sole discretion: general profitability, returns and working capital improvements, return improvement projects, profitability projects, cost reduction projects, and other performance objectives to include safety and succession planning. In setting the 2010 Annual Cash Incentive Bonus, the Committee took into consideration our business plan approved in October 2009 and the continued volatility in the markets in which we operate and set the minimum FIFO ROE (and RONA based off of the FIFO ROE) required to make the threshold payments under the formulaic portion of the Annual Cash Incentive Bonus and the target FIFO ROE (and RONA based off of the FIFO ROE) required to make the target payments under the formulaic portion of the Annual Cash Incentive Bonus.

With regard to fiscal year 2010 performance goals, the amount of each executive’s Annual Cash Incentive Bonus for the fiscal year 2010 performance period will be calculated based on information derived from our fiscal year-end audited financial statements. With regard to fiscal year 2010 performance goals, all Annual Cash Incentive Bonus amounts are subject to reduction (but not increase) by the Committee in its discretion.

Messrs. McClean’s and Larson’s 2010 Annual Cash Incentive Bonus Performance Goals

Commercial Metals Company	Weighting	Threshold	Target
FIFO ROE	100%	3%	5%

Mr. Rinn’s 2010 Annual Cash Incentive Bonus Performance Goals

Commercial Metals Company	Weighting	Threshold	Target
FIFO ROE	50%	3%	5%

Business Unit Performance Goal	Weighting	Threshold	Target
Americas Division

RONA	50%	12.9%	15.2%

Mr. Zoellner’s 2010 Annual Cash Incentive Bonus Performance Goals

Commercial Metals Company	Weighting	Threshold	Target
FIFO ROE	50%	3%	5%

Business Unit Performance Goal	Weighting	Threshold	Target
International Division

RONA	50%	10.2%	11.7%

Aside from whether the target level for the 2010 Annual Cash Incentive Bonus is reached for a NEO, the NEO may be eligible to receive additional 2010 Annual Cash Incentive Bonus payments if the Committee determines to make such additional payment based on the qualitative factors set forth above. For each NEO, such additional payment is limited to the difference between the target bonus opportunity and the maximum bonus opportunity expressed as a percentage of base salary as set forth above. Any 2010 Annual Cash Incentive Bonus based on the qualitative factors is separate from the Cash Incentive Plan.

How and Why are Discretionary Bonuses Awarded To Executives?

Separate from, and in addition to the Annual Cash Incentive Bonus, the Committee may, in its discretion, approve an additional discretionary cash award to employees, including the NEOs (the “Annual Discretionary Incentive”). This Annual Discretionary Incentive is generally established as a percentage of the executive’s base salary, but the method of calculation of all Annual Discretionary Incentive awards is solely at the discretion of the Committee. The Committee believes that it is important to maintain discretionary authority over a portion of our executives’ annual cash incentives in order to respond to circumstances unforeseen at the beginning of the fiscal year when metrics and qualitative factors are established. At the end of each fiscal year the Committee determines whether any discretionary awards are deemed warranted, and, if so, the amount of the Annual Discretionary Incentive to be granted. Each discretionary cash award is based on the Committee’s evaluation of the individual’s overall job performance including (i) progress toward non-financial or less objective goals such as employee development, training and leadership and succession planning, (ii) a qualitative assessment of the business and competitive conditions in which we operate, including whether we have been confronted with any significant and unexpected challenges during the fiscal year which were not contemplated when the incentive goals and qualitative factors were set in place at the outset of the fiscal year, and (iii) issues of internal equity and external benchmarking. There were no fiscal year 2009 Annual Discretionary Incentive awards for the NEOs.

Long-Term Cash Incentive

As discussed above under Annual Cash Incentive Bonus, the Committee has elected to establish both annual and longer term performance periods under the Cash Incentive Plan. In accordance with the objectives of the Cash Incentive Plan, we provide Senior Executives, including participating NEOs, the opportunity for cash payments (“Long-Term Cash Incentive”) contingent on the attainment of multi-year performance goals. Through fiscal year

2009, at the beginning of each three-year performance period, the Committee established performance goals and set threshold, target and maximum achievement levels for award opportunities for each participant expressed as a percentage of that participant’s base salary in effect at the beginning of the period. Results are measured over the ensuing three-year period. Participants are paid cash awards following the end of each three-year period only if we achieve the performance goals. A minimum level (threshold) is established below which no payment will be made to any participant as well as a target and maximum award payment for each participant.

During each of the performance periods consisting of fiscal years 2007 through 2009, 2008 through 2010 and 2009 through 2011, growth in net earnings before interest (including accounts receivable securitization program expense), taxes, depreciation, amortization and accrual for Long-Term Cash Incentives, which we call EBITDA, was used as the sole performance goal. For the three-year period of fiscal years 2007 through 2009, a continuation of our then record 2006 EBITDA multiplied by three (the “Threshold LTI-EBITDA”) had been established as the minimum hurdle to reach a threshold Long-Term Cash Incentive payment. For the three-year periods of fiscal years 2008 through 2010 and 2009 through 2011, the minimum hurdle to reach a threshold Long-Term Cash Incentive payment was increased to be a continuation of our new record 2007 EBITDA multiplied by three. Increases to the Threshold LTI-EBITDA have been required over each three-year performance period to attain target and maximum payments. In order to attain the target payments, we must increase the Threshold LTI-EBITDA by 6%. In order to attain the maximum payments, we must increase the Threshold LTI-EBITDA by 8%. Through fiscal year 2009, the Committee considered only Company results (rather than individual business unit results or individual performance) in establishing this performance goal for the Long-Term Cash Incentive.

Through fiscal year 2009, the Committee considered the establishment of high, yet attainable, results over a three-year performance period to be a significant factor in balancing short-term and longer term cash incentives as part of the executive compensation program. The Committee believed the use of growth in Long Term Incentive EBITDA (“LTI-EBITDA”) over a three-year period as a performance goal focused our participating executives on activities that cause us to generate earnings growth, a key factor in increasing stockholder value. Acting in concert, the Annual Cash Incentive Bonus, the Annual Discretionary Incentive, and the Long-Term Cash Incentive provide balanced cash incentives that reward executive focus on delivering short-term results and on continuing long-term growth.

At the end of each three-year performance period, the Committee reviews a report derived from our audited financial statements as to the level of achievement of the performance goal for the period, approves the calculations of the awards based on achievement of the previously established threshold, target and maximum award levels and authorizes payment of the awards to those executives that were designated as participants at the beginning of the three-year performance period. Additionally, through fiscal year 2009, the Committee approved the group of Senior Executives (including the participating NEOs) and Senior Managers who are designated to participate in the three-year performance period then beginning as well as establishing the applicable LTI-EBITDA performance goal for the period as described above.

The following tables describe the payout opportunity set for threshold, target and maximum performance (expressed as a percentage of base salary at the beginning of each respective three-year period) for the performance period ended in 2009 and each of the periods ending in 2010 and 2011. When serving as Senior Vice President, Secretary and General Counsel, Mr. Sudbury was designated a participant in the performance periods ending in 2009, 2010, and 2011. However, his participation ceased with his retirement on August 31, 2009. Since the Threshold LTI-EBITDA level was not met for fiscal year period 2007-2009, there were no Long-Term Cash Incentive payments attributable to the three-year performance period ended August 31, 2009.

Fiscal Year 2007 through 2009 Long-Term Cash Incentive Opportunity
Expressed as a Percentage of Base Salary at Beginning of Fiscal Year 2007

	Threshold LTI-EBITDA	Target(1) LTI-EBITDA	Maximum LTI-EBITDA
Name	$670,830,000	$711,079,800	$724,496,400
Murray R. McClean	40%	80%	120%
Russell B. Rinn	30%	60%	90%
Hanns K. Zoellner	30%	60%	90%
William B. Larson	30%	60%	90%
David M. Sudbury	30%	60%	90%

These performance targets for the following performance periods not yet ended do not correspond to any financial guidance that we have provided or may provide for future periods and should not be considered as statements of our expectations or estimates of results. We specifically caution investors not to apply these statements to other contexts.

Fiscal Year 2008 through 2010 Long-Term Cash Incentive Opportunity
Expressed as a Percentage of Base Salary at Beginning of Fiscal Year 2008

	Threshold LTI-EBITDA	Target(1) LTI-EBITDA	Maximum LTI-EBITDA
Name	$691,629,000	$733,126,740	$746,959,320
Murray R. McClean	40%	80%	120%
Russell B. Rinn	35%	70%	105%
Hanns K. Zoellner	35%	70%	105%
William B. Larson	30%	60%	90%
David M. Sudbury(2)	N/A	N/A	N/A

Fiscal Year 2009 through 2011 Long-Term Cash Incentive Opportunity
Expressed as a Percentage of Base Salary at Beginning of Fiscal Year 2009

	Threshold LTI-EBITDA	Target(1) LTI-EBITDA	Maximum LTI-EBITDA
Name	$691,629,000	$733,126,740	$746,959,320
Murray R. McClean	40%	80%	120%
Russell B. Rinn	35%	70%	105%
Hanns K. Zoellner	35%	70%	105%
William B. Larson	30%	60%	90%
David M. Sudbury(2)	N/A	N/A	N/A

(1)	Target Long-Term Cash Incentive is designed to achieve, when combined with base salary and the target Annual Cash Incentive Bonus, approximately the 50th percentile, or slightly higher, of Peer Group comparable position annual cash compensation.

(2)	Upon Mr. Sudbury’s retirement from the Company as Senior Vice President, Secretary and General Counsel on August 31, 2009, Mr. Sudbury ceased participation in this program.

In response to the unusual economic climate, the Committee modified the Long-Term Cash Incentive for fiscal years 2010 through 2012 such that we must achieve EBITDA of $810,000,000 for fiscal year 2012, with the target level EBITDA being $858,000,000 and the maximum EBITDA level being $875,000,000 for any Long-Term Cash Incentive to be paid at the end of fiscal year 2012. This is a change from prior years where the threshold level was set as a continuation of our then record EBITDA. No minimum EBITDA targets are set, required or will be calculated for fiscal year 2010 or fiscal year 2011. The Committee, after consultation with management and E&Y, established these targets in order to align management incentives with stockholder goals in this unusual economic climate.

These EBITDA targets do not correspond to any financial guidance that we have provided or may provide for future periods and should not be considered as statements of our expectations or estimates of results. We specifically caution investors not to apply these statements to other contexts.

At the end of fiscal year 2012, the Committee will review a report derived from our audited financial statements as to the level of achievement of the performance goal for fiscal year 2012, approve the calculations of the awards based on achievement of the previously established threshold, target and maximum EBITDA levels and authorize payment of the awards to those executives that were designated as participants at the beginning of fiscal year 2010.

The following table describes the payout opportunity set for threshold, target and maximum performance (expressed as a percentage of base salary at the beginning of fiscal year 2010) for fiscal year 2012.

Fiscal Year 2012 Long-Term Cash Incentive Opportunity
Expressed as a Percentage of Base Salary at Beginning of Fiscal Year 2010

	Threshold LTI-EBITDA	Target(1) LTI-EBITDA	Maximum LTI-EBITDA
Name	$810,000,000	$858,000,000	$875,000,000
Murray R. McClean	40%	80%	120%
Russell B. Rinn	35%	70%	105%
Hanns K. Zoellner	35%	70%	105%
William B. Larson	30%	60%	90%

(1)	Target Long-Term Cash Incentive is designed to achieve, when combined with base salary and the target Annual Cash Incentive Bonus, approximately the 50th percentile, or slightly higher, of Peer Group comparable position annual cash compensation.

How Does Equity Based Compensation Operate as a Component of Overall Compensation?

Equity based compensation along with cash incentive compensation is used to afford the executive the opportunity, when achieving maximum performance, to reach the upper quartile or better of Peer Group comparable position compensation.

Commercial Metals Company 2006 Long-Term Equity Incentive Plan (the “2006 Equity Plan”)

In January of 2007, the stockholders approved the 2006 Equity Plan, the purpose of which is to attract and retain the services of key management and employees of the Company and our subsidiaries and to provide such persons with a proprietary interest in the Company through the granting of equity incentives which, as determined by the Committee, may include incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, and other awards, whether granted singly, or in combination, or in tandem, that we believe will:

•	incent participants to achieve superior financial performance for us;

•	incent executives to increase stockholder value equal to or in excess of the average steel industry performance; and

•	provide a retention tool for us.

Grants Pursuant to the 2006 Equity Plan

In accordance with the 2006 Equity Plan, the Committee approves annual equity awards. The grant date is either the same date as the Committee approves the grant or a specifically designated future date established by the Committee when it acts. The Committee does not grant equity compensation awards or options in anticipation of the release of material non-public information and we do not time the release of such information based on equity award grant dates. The grant price for all equity awards which have grant prices under the 2006 Equity Plan is the fair market value as defined in the 2006 Equity Plan, which is the closing sales price per share of our common stock on the NYSE Consolidated Tape on the date of the award or in the absence of reported sales on such day, the most recent previous day for which sales were reported. The Committee has never approved an option or other equity award with a grant price different from the fair market value as defined under the applicable plan on the date of grant.

The Committee has established guidelines for its use in determining the number of equity-based shares to grant to our executives. The Committee determined that equity awards should, in part, be granted with an eye toward superior Company performance relative to the Peer Group, and determined that more equity-based awards should be granted in fiscal years where our total stockholder return ranked higher amongst the Peer Group, and fewer or no equity-based awards in fiscal years where we ranked lower. While the Committee also considers each executive’s individual performance, internal equity and external equity when granting equity based awards, it believes that the tenet of “variable” compensation should also apply to equity grants.

Our three-year retrospective total stockholder return for calendar years 2006-2008 was below the 40th percentile of our Peer Group. Therefore, the return to stockholders as measured by the guidelines did not result in equity grants to the NEOs. However, the Committee felt it was critical to maintain the alignment between management and stockholders and focus on our long-term success given the current economic conditions and the changes occurring in the steel industry.

With that in mind, the Committee determined that it was appropriate to make grants to select key employees in order to maintain an alignment with the stockholders, drive Company performance as well as stock price, and to encourage employee retention. Forty-four employees were identified by management and recommended to the Committee as critical to our future success. On May 19, 2009, these forty-four employees, which included all of the NEOs except Mr. Sudbury, received an aggregate of 403,000 performance based restricted stock units (“PSU”).

Upon vesting, each PSU results in the applicable NEO receiving one share of our common stock. Although prior equity awards had been granted using a three-year look-back approach in which total stockholder return was measured over the prior three years preceding the grant date, the Committee felt it was critical for management to focus on future performance. Therefore, the PSUs vest upon the following: (i) for twenty (20) consecutive trading days between May 19, 2009 – May 19, 2012, the closing price of our common stock is at least $30.00 per share and we rank at or greater than the 50th percentile on a total stockholder return basis as compared to our Peer Group, with the total stockholder return being based on the average of the closing prices for the month of December 2008 versus the average of the closing prices for the month of December 2011; or (ii) for twenty (20) consecutive trading days between May 19, 2009 – May 19, 2012, the closing price of our common stock is at least $24.00 per share and we rank at or greater than the 80th percentile on a total stockholder return basis as compared to our Peer Group with the total stockholder return being based on the average of the closing prices for the month of December 2008 versus the average of the closing prices for the month of December 2011. If between May 19, 2009 and December 31, 2011, any member of the Peer Group ceases to be a public company with common stock listed for trading, that company shall not be considered a member of the Peer Group for the purpose of determining the vesting of the PSUs. If between May 19, 2009 and December 31, 2011, more than twenty-five percent (25%) of the original Peer Group ceases to be public companies with common stock listed for trading, the Committee has the right to add additional companies to the Peer Group for the purpose of determining the vesting of the PSUs. The NEO must be employed by us on the date of vesting for the NEO to receive the shares of common stock.

The Committee believes this forward-looking approach is appropriate given today’s economic environment and that the prospective nature is directly aligned with creating value for stockholders while encouraging the performance and retention of the key management necessary to our success.

The Committee believes that equity awards are an important and significant portion of executive compensation. It is the Committee’s intention to continue to award equity, as appropriate, and to annually evaluate the appropriate performance objectives to maintain management’s alignment with stockholders and drive future success.

What are the Other Elements of Compensation?

We also provide retirement benefits in the form of a Profit Sharing and 401(k) Plan and a Benefit Restoration Plan, as well as similar plans for internationally based management employees, and medical, Social Security (or its foreign equivalent) and other welfare benefits. Mr. Zoellner does not participate in either of the plans described below but does participate in retirement plans available to certain Swiss employees described on pages 36 and 37.

Retirement and Nonqualified Deferred Compensation Benefits

Profit Sharing and 401(k) Plan

The primary tax qualified long-term compensation retirement plan we have for our employees in the United States is the Commercial Metals Company’s Profit Sharing and 401(k) Plan (the “PS/401(k) Plan”). The PS/401(k) Plan is a defined contribution plan and all Company payments to the plan are discretionary. Under the terms of the PS/401(k) Plan, participating employees may elect to contribute, up to a federally mandated maximum, a portion of their compensation on a pre-tax basis. Additionally we may make discretionary Company-paid contributions and have historically done so, dependent upon profitability. The PS/401(k) Plan is based upon the calendar year, rather than our fiscal year. For calendar year 2008, we matched three hundred percent of the first one percent (1%) of employee deferral contributions and fifty percent of the next three percent (3%) of employee deferral for a maximum Company contribution of four and a half percent (4.5%). For calendar year 2009, we matched one hundred fifty percent of the first two percent (2%) of employee deferral contributions and fifty percent of the next three percent (3%) of employee deferral contributions for a maximum Company contribution of four and a half percent (4.5%). The second type of Company contribution was our profit sharing contribution, which was an amount equal to approximately eight point three percent (8.3%) of each participant’s eligible compensation during calendar year 2008. The NEOs participate in the PS/401(k) Plan, although their elective contributions and those of the Company allocated to their respective accounts are restricted in amount by law. Other than a Swiss pension plan applicable only to employees based in Switzerland as described on pages 36 and 37, we have one defined benefit pension plan for a small number of employees at one U.S. operation that was acquired in fiscal year 2007. The amounts contributed to the PS/401(k) Plan account of each NEO are listed in the Summary Compensation Table on page 31.

Benefit Restoration Plan

As a result of limitations mandated by federal tax law and regulations that limit defined contribution plan retirement benefits of more highly compensated employees, the Board of Directors in fiscal year 1996 approved the Benefit Restoration Plan (“BRP”). The BRP is a non-qualified plan for certain executives, including each of the NEOs, designated by the Committee, who are subject to federally mandated benefit limits in the PS/401(k) Plan. Following each calendar year-end, we credit to the participant’s account under the BRP a dollar amount equal to the amount of Company contribution the participant would have received under the PS/401(k) Plan but for the limit imposed by law on Company contributions to that plan. A BRP participant may also elect to defer up to fifty percent (50%) of compensation into his or her BRP account.

Although not required to do so under the BRP, we may segregate assets equal to a portion of the BRP amount credited to participant accounts in a trust created for BRP participants. Each BRP participant is a general unsecured creditor of the Company to the extent of his or her BRP account benefit and the assets of the trust are subject to claims of Company creditors in general. The amount we credit to the accounts of BRP participants, including NEOs, vest under the same terms and conditions as the PS/401(k) Plan. All NEOs participating in the BRP are fully vested as a result of their years of service with us. The investment options available to BRP participants are mutual funds similar to those offered in the PS/401(k) Plan. There is no Company guaranteed or “above market” rate of return on BRP accounts. The Committee believes these payments are an important element in our long-term compensation program because they restore a reasonable level of retirement benefits for key employees, including NEOs. The specific contributions into the BRP plan accounts for each of the NEOs are listed in the Summary Compensation Table on page 31.

Perquisites

We provide limited perquisites to Senior Executives, including the NEOs, in order to facilitate the successful achievement of their and our performance. These perquisites include Company provided leased cars. Because the amount of such perquisites did not exceed $10,000 for any single individual, the value of the perquisites is not included in the Summary Compensation Table. We do not own or provide corporate aircraft, security services, personal tax or financial planning, an executive dining room or similar perquisites to Senior Executives.

Medical and Other Welfare Benefits

Our executives, along with all other employees, are eligible to participate in medical, dental, vision, life, accidental death and disability, long-term disability, short-term disability, and any other employee benefit made available to employees.

Do the NEOs’ Employment Contracts Contain Termination, Severance and Change in Control Benefits?

As of August 31, 2009, we have employment contracts with two executive officers, Messrs. McClean and Zoellner, and executive employment continuity agreements with Messrs. Rinn, Zoellner and Larson. Prior to his retirement on August 31, 2009, Mr. Sudbury had an executive employment continuity agreement.

Termination of Employment Contracts and Change in Control Agreements

As described in the section entitled “Discussion of Summary Compensation Table and Grants of Plan-Based Awards Table,” we have entered into employment agreements with Mr. McClean and Mr. Zoellner. If we terminate Mr. McClean’s employment for cause, or for nonperformance due to disability, or if Mr. McClean terminates his own employment, then we have no further payment obligations. If we terminate Mr. McClean’s employment without cause, then we must pay one hundred fifty percent (150%) of his then current annual base salary plus an amount equal to one hundred fifty percent (150%) of his average annual bonus payments over the prior five fiscal years. At such time as we do not renew the agreement after the initial term or any successive one year extension, we shall pay Mr. McClean $100,000. In the event of Mr. McClean’s death, we shall make a one time payment of $50,000 to his estate in order to assist his spouse in repatriating to Australia. Upon a Change in Control accompanied by his termination without cause by us or for good reason by Mr. McClean within twelve months of the Change in Control, he will be entitled to (i) a lump sum payment equal to two times his then current annual base salary, (ii) a cash payment equal to two times the average annual bonus received by him for the five fiscal year period ending with our last completed fiscal year prior to the Change in Control, (iii) a pro rata share of any bonus for the year in which the termination occurred as determined by the Board of Directors, (iv) payment of any cash incentive attributable to periods during which Mr. McClean was employed (paid at such time as all other participants in that plan receive payment), (v) to the extent permitted by the terms and conditions of the applicable equity incentive plan and to the extent authorized by the terms of Mr. McClean’s outstanding award or grant agreements entered into pursuant to such plan, immediate vesting of all stock appreciation rights, restricted stock, and/or stock options previously awarded to Mr. McClean, (vi) to the extent permitted by the terms and conditions of the PS/401(k) Plan and BRP, crediting of any Company contribution to Mr. McClean’s account attributable to the plan year during which termination occurs and accelerated full vesting of any previously unvested Company contributions to Mr. McClean’s account in such plans and (vii) continued participation for 24 months in all benefits under welfare benefit plans, including medical, prescription, dental, disability, group life, accidental death and travel accident insurance on terms no less favorable than those in effect during the 90-day period immediately preceding the Change in Control. Mr. McClean has agreed that for eighteen months after his termination, he will not participate in any business that is competitive with our business. See the definition of “cause” and “good reason” under “Discussion of Summary Compensation Table and Grants of Plan-Based Awards Table” and the definition of “Change in Control” under “Potential Payments and Benefits Upon Termination or Change in Control.”

If we terminate Mr. Zoellner’s employment for cause under Swiss law, or for nonperformance of duties due to disability, or if Mr. Zoellner terminates his own employment, then we have no further payment obligations. If we terminate Mr. Zoellner without cause, pursuant to his employment agreement, we must pay him one year’s salary based on his salary at the time of termination. For a period of two years after his termination, he agreed not to participate in any business that is competitive with our business. In addition to a belief that such termination payments are reasonable, we receive in return the executive’s prohibition from competition as described in the preceding sentence.

We found the contractual payments upon termination without cause to be reasonable in order to ensure that we have the continued attention and dedication of the executive, without any distraction that might be presented by the potential of termination without either cause or compensation. The termination payment stemming from a termination in the event of a Change in Control is intended to ensure that we will have the continued attention and dedication of the executive in the event of a Change in Control of the Company. In addition to a belief that such termination payments are reasonable, we receive in return the executive’s prohibition for competition as described above.

Our Change in Control Agreements are known as Executive Employment Continuity Agreements (“EECAs”). In April 2006, our Board of Directors authorized the execution of a form of EECA (the “Agreement”) with certain key executives, including each of the NEOs, with the exception of Mr. McClean. The Agreement is intended to ensure that we will have the continued attention and dedication of the executive in the event of a Change in Control of the Company. Should a Change in Control occur, we have agreed to continue to employ each executive for a period of two years thereafter (the “Employment Period”). The EECAs terminate two years after a Change in Control. Mr. Sudbury’s EECA terminated upon his retirement on August 31, 2009.

During the Employment Period, each executive will continue to receive: (i) an annual base salary equal to at least the executive’s base salary before the Change in Control; (ii) cash bonus opportunities equivalent to that available to the executive under our annual and long-term cash incentive plans in effect immediately preceding the Change in Control; and (iii) continued participation in all incentive, including equity incentive, savings, deferred compensation, retirement plans, welfare benefit plans and other employee benefits on terms no less favorable than those in effect during the 90-day period immediately preceding the Change in Control.

Should the executive’s employment be terminated during the Employment Period for other than cause or disability (including Constructive Termination (as defined under “Potential Payments and Benefits Upon Termination or Change in Control”)), the Agreement requires us to pay in a lump sum within 30 days following termination certain severance benefits to the executive. The severance benefits for Messrs. Larson, Rinn and Zoellner include an amount equal to four times the highest base salary in effect at any time during the twelve month period prior to the Change in Control as well as unpaid salary, vacation pay and certain other amounts considered to have been earned prior to termination. Company contributions to retirement plans and participation, including that of the executive’s eligible dependents, in Company provided welfare plan benefits will be continued for two years following termination. The executive shall become fully vested in all stock incentive awards and all stock options shall remain exercisable for the remainder of their term. The EECA contains a “double trigger” in that there must be present both a Change in Control and a termination of the executive in order to trigger the payments under these agreements. We believe that this double trigger and the absence of a tax gross-up (as discussed below) is a reasonable trigger for the compensation under the EECAs and that these agreements provide a good mechanism for eliminating the distraction to the executives that is inherent in change in control events.

The Agreement does not provide for a “tax gross up” reimbursement payment by us to the executive for taxes, including Section 4999 excise taxes that the employee may owe as a result of receipt of payments under the Agreement. The Agreement does require us to determine if the payments to an executive under the Agreement combined with any other payments or benefits to which the executive may be entitled (in aggregate the “Change in Control Payments”) would result in the imposition on the executive of the excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”). We will either reduce the Change in Control Payments to the maximum amount which would not result in imposition of the Section 4999 excise tax or pay the entire Change in Control Payment to the executive if, even after the executive’s payment of the Section 4999 excise tax, the executive would receive a larger net amount.

The Agreement does not provide for any employment or severance benefit prior to an actual or, in some circumstances shortly before, a Change in Control. In the event the executive is terminated more than two years following a Change in Control, no severance benefits are provided under the Agreement. The Agreement provides that the executive not disclose any confidential information relating to us and, for a period of one year following termination of employment, not compete with the business as conducted by the Company within 100 miles of a Company facility nor solicit or hire employees of the Company or knowingly permit (to the extent reasonably within the executive’s control) any business or entity that employs the executive or in which the executive has an ownership interest to hire Company employees. If a court rules that the executive has violated these provisions, the rights of the executive under the Agreement will terminate.

Acceleration of Plan Awards

In addition to the EECAs, our equity incentive plans also provide for accelerated vesting of stock-based awards regardless of whether a termination occurs as a result of a Change in Control. Further, the Cash Incentive Plan provides that in the event of a Change in Control, the Committee has discretion to take action to determine the extent to which incentive compensation is considered earned and payable during any performance period, consistent with the requirements of Section 162(m) of the Code, and further consistent with our best interests. We believe that a Change in Control is the correct trigger for the accelerated vesting mechanism in order for employees who remain after a Change in Control are treated the same with regard to equity as the general stockholders who could sell or otherwise transfer their equity upon a Change in Control and since we would not exist in our present form after a Change in Control, executives should not have to have their return on such equity dependent on the new company’s future success.

The Payment Upon Termination or Change in Control Tables and narrative on pages 38 through 43 provide a description of the compensation to NEOs in the event of their termination following a change in control, as well as other events resulting in termination of employment. In all cases the amounts of equity awards were valued at our per share stock closing price on August 31, 2009, of $16.93.

Mr. Sudbury’s Retirement and Consulting Agreement

In order that we would continue to have access to Mr. Sudbury’s expertise and experience following his retirement on August 31, 2009, we entered into a Retirement and Consulting Agreement with Mr. Sudbury, dated as of May 28, 2009. In accordance with this Retirement and Consulting Agreement, as reasonably requested, Mr. Sudbury will provide consulting services as a non-employee consultant to the Company from September 1, 2009 through August 31, 2011. In partial consideration for Mr. Sudbury’s agreement to remain available as a consultant and execution of a Retirement and Consulting Agreement in connection with his retirement, Mr. Sudbury was paid $1,000,000 on August 31, 2009. In addition, he will be paid a consulting fee of $600,000 in the aggregate to be paid quarterly in eight equal installments commencing on September 10, 2009, and continuing every three months thereafter with the final payment due on or before June 10, 2011. In addition to the consulting fee, we will also reimburse Mr. Sudbury for all reasonable out-of-pocket expenses incurred in the course of providing consulting services. Additional consideration to Mr. Sudbury pursuant to the Retirement and Consulting Agreement includes: (i) us funding Mr. Sudbury’s continued participation (with coverage of dependents) in our medical and dental benefit plans in accordance with terms of the Consolidated Omnibus Budget Reconciliation Act (COBRA) of 1986, and comparable benefit coverage thereafter for a maximum of twelve months (such amount to be increased on a tax adjusted basis assuming a federal income tax rate of 36.45% so that Mr. Sudbury receives, net of taxes at the assumed rate, the actual cost of such expenses); (ii) payment to Mr. Sudbury for all of his accrued but unused vacation; (iii) title to the leased automobile currently furnished by us to Mr. Sudbury; and (iv) the provision of a computer, printer/scanner and PDA comparable to that utilized by Mr. Sudbury when employed by us to facilitate Mr. Sudbury’s performance of his consulting services.

The Retirement and Consulting Agreement prohibits Mr. Sudbury through August 31, 2011 from (i) accepting employment, performing legal services, consulting with or serving in any capacity for or with any business entity that is our competitor or investment firm or financier, which Mr. Sudbury may know, after reasonable inquiry, is considering or pursuing the acquisition of the Company or any investment in the Company of more than $250,000, (ii) soliciting, hiring, attempting to hire, retain or compensate any individual who is an employee, officer or director of the Company or any affiliate of the Company or (iii) competing with, or participating in, any business or venture that engages in steel manufacturing, steel fabrication, steel sales or metals recycling.

What are the Considerations with Regard to Deductibility of Executive Compensation?

Section 162(m) of the Code, limits the amount of compensation paid to the NEOs that may be deducted by us for federal income tax purposes in any fiscal year to $1,000,000. “Performance-based” compensation that has been approved by our stockholders is not subject to the Code’s $1,000,000 deduction limit. Our Cash Incentive Plan and 2006 Equity Plan have been approved by our stockholders and awards under those plans constitute “performance-based” compensation that is not subject to the Code Section 162(m) deductions limit. In part as a result of voluntary employee deferrals of compensation to the PS/401(k) Plan and the BRP Plan, we believe that all compensation paid to NEOs attributable to fiscal year 2009 will be tax deductible to us other than certain payments made to Mr. Sudbury attributable to fiscal year 2009 pursuant to the Retirement and Consulting Agreement. The portion of the 2010 Annual Cash Incentive Bonus related to qualitative factors will be subject to the Code Section 162(m) deductions limit.

While the Committee believes that it is important for compensation paid to our NEOs to be tax deductible under the Code, it does not think this should be the sole determining factor in establishing our compensation program. The Committee believes that we must balance the emphasis on maximizing deductibility against the need to retain executive talent and the need to incent executives.

What is the Relationship between Prior Compensation and Current Compensation?

The Committee periodically reviews tally sheets and wealth accumulation information considering all forms of Company paid compensation paid to NEOs, but does not specifically consider this information when making changes in base salary, cash compensation or equity compensation.

What is Our Stock Ownership Policy and Policy Regarding Hedging of Company Stock?

Stock Ownership Guidelines and Transactions

The Board of Directors in April 2006 approved stock ownership guidelines for directors, all NEOs, other officers and certain designated employees. The Board of Directors believes adoption of minimum ownership guidelines serve to further align the interests of those covered by the guidelines with our stockholders. All directors, officers and employees designated as subject to the guidelines were in compliance on January 31, 2009. Individuals who are elected, hired or promoted into positions covered by the guidelines have three years following such date to attain the minimum ownership level. The guidelines require ownership of Company stock with a market value, as determined on January 31st of each year, of not less than the following amounts:

•	Non-employee directors – five times the annual retainer paid to all non-employee directors

•	President and CEO – five times base salary

•	Most Vice Presidents including each Company business segment President, the CFO and the General Counsel – three times base salary

•	Controller, Treasurer and Vice President and Chief Information Officer – two times base salary

•	Other executives as may be designated by the Committee of the Board of Directors – one times base salary.

The value of unvested restricted shares of Company common stock is included when determining the amount of stock ownership, but unexercised options, stock appreciation rights or similar equity incentives, vested or unvested, are not included.

In 2002, the Board of Directors adopted an expanded policy on “insider trading” prohibiting all employees from buying or selling Company stock while aware of material nonpublic information, or the disclosure of material nonpublic information to others who then trade in our securities. The policy is available on our website, www.cmc.com, in the Corporate Governance section. As part of this policy, certain other Company stock related transactions by directors, officers and employees are also prohibited or subject to specific notice and pre-approval requirements. The policy is premised on the belief that even in those circumstances where the proposed transaction may not constitute a violation of law or applicable regulations it is nonetheless considered inappropriate for any director, officer or other employee of ours to engage in short-term or speculative transactions in our securities which may be viewed as reducing their incentive to improve our performance or inconsistent with the objectives of our stockholders in general. Therefore, it is our policy that directors, officers and other employees may not engage in any transactions involving our securities which constitute short sales, puts, calls or other similar derivative securities. The policy discourages certain other transactions including hedging or monetization transactions, such as zero-cost collars, forward sale contracts and arrangements pledging Company securities as collateral for a loan (without adequate assurance of other available assets to satisfy the loan). Prior to entering into such transactions the policy requires notice to, review of the facts and circumstances by, and the pre-approval of, our General Counsel.

EXECUTIVE COMPENSATION

The following tables, footnotes and narratives, found on pages 31 to 43, provide information regarding the compensation, benefits and equity holdings in the Company for the NEOs.

SUMMARY COMPENSATION TABLE
Using a Measurement Date of August 31, 2009 for fiscal year 2009,
August 31, 2008 for fiscal year 2008 and
August 31, 2007 for fiscal year 2007

						Non-Equity Incentive Plan
						Compensation($)
				Stock	Option					All Other
		Salary	Bonus	Awards	Awards	Annual	Cash			Compensation		Total
Name and Principal Position	Year	($)	($)(3)	($)	($)	Incentive	LTI	Total		($)		($)
Murray R. McClean Chairman, CEO and President	2009	$654,231	$0	$140,846(4)	$789,518(7)	$0	$0	$0		$42,874	(12)	$1,627,469
	2008	$600,000	$860,000	$59,213(5)	$858,702(8)	$1,051,200	$498,750	$1,549,950	(10)	$422,700	(13)	$4,350,565	(13)
	2007	$600,000	$360,000	$140,754(6)	$303,842(9)	$1,800,000	$360,000	$2,160,000	(11)	$444,709		$4,009,305

Russell B. Rinn Executive Vice President & President of Americas Division	2009	$401,885	$0	$61,966(4)	$362,863(7)	$0	$0	$0		$63,070	(12)	$889,784
	2008	$415,000	$249,000	$43,469(5)	$423,033(8)	$724,372	$306,000	$1,030,372	(10)	$420,529	(13)	$2,581,403	(13)
	2007	$375,000	$157,500	$103,376(6)	$176,881(9)	$682,907	$243,750	$926,657	(11)	$283,141		$2,022,555

Hanns K. Zoellner(1) Executive Vice President & President of International Division	2009	$443,302	$0	$72,668(4)	$362,479(7)	$0	$0	$0		$65,663	(12)(14)	$944,112
	2008	$463,986	$271,426	$40,356(5)	$421,881(8)	$728,574	$337,500	$1,066,074	(10)	$57,266		$2,320,989
	2007	$415,000	$177,750	$96,374(6)	$174,290(9)	$809,750	$270,000	$1,079,750	(11)	$56,170		$1,999,334

William B. Larson Senior Vice President and CFO	2009	$364,500	$0	$51,293(4)	$263,331(7)	$0	$0	$0		$34,194	(12)	$713,318
	2008	$350,000	$410,000	$35,727(5)	$307,734(8)	$403,060	$222,750	$625,810	(10)	$376,989	(13)	$2,106,260	(13)
	2007	$350,000	$105,000	$85,275(6)	$138,574(9)	$717,500	$198,450	$915,009	(11)	$203,792		$1,798,591

David M. Sudbury Senior Vice President, Secretary and General Counsel(2)	2009	$351,779	$0	$0(4)	$0(7)	$0	$0	$0		$1,125,835	(15)	$1,477,614
	2008	$350,000	$410,000	$20,154(5)	$653,716(8)	$403,060	$222,750	$625,810	(10)	$294,135	(16)	$2,353,815	(16)
	2007	$350,000	$105,000	$103,949(6)	$196,171(9)	$717,500	$205,200	$922,000	(11)	$419,362		$2,097,182

(1)	Mr. Zoellner’s annual base salary is set in Swiss Francs. The salary amount included in the table is calculated using the average monthly exchange rate in effect over the twelve months of the fiscal year during which the salary was actually paid (for fiscal year 2007 the rate was 1.224 Swiss Francs to 1 U.S. Dollar, for fiscal year 2008 the rate was 1.087 Swiss Francs to 1 U.S. Dollar and for fiscal year 2009 the rate was 1.126 Swiss Francs to 1 U.S. Dollar). The amounts shown for Zoellner’s Annual Cash Incentive Bonus and Long-Term Cash Incentive payments, also paid in Swiss Francs, use the exchange rate in effect at the time such amounts were paid.

(2)	Mr. Sudbury retired as Senior Vice President, Secretary and General Counsel on August 31, 2009.

(3)	Represents the Annual Discretionary Incentive bonus as described in the foregoing Compensation Discussion and Analysis on pages 21 through 22.

(4)	Includes FAS 123R value of Restricted Stock Awards granted May 23, 2006 and PSUs granted on May 19, 2009. Assumptions related to the FAS 123R values can be found in Note 1 in the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K which was filed with the Securities and Exchange Commission on October 30, 2009.

(5)	Includes FAS 123R value of Restricted Stock Awards granted July 8, 2005 and May 23, 2006. Assumptions related to the FAS 123R values can be found in Note 1 in the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K which was filed with the Securities and Exchange Commission on October 30, 2009.

(6)	Includes FAS 123R value of Restricted Stock Awards granted July 8, 2005 and May 23, 2006. Assumptions related to the FAS 123R values can be found in Note 1 in the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K which was filed with the Securities and Exchange Commission on October 30, 2009.

(7)	Includes FAS 123R value of stock appreciation rights (“SARs”) granted on May 23, 2006, June 22, 2007 and May 20, 2008. Assumptions related to the FAS 123R values can be found in Note 1 in the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K which was filed with the Securities and Exchange Commission on October 30, 2009.

(8)	Includes FAS 123R value of SARs granted on July 8, 2005, May 23, 2006, June 22, 2007 and May 20, 2008. Assumptions related to the FAS 123R values can be found in Note 1 in the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K which was filed with the Securities and Exchange Commission on October 30, 2009.

(9)	Includes FAS 123R value of SARs granted on July 8, 2005, May 23, 2006 and June 22, 2007. Assumptions related to the FAS 123R values can be found in Note 1 in the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K which was filed with the Securities and Exchange Commission on October 30, 2009.

(10)	Includes cash payout for the three-year performance period ended August 31, 2008 under the Key Employee Long-Term Incentive Plan and Annual Cash Incentive Bonus attributable to fiscal year 2008 under the Cash Incentive Plan.

(11)	Includes cash payout for the three-year performance period ended August 31, 2007 under the Key Employee Long-Term Incentive Plan and Annual Cash Incentive Bonus attributable to fiscal year 2007 under the Cash Incentive Plan.

(12)	Includes our contribution of $11,025 to each of the PS/401(k) Plan accounts of Messrs. McClean, Rinn and Larson and contributions to the BRP accounts of Messrs. McClean, Rinn and Larson of $31,849, $52,045 and $23,168, respectively, during the period of September 1, 2008 to August 31, 2009. All NEOs, except Mr. Zoellner, received a company furnished or reimbursed vehicle. The value of benefits and perquisites is not included in this table as the amount of such benefits and perquisites was less than $10,000 per NEO.

(13)	Additional contributions were also made for the period January 1, 2008 through August 31, 2008 (part of fiscal year 2008) due to a change in the PS/401(k) Plan year from a fiscal year to a calendar year effective with the 2008 calendar year. As mentioned in the 2008 proxy statement, these contributions were not shown in the 2008 Summary Compensation Table because they were not known at the time of the 2008 proxy statement. These additional amounts include our contributions for such period to the PS/401(k) Plan accounts of $21,347, $21,368 and $21,477 for Messrs. McClean, Rinn and Larson, respectively, and contributions for this period to the BRP accounts in the amounts of $367,732, $380,861 and $328,184 for Messrs. McClean, Rinn and Larson, respectively.

(14)	Includes Company’s contribution of $55,389 to the Swiss SOBP and of $10,274 to the Swiss BVG (as both are defined on page 36), paid in Swiss Francs, and set forth here in U.S. Dollars based on the August 31, 2009 exchange rate of 1.0592 Swiss Francs to 1 U.S. Dollar.

(15)	Includes our contribution of $5,409 to the PS/401(k) Plan account of Mr. Sudbury and our contribution to the BRP account of Mr. Sudbury of $25,891. Mr. Sudbury’s amount includes the following amounts pursuant to the terms of this Retirement and Consulting Agreement: lump sum payment of $1,000,000, payment for all of his accrued but unused vacation ($45,432), and title to the leased automobile furnished by us to Mr. Sudbury ($49,103). He also received pursuant to the Retirement and Consulting Agreement a computer, printer/scanner and PDA which he is to return at the end of the two year consulting period.

(16)	Additional contributions were also made for the period January 1, 2008 through August 31, 2008 (part of fiscal year 2008) due to a change in the PS/401(k) Plan year from a fiscal year to a calendar year effective with the 2008 calendar year. As mentioned in the 2008 proxy statement, these contributions were not shown in the 2008 Summary Compensation Table because they were not known at the time of the 2008 proxy statement. These additional amounts include our contribution for such period made to his PS/401(k) Plan account of $21,448 and contribution for this period to his BRP account of $250,288.

Grants of Plan Based Awards

The following table and footnotes provide information regarding grants of plan based awards to NEOs in fiscal year 2009.

GRANTS OF PLAN BASED AWARDS
IN FISCAL YEAR 2009

					Estimated Future	Grant
					Payouts Under	Date
		Estimated Possible Payouts Under			Equity Incentive	Fair
		Non-Equity Incentive Plan Awards			Plan Awards(4)	Value of
Stock and
	Grant	Threshold	Target	Maximum	Target	Option
Name	Date	($)	($)	($)	(#)	Awards
Murray R. McClean	—	$350,000(2)	$700,000(2)	$2,100,000(2)	—	—
	—	$280,000(3)	$560,000(3)	$840,000(3)	—	—
	5/19/2009	—	—	—	60,000	$533,400

Russell B. Rinn	—	$161,250(2)	$322,500(2)	$903,000(2)	—	—
	—	$150,500(3)	$301,000(3)	$451,500(3)	—	—
	5/19/2009	—	—	—	30,000	$266,700

Hanns K. Zoellner	—	$183,000(2)	$366,000(2)	$1,024,800(2)	—	—
	—	$150,500(3)	$301,000(3)	$451,500(3)	—	—
	5/19/2009	—	—	—	30,000	$266,700

William B. Larson	—	$136,500(2)	$292,500(2)	$760,500(2)	—
	—	$117,000(3)	$234,000(3)	$351,000(3)	—	—
	5/19/2009	—	—	—	25,000	$222,250

David M. Sudbury(1)	—	—	—	—	—	—

(1)	Mr. Sudbury received no equity awards for fiscal year 2009 due to his planned retirement on August 31, 2009.

(2)	Represents the Annual Cash Incentive Bonus under the Cash Incentive Plan. The Cash Incentive Plan and the terms of these awards are described in the section entitled “Annual Cash Incentive Bonus” on pages 16 through 21.

(3)	Represents Long-Term Cash Incentive awards granted under the Cash Incentive Plan. The terms of these awards are described in the section entitled “Long-Term Cash Incentive” commencing on page 21.

(4)	The equity incentive plan awards represent PSUs with vesting based on our stock price and total stockholder return as described in the section entitled “Grants Pursuant to the 2006 Equity Plan” commencing on page 25. The PSUs were granted pursuant to the 2006 Equity Plan. The equity incentive plan awards do not include threshold or maximum, therefore only target is included in the table.

Narrative Disclosure to Summary Compensation Table and Grants of Plan Based Awards Table

We entered into an employment agreement with Mr. McClean on May 23, 2005, following his election as Executive Vice President and Chief Operating Officer which has been amended three times: first on September 1, 2006, when he was named CEO; again on September 1, 2008, when he was named Chairman of the Board; and most recently on April 7, 2009 when we memorialized his increase in minimum base salary to $700,000 that was effective as of the beginning of fiscal year 2009 and extended the term of his agreement to August 31, 2010. The agreement provides for automatic annual renewal for one year terms thereafter unless terminated by either party. He is also eligible to earn bonuses under our compensation program but has no guaranteed bonus amount. Mr. McClean is also eligible to participate in or receive benefits under any plan or arrangement made generally available to our employees. See “Termination of Employment Contracts and Change in Control Agreements” regarding the payments to be made to Mr. McClean upon termination of his employment and/or a Change in Control. Under his employment agreement, “cause” is defined as a breach of the agreement or his fiduciary duty to us as well as a criminal act or act of moral turpitude or dishonest acts which materially harm us, or chemical dependency and “good reason” is defined as our breach of the agreement, a significant reduction in Mr. McClean’s responsibilities, or our requiring him to work at a location more than 50 miles from our current location.

We entered into an employment agreement with Mr. Zoellner on January 2, 1998. The original term of the agreement ended January 2, 2006, but the agreement provides for automatic annual renewal unless either party gives notice to the other to terminate employment. The agreement establishes Mr. Zoellner’s minimum annual base salary at 380,000 Swiss Francs, approximately U.S. $337,478 based on an exchange rate of 1.126 Swiss Francs per 1 U.S. Dollar which was the average monthly exchange rate over the twelve months of fiscal year 2009. He is also eligible to earn annual or other bonus compensation as authorized by the Committee and is eligible to participate in or receive benefits under any plan or arrangement made generally available to our employees.

In order that we would continue to have access to Mr. Sudbury’s expertise and experience following his retirement on August 31, 2009, we entered into a Retirement and Consulting Agreement, dated as of May 28, 2009, with Mr. Sudbury. See “Termination of Employment Contracts and Change in Control Agreements” regarding the payments made and to be made to Mr. Sudbury in connection with his retirement on August 31, 2009 and his agreement to continue as a consultant through August 31, 2011.

The Potential Payments and Benefits Upon Termination or Change in Control Tables and narrative on pages 38 through 43 provide a description of the compensation to NEOs in the event of their termination following a change in control, as well as other events resulting in termination of employment. In all cases the amounts of equity awards were valued at our per share stock closing price on August 31, 2009 of $16.93.

Material terms of the grants of plan based awards are described in pages 16 through 21 where we have discussed the Cash Incentive Plan and pages 24 through 26 where we have discussed the 2006 Equity Plan. The equity incentive plan awards represent PSUs, with vesting based on our stock price and total stockholder return as described in the section entitled “Grants Pursuant to the 2006 Equity Plan” on pages 25 through 26. The percentage of salary and bonus of each of the NEOs as compared to the total compensation in the Summary Compensation Table is as follows: Mr. McClean (40%), Mr. Rinn (45%), Mr. Zoellner (47%), Mr. Larson (50%) and Mr. Sudbury (31%). Mr. Sudbury’s percentage was materially impacted by the payments pursuant to the Retirement and Consulting Agreement.

Outstanding Equity Awards at Fiscal Year-End

The following table and footnotes provide information regarding unexercised stock options and vested and unvested stock appreciation rights and unvested restricted stock as of the end of fiscal year 2009. The market value of shares that have not vested was determined by multiplying the closing market price of our stock on August 31, 2009, $16.93, by the number of shares.

OUTSTANDING EQUITY AWARDS
AT 2009 FISCAL YEAR-END

	Option Awards					Stock Awards
							Equity Incentive
						Equity Incentive	Plan Awards:
						Plan Awards:	Market Value or
						Number of	Payout Value of
						Unexercised Shares,	Unexercised Shares,
	Number of Securities					Units, or other	Units, or other
	Underlying Unexercised Options					Rights	Rights
			Option Exercise	Option		that have	that have
	Exercisable	Unexercisable	Price	Expiration		not Vested	not Vested
Name	(#)	(#)	($)	Date(1)		(#)	($)
Murray R. McClean	28,333	56,667	$35.380	5/20/2015	(2)

	69,933	34,967	$34.280	6/22/2014	(3)
	26,300	0	$24.570	5/23/2013		60,000 (5)	$1,015,800
	37,600	0	$12.310	7/8/2012
	60,000	0	$7.782	3/5/2011

Russell B. Rinn	12,333	24,667	$35.380	5/20/2015	(2)
	34,526	17,264	$34.280	6/22/2014	(3)
	18,000	0	$24.570	5/23/2013
	27,800	0	$12.310	7/08/2012		30,000 (5)	$507,900

Hanns K. Zoellner	12,333	24,667	$35.380	5/20/2015	(2)
	34,526	17,264	$34.280	6/22/2014	(3)
	17,300	0	$24.570	5/23/2013		30,000 (5)	$507,900
	27,800	0	$12.310	7/8/2012
	22,000	0	$7.782	3/5/2011

William B. Larson	9,000	18,000	$35.380	5/20/2015	(2)
	24,473	12,237	$34.280	6/22/2014	(3)
	15,500	0	$24.570	5/23/2013		25,000 (5)	$423,250
	24,400	0	$12.310	7/8/2012
	60,000	0	$7.782	3/5/2011
	60,000	0	$3.635	2/3/2010

David M. Sudbury(4)	27,000	0	$35.380	8/31/2011
	36,710	0	$34.280	8/31/2011
	15,500	0	$24.570	8/31/2011		0	$0
	24,400	0	$12.310	8/31/2011

(1)	All grants of either restricted stock or SARs become exercisable in three substantially equal installments unless vested earlier due to a change in control as that term is defined in the plan document.

(2)	SARs reflecting an expiration date of May 20, 2015 vested one-third on May 20, 2009, vest one-third on May 20, 2010, and the remaining one-third vest on May 20, 2011.

(3)	SARs reflecting an expiration date of June 22, 2014, vested one-third on June 22, 2008 and one-third on June 22, 2009, and the remaining one-third vest on June 22, 2010.

(4)	Mr. Sudbury retired as of August 31, 2009. At that time, the vesting of Mr. Sudbury’s SARs with expiration dates of May 20, 2015 and June 22, 2015 was accelerated pursuant to the terms of the grant agreements. Therefore, he had no unexercisable SARs at the 2009 fiscal year end.

(5)	All unvested shares of restricted stock vested on May 23, 2009. The equity incentive plan awards represent PSUs granted on May 19, 2009 with vesting based on our stock price and total stockholder return as described in the section entitled “Grants Pursuant to the 2006 Equity Plan” on pages 25 through 26.

Option or SARs Exercised and Stock Vested

The following table provides information regarding stock option and stock appreciation right (“SAR”) exercises and stock vesting during fiscal year 2009 for the NEOs.

OPTION/SARS EXERCISES AND STOCK VESTED
IN FISCAL YEAR 2009

	Option/SARs Awards		Stock Awards
	Number of Shares	Value Realized on	Number of Shares	Value Realized on
	Acquired on Exercise	Exercise	Acquired on Vesting	Vesting
Name	(#)	($)	(#)	($)
Murray R. McClean	0	$0	2,734	$45,111
Russell B. Rinn	151,600	$769,131	2,000	$33,000
Hanns Zoellner	31,600	$305,106	1,800	$29,700
William B. Larson	52,800	$227,726	1,600	$26,400
David M. Sudbury	30,800	$304,242	1,600	$26,400

Nonqualified Defined Contributions and Other Deferred Compensation Plans

For a description of the BRP, see the section entitled “Benefit Restoration Plan” on pages 26 through 27. All of the NEOs, excluding Mr. Zoellner due to his Swiss residence, have previously been designated by the Committee as being eligible to participate in the BRP. Annually, BRP participants must elect, prior to the fiscal year in which the compensation to be credited or deferred to the BRP is earned, the time at which they want distributions from the BRP. Amounts may be deferred for a minimum of one year. Distribution election options include commencement upon retirement either in a lump sum or installments or at a set future date either in lump sum or installments even if employment continues with us. In the event of death or disability, a lump sum payment is made. Amounts deferred by NEOs after December 31, 2004, that are to be paid after termination of employment must be held by us for a minimum of six months following termination of employment in order to comply with Section 409A of the Code.

Amounts deferred into the BRP by the participant as well as contributions by us are credited with market earnings or losses based on the participant’s self directed investment election and allocation among a group of mutual funds. The mutual funds available in the BRP have investment objectives similar, but are not identical to, those funds available to all employees under our tax-qualified plan. There is no above-market or preferential interest rates credited on any compensation deferred in the BRP. Participants may change fund choices on a daily basis to the extent permitted by the funds.

Mr. Zoellner resides in Switzerland, is not a U.S. citizen and does not participate in the PS/401(k) Plan or the BRP. He participates instead in the Swiss Federal Law on Occupations Retirement, Survivors’ and Disability Pension Plan (the “BVG”) as well as a Supplementary Occupational Benefits Plan (the “SOBP”), both of which are defined contribution plans.

The BVG mandates that we pay a minimum of nine percent (9%) of the first 82,080 Swiss Francs, on a pre-tax basis, of an employee’s annual base salary and mandates that the employee must match another nine percent (9%). The total statutory minimum contribution is eighteen percent (18%) of the first 82,080 Swiss Francs or 14,774 Swiss Francs (equivalent to $13,948 U.S. Dollars based upon an exchange rate of 1.0592 Swiss Francs to 1 U.S. Dollar which was the exchange rate on August 31, 2009). Contributions earn a statutory interest rate of two percent (2%), and are paid in retirement by the insurance company that manages our BVG per government regulations. The participant is eligible to receive the accumulated contributions plus accumulated interest at retirement either in lump sum or converted to a monthly payment similar to a life annuity.

The statutory minimum contributions for the BVG are on an upward sliding scale based on an employee’s age category. We have elected, per Swiss regulations, to offer our employees in Mr. Zoellner’s age category (55 to 65 years of age), a total combined contribution of twenty-five percent (25%) of the first 82,080 Swiss Francs. We contribute fifteen percent (15%) to the BVG and Mr. Zoellner contributes ten percent (10%). An employee is allowed to make in excess of his statutory contribution when he has not contributed to the plan for as many years as he was eligible and thus is entitled to “catch up contributions”. Mr. Zoellner is eligible to, and does, make such “catch up contributions”.

Mr. Zoellner also participates in the SOBP. The SOBP is a defined contribution plan that allows for contributions by the employer, as well as deferral elections by the employee, in excess of those allowed under the BVG. To be eligible to participate in the SOBP, an employee must first have maximized his and his employer’s contributions to the BVG. The table below provides information regarding Mr. Zoellner’s participation in the BVG and SOBP. Since the SOBP chosen by us bases our contribution only on the employee’s base salary and not on total compensation, the employee can make personal contributions up to the maximum limit allowed by the Swiss tax law. During fiscal year 2009, Mr. Zoellner has made such personal contributions as noted above.

The following table and footnotes provide information regarding non-qualified deferred compensation plans during fiscal year 2009 for the NEOs.

NONQUALIFIED DEFERRED COMPENSATION
(DEFINED CONTRIBUTION PLANS)
IN FISCAL YEAR 2009

		Registrant’s
	Executive’s	Contributions in	Aggregate Earnings	Aggregate Balance
	Contribution in	Last FY	(Losses) in Last FY	at Last FYE
Name	Last FY ($)	($)(1)	($)	($)(2)
Murray R. McClean	$722,985.00	$399,581.56	$(35,417.77)	$3,509,284.76	(3)
Russell B. Rinn	$237,040.95	$432,906.72	$(215,949.42)	$2,842,643.42	(4)
Hanns K. Zoellner(5)	$47,142.22 (6)	$65,663.11 (7)	$98,538.00	$3,851,116.00	(8)
William B. Larson	$211,844.02	$351,353.35	$(160,302.69)	$2,704,397.68	(9)
David M. Sudbury	$141,220.41	$276,179.25	$(501,684.12)	$3,048,457.26	(10)

(1)	As described in Footnotes 12, 13, 15 and 16 to the Summary Compensation Table on pages 31 through 33, a portion of this amount is attributable to fiscal year 2008 and a portion is attributable to fiscal year 2009 as follows: Mr. McClean – fiscal year 2008 – $367,732 and fiscal year 2009 – $31,849; Mr. Rinn – fiscal year 2008 – $380,861 and fiscal year 2009 – $52,045; Mr. Larson – fiscal year 2008 – $328,184 and fiscal year 2009 – $23,168; and Mr. Sudbury – fiscal year 2008 – $250,288 and fiscal year 2009 – $25,891.

(2)	Includes deferrals on accrued bonuses paid after fiscal year end for each executive.

(3)	Approximately 53% of the aggregate balance at 2009 fiscal year end results from Mr. McClean’s voluntary deferrals of compensation to the BRP since his participation began in 2001.

(4)	Approximately 49% of the aggregate balance at 2009 fiscal year end results from Mr. Rinn’s voluntary deferrals of compensation to the BRP since his participation began in 1995.

(5)	The figures in this table represent contributions on the part of Mr. Zoellner and us to both the BVG and SOBP retirement plans. Contributions to Mr. Zoellner’s plan are made in Swiss francs. The conversion rate for FY 2009 is 1.0592 Swiss Francs to 1 U.S. Dollar which was the exchange rate on August 31, 2009.

(6)	Represents Mr. Zoellner’s contributions of $39,642 to the SOBP and $7,500 to the BVG converted at 1.0592 Swiss Francs to 1 U.S. Dollar which was the exchange rate on August 31, 2009.

(7)	Represents Company contributions of $55,389 to the SOBP and $10,274 to the BVG converted at 1.0592 Swiss Francs to 1 U.S. Dollar which was the exchange rate on August 31, 2009.

(8)	Approximately 74% of the aggregate balance at 2009 fiscal year end results from Mr. Zoellner’s voluntary deferrals of compensation to the SOBP and BVG since his participation began in 1991.

(9)	Approximately 52% of the aggregate balance at 2009 fiscal year end results from Mr. Larson’s voluntary deferrals of compensation to the BRP since his participation began in 1995.

(10)	Approximately 44% of the aggregate balance at 2009 fiscal year end results from Mr. Sudbury’s voluntary deferrals of compensation to the BRP since his participation began in 1995.

Potential Payments and Benefits Upon Termination or Change in Control

Under our compensation program, described above in the section entitled “Compensation Discussion and Analysis,” payments and the provision of benefits can be triggered upon termination of a NEO’s employment and following a Change in Control. These payments may include payments resulting from the employment agreements and EECAs discussed on pages 27 through 29. The events that may trigger different payments and benefits are classified as follows:

•	Voluntary Resignation

•	Retirement

•	Involuntary Termination Without Cause

•	For Cause Termination

•	Change in Control With No Termination

•	Change in Control With Involuntary or Good Reason Termination

•	Permanent Disability

•	Death

The EECA Agreement, cash and equity incentive plans define a Change in Control to be either (i) the acquisition of twenty-five percent (25%) or more of our outstanding voting securities, (ii) the replacement of a majority of the members of the Board of Directors by directors not approved by the incumbents, (iii) the sale of substantially all of our assets to an entity of which we own less than fifty percent (50%) of the voting securities, or (iv) the merger of the Company resulting in the pre-merger stockholders of the Company not controlling at least fifty percent (50%) of the post-merger voting securities. The EECA Agreement defines Constructive Termination as the failure to maintain the executive in the position held by him prior to the Change in Control, a material adverse change in the executive’s responsibilities, the failure to pay the amounts due to him under the EECA Agreement, or requiring the executive to relocate more than 50 miles from his workplace. The definition of Change in Control in Mr. McClean’s employment agreement is the following: either (i) the merger of the Company resulting in the pre-merger stockholders not having the same proportionate ownership of stock in the surviving corporation, (ii) the sale of substantially all of our assets, (iii) stockholder approval of our liquidation, (iv) the replacement of a majority of the members of the Board of Directors by directors not approved by the incumbents, or (v) the acquisition of twenty percent (20%) or more of our outstanding voting securities.

The terms of the BRP and the PS/401(k) Plan are discussed in the Compensation Discussion and Analysis commencing on page 26. Upon death, disability, or termination for any reason, BRP plan participants are entitled to receive a payment of their account balance in the BRP plan based upon a schedule according to their written elections, made annually in advance of their deferrals, and which is on file with us. Upon death, disability or termination for any reason, a participant in the PS/401(k) Plan is entitled to a distribution or roll-over into another tax qualified plan of their account balance in accordance with the terms of the Plan and federal regulations. Neither of these plans calls for an acceleration of vesting or an increase in benefits due to termination or a change in control. All NEOs are fully vested in their account balance in both plans as a result of their years of service.

Material obligations applicable to the receipt of payments or benefits, such as non-compete, non-solicitation or other obligations, are also found in this section. There are no specific provisions regarding waiver of breach of such material obligations. If a NEO breaches a material obligation, we do not anticipate that we would waive the breach and instead would rely upon any remedies available to it at law or in equity.

In order to describe the payments and benefits that are triggered for each event, we have created the following tables for each NEO estimating the payments and benefits that would be paid under each element of our compensation program assuming that the NEO’s employment terminated or the Change in Control occurred on August 31, 2009, the last day of our 2009 fiscal year. In all cases the amounts were valued as of August 31, 2009, based upon, where applicable, a stock price of $16.93.

As a result of Mr. Sudbury’s retirement on August 31, 2009, no information for the events described other than his retirement is pertinent. Pursuant to the Retirement and Consulting Agreement, Mr. Sudbury was paid $1,000,000 on August 31, 2009 and will be paid a consulting fee of $75,000 per quarter commencing on September 10, 2009, and continuing every three months thereafter with the final payment due on or before June 10, 2011. In addition to the consulting fee, we will also reimburse Mr. Sudbury for all reasonable out-of-pocket expenses incurred in the course of providing consulting services. Additional consideration to Mr. Sudbury pursuant to the Retirement and Consulting Agreement includes: (i) our funding of Mr. Sudbury’s continued participation (with coverage of dependents) in our medical and dental benefit plans in accordance with terms of the Consolidated Omnibus Budget Reconciliation Act (COBRA) of 1986 for 18 months ($13,694), and comparable benefit coverage thereafter for a maximum of an additional twelve months and a maximum cost of $30,000 plus a tax adjustment (estimated cost of $47,207 on a tax adjusted basis assuming a federal income tax rate of 36.45%); (ii) payment to Mr. Sudbury for all of his accrued but unused vacation ($45,432); (iii) title to the leased automobile furnished by us to Mr. Sudbury on May 28, 2009 ($49,103); and (iv) the provision of a computer, printer/scanner and PDA comparable to that utilized by Mr. Sudbury when employed by us to facilitate Mr. Sudbury’s performance of his consulting services which he is to return at the end of the two year consulting period so there is no incremental cost to us. Based on the above payments and estimates, the total value of the Retirement and Consulting Agreement is $1,755,436. Mr. Sudbury had previously elected to receive the balance of his BRP account in annual installments. He received the first payment in the amount of $152,389 on November 30, 2009. He will receive another payment in the amount of $122,065 (based on the value as of December 1, 2009) on December 31, 2009. The remaining account balance of $2,907,090 (based on the value as of December 1, 2009) will be distributed annually over a seven year period. The actual BRP distribution that Mr. Sudbury receives will be based on the account value as of the distribution date.

						Change in
Murray R. McClean					Change in	Control
Executive Benefits			Involuntary		Control	Involuntary or
and Payments	Voluntary		Termination	For Cause	With No	Good Reason	Permanent
Upon Termination	Resignation	Retirement	Without Cause	Termination	Termination	Termination	Disability		Death

Compensation:
Base Salary	$0	$0	$1,050,000	$0	$0	$1,400,000	$0		$0
Annual Cash Incentive Bonus(1)	$0	$0	$1,948,860	$0	$0	$2,598,480	$0		$0
Restricted Stock
Unvested and accelerated(2)	$0	$0	$0	$0	$1,015,800	$1,015,800	$1,015,800		$1,015,800
Stock Options/SARs
Unvested and accelerated(2)	$0	$0	$0	$0	$0	$0	$0		$0
Long-Term Cash Incentive
Sept 2006-Aug 2009 Performance Period	$0	$0	$0	$0	$0	$0	$0		$0
Sept 2007-Aug 2010 Performance Period	$0	$0	$0	$0	$0	$0	$0		$0
Sept 2008-Aug 2011 Performance Period	$0	$0	$0	$0	$0	$0	$0		$0
Benefits and Perquisites:
BRP, 401(k) and Profit Sharing Contributions	$0	$0	$0	$0	$0	$0	$0		$0
Welfare Continuation Benefits(3)	$0	$0	$0	$0	$0	$38,853	$0		$0
Life Insurance Proceeds	$0	$0	$0	$0	0	$0	$0		$1,000,000
Disability Benefits	$0	$0	$0	$0	$0	$0	$470,000	(5)	$0
Additional Payment from CMC	$0	$0	$0	$0	$0	$0	$0		$50,000	(6)
Accrued Vacation Pay(4)	$53,846	$53,846	$53,846	$53,846	$0	$53,846	$53,846		$53,846

Total	$53,846	$53,846	$3,052,706	$53,846	$1,015,800	$5,106,979	$1,539,646		$2,119,646

(1)	Amounts reported for Change in Control Involuntary or Good Reason Termination are calculated pursuant to Mr. McClean’s employment agreement described on page 27.

(2)	Pursuant to the terms of the grant agreements, all unvested shares automatically vest upon death, permanent disability or Change in Control.

(3)	Amounts reported are based on estimated costs for two years based upon actual fiscal year 2009 costs.

(4)	As required by state law and our vacation program, we will pay any earned but unused vacation pay after termination of employment for any reason. Amount shown assumes the executive is entitled to the full annual vacation benefit.

(5)	Represents the aggregate value of permanent disability benefits to be paid in monthly installments until executive is age 65.

(6)	Pursuant to the terms of Mr. McClean’s employment agreement as described on page 27.

						Change in
Russell B. Rinn					Change in	Control
Executive Benefits			Involuntary		Control	Involuntary or
and Payments	Voluntary		Termination	For Cause	With No	Good Reason	Permanent
Upon Termination	Resignation	Retirement	Without Cause	Termination	Termination	Termination	Disability		Death

Compensation:
Base Salary	$0	$0	$0	$0	$0	$1,720,000	$0		$0
Annual Cash Incentive Bonus	$0	$0	$0	$0	$0	$0	$0		$0
Restricted Stock
Unvested and accelerated(1)	$0	$0	$0	$0	$507,900	$507,900	$507,900		$507,900
Stock Options/SARs
Unvested and accelerated(1)	$0	$0	$0	$0	$0	$0	$0		$0
Long-Term Cash Incentive
Sept 2006-Aug 2009 Performance Period	$0	$0	$0	$0	$0	$0	$0		$0
Sept 2007-Aug 2010 Performance Period	$0	$0	$0	$0	$0	$0	$0		$0
Sept 2008-Aug 2011 Performance Period	$0	$0	$0	$0	$0	$0	$0		$0
Benefits and Perquisites:
BRP, 401(k) and Profit Sharing Contributions	$0	$0	$0	$0	$0	$332,091	$0		$0
Welfare Continuation Benefit(2)	$0	$0	$0	$0	$0	$32,025	$0		$0
Life Insurance Proceeds	$0	$0	$0	$0	$0	$0	$0		$860,000
Disability Benefits	$0	$0	$0	$0	$0	$0	$1,600,000	(4)	$0
Accrued Vacation Pay(3)	$33,077	$33,077	$33,077	$33,077	$0	$33,077	$33,077		$33,077

Total	$33,077	$33,077	$33,077	$33,077	$507,900	$2,625,093	$2,140,977		$1,400,977

(1)	Pursuant to the terms of the grant agreements, all unvested shares automatically vest upon death, permanent disability or Change in Control.

(2)	Amounts reported are based on estimated costs for two years based upon actual fiscal year 2009 costs.

(3)	As required by state law and our vacation program, we will pay any earned but unused vacation pay after termination of employment for any reason. Amount shown assumes the executive is entitled to the full annual vacation benefit.

(4)	Represents the aggregate value of permanent disability benefits to be paid in monthly installments until executive is age 65.

							Change in
Hanns K. Zoellner						Change in	Control
Executive Benefits			Involuntary			Control	Involuntary or
and Payments	Voluntary		Termination		For Cause	With No	Good Reason		Permanent
Upon Termination	Resignation	Retirement	Without Cause		Termination	Termination	Termination		Disability		Death

Compensation:
Base Salary	$0	$0	$505,098	(1)	$0	$0	$2,020,392	(1)	$0		$0
Annual Cash Incentive Bonus	$0	$0	$0		$0	$0	$0		$0		$0
Restricted Stock
Unvested and accelerated(2)	$0	$0	$0		$0	$507,900	$507,900		$507,900		$507,900
Stock Options/SARs
Unvested and accelerated(2)	$0	$0	$0		$0	$0	$0		$0		$0
Long-Term Cash Incentive
Sept 2006-Aug 2009 Performance Period	$0	$0	$0		$0	$0	$0		$0		$0
Sept 2007-Aug 2010 Performance Period	$0	$0	$0		$0	$0	$0		$0		$0
Sept 2008-Aug 2011 Performance Period	$0	$0	$0		$0	$0	$0		$0		$0
Benefits and Perquisites:
Swiss BVG, SOBP Retirement Plans Contributions	$0	$0	$0		$0	$0	$0		$0		$0
Welfare Continuation Benefit(	$0	$0	$0		$0	$0	$0		$0		$0
Life Insurance Proceeds	$0	$0	$0		$0	$0	$0		$0		$719,212
Disability Benefits	$0	$0	$0		$0	$0	$0		$1,133,303	(4)	$0
Accrued Vacation Pay(3)	$38,858	$38,858	$38,858		$38,858	$0	$38,858		$38,858		$38,858

Total	$38,858	$38,858	$543,956		$38,858	$507,900	$2,567,150		$1,680,061		$1,265,970

(1)	The amount is calculated using the exchange rate in effect as of August 31, 2009. On August 31, 2009, the exchange rate was 1.0592 Swiss Francs to 1 U.S. Dollar.

(2)	Pursuant to the terms of the grant agreements, all unvested shares automatically vest upon death, permanent disability or Change in Control.

(3)	As required by law and our vacation program, we will pay any earned but unused vacation pay after termination of employment for any reason. Amount shown assumes the executive is entitled to the full annual vacation benefit. The amount is calculated using the exchange rate in effect as of August 31, 2009. On August 31, 2009, the exchange rate was 1.0592 Swiss Francs to 1 U.S. Dollar.

(4)	Represents the aggregate value of permanent disability benefits to be paid in monthly installments until executive is age 65. The amount is calculated using the exchange rate in effect as of August 31, 2009. On August 31, 2009, the exchange rate was 1.0592 Swiss Francs to 1 U.S. Dollar.

						Change in
William B. Larson					Change in	Control
Executive Benefits			Involuntary		Control	Involuntary or
and Payments	Voluntary		Termination	For Cause	With No	Good Reason	Permanent
Upon Termination	Resignation	Retirement	Without Cause	Termination	Termination	Termination	Disability		Death

Compensation:
Base Salary	$0	$0	$0	$0	$0	$1,560,000	$0		$0
Annual Cash Incentive Bonus	$0	$0	$0	$0	$0	$0	$0		$0
Restricted Stock
Unvested and accelerated(1)	$0	$0	$0	$0	$423,250	$423,250	$423,250		$423,250
Stock Options/SARs
Unvested and accelerated(1)	$0	$0	$0	$0	$0	$0	$0		$0
Long-Term Cash Incentive
Sept 2006-Aug 2009 Performance Period	$0	$0	$0	$0	$0	$0	$0		$0
Sept 2007-Aug 2010 Performance Period	$0	$0	$0	$0	$0	$0	$0		$0
Sept 2008-Aug 2011 Performance Period	$0	$0	$0	$0	$0	$0	$0		$0
Benefits and Perquisites:
BRP, 401(k) and Profit Sharing Contributions	$0	$0	$0	$0	$0	$267,604	$0		$0
Welfare Continuation Benefit(2)	$0	$0	$0	$0	$0	$45,183	$0		$0
Life Insurance Proceeds	$0	$0	$0	$0	$0	$0	$0		$780,000
Disability Benefits	$0	$0	$0	$0	$0	$0	$990,000	(4)	$0
Accrued Vacation Pay(3)	$30,000	$30,000	$30,000	$30,000	$0	$30,000	$30,000		$30,000

Total	$30,000	$30,000	$30,000	$30,000	$423,250	$2,326,037	$1,443,250		$1,233,250

(1)	Pursuant to the terms of the grant agreements, all unvested shares automatically vest upon death, permanent disability or Change in Control.

(2)	Amounts reported are based on estimated costs for two years based upon actual fiscal year 2009 costs.

(3)	As required by state law and our vacation program, we will pay any earned but unused vacation pay after termination of employment for any reason. Amount shown assumes the executive is entitled to the full annual vacation benefit.

(4)	Represents the aggregate value of permanent disability benefits to be paid in monthly installments until executive is age 65.

NON-EMPLOYEE DIRECTOR COMPENSATION

The compensation arrangements for directors are described below the following table. The following table and footnotes outline the compensation paid to our non-employee directors for fiscal year 2009 as well as the outstanding restricted stock and stock options held by the non-employee directors.

DIRECTOR COMPENSATION TABLE IN FISCAL YEAR 2009

	Annual				Committee		Fees Earned
	Cash		Meeting		Chairman		or Paid	Stock		All Other
	Retainer		Fees		Retainer		in Cash	Awards		Compensation	Total
Name	($)(1)		($)		($)		($)	($)(6)		($)(8)	($)
Harold L. Adams	$57,500		$31,500		$—		$89,000	$65,685		$—	$154,685

Moses Feldman	$57,500		$28,500		$—		$86,000	$65,685		$—	$151,685

Robert L. Guido	$57,500		$43,500	(3)	$10,000	(4)	$111,000	$65,685		$—	$176,685

Ralph E. Loewenberg	$57,500		$28,500		$—		$86,000	$65,685		$—	$151,685

Anthony A. Massaro	$60,500	(2)	$35,500	(3)	$10,000		$106,000	$65,685		$—	$171,685

Robert D. Neary	$57,500		$42,000		$10,000		$109,500	$65,685		$—	$175,185

Dorothy G. Owen	$57,500		$28,500		$—		$86,000	$65,685		$—	$151,685

J. David Smith	$60,500	(2)	$43,500	(3)	$—		$104,000	$88,743	(7)	$—	$191,743

Robert R. Womack	$60,500	(2)	$54,000	(3)	$20,000	(5)	$134,500	$65,685		$—	$200,185

(1)	The directors’ retainer increased effective January 1, 2009 from $50,000 to $60,000.

(2)	Members of the IT Sub-Committee received an annual retainer of $3,000 for serving on the IT Sub-Committee.

(3)	Members of the IT Sub-Committee received $1,000 per month in lieu of per-meeting fees for serving on the IT Sub-Committee.

(4)	Mr. Guido served as Chairman of the IT Sub-Committee in fiscal 2009.

(5)	Includes Mr. Womack’s $10,000 annual retainer for service as Lead Director, as well as his $10,000 annual retainer as Chairman of the Committee.

(6)	FAS 123R expense for fiscal year 2009 representing the amortized value of all restricted stock awards granted in 2006, 2007 and 2008 and all stock appreciation rights granted in 2009 to all non-employee directors pursuant to the Non-Employee Director Stock Plan. Assumptions related to these values calculated pursuant to FAS 123R can be found in Note 1 of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on October 30, 2009. Each of the nine non-employee directors received 14,000 stock appreciation rights in 2009 (an aggregate of 126,000 stock appreciation rights) with one-half of such rights vesting on January 22, 2010 and one-half on January 22, 2011, provided such director is still serving as a director or such director has not had an accelerated vesting event, such as retirement, death, permanent disability or a change in control. These are the only stock appreciation rights held by the nine non-employee directors. The nine non-employee directors have been awarded an aggregate of 135,112 restricted stock awards of which 18,000 are not yet vested. The number of non-vested restricted stock awards for each director on August 31, 2009 was as follows: H. Adams, 2,000; M. Feldman, 2,000; R. Guido, 2,000; R. Loewenberg, 2,000; A. Massaro, 2,000; R. Neary, 2,000; D. Owen, 2,000; D. Smith, 2,000; and R. Womack, 2,000. The aggregate number of outstanding stock options awarded to the nine directors prior to fiscal year 2005 and subject to exercise is 144,722. The number of shares underlying outstanding stock options held by each director on August 31, 2009 was as follows: H. Adams, 6,000; M. Feldman, 0; R. Guido, 0; R. Loewenberg, 13,410; A. Massaro, 34,406; R. Neary, 0; D. Owen, 65,236; D. Smith, 13,670; and R. Womack, 12,000. The grant date FAS 123R fair value of the fiscal year 2009 stock appreciation rights for each non-employee director was $65,685 based on the Black Scholes value stock price of $4.6918 per share on the date of the award.

(7)	For stock award grants made in 2007 and 2008, all non-employee directors except Mr. Smith were age 62 or older and as such were considered vested in all stock awards for purposes of FAS 123R valuation. The stock award value for Mr. Smith is the aggregate amortized FAS 123R value of stock awards he received in 2007, 2008 and 2009.

(8)	Costs of less than $10,000 per director were incurred by us in connection with a spouse attending activities related to one Board of Directors meeting during fiscal year 2009. We incurred costs associated with minor commemorative items, meals, entertainment, sightseeing and similar activities for each director and accompanying guest. We did not pay for travel expenses to or from the meeting location for spouses.

None of our employees receive additional compensation for serving as a director. From September 1, 2008 through December 31, 2008, Ms. Owen and Messrs. Adams, Feldman, Guido, Loewenberg, Massaro, Neary, Smith and Womack were paid a pro rata share of the annual retainer of $50,000 and $1,500 for each Board of Directors meeting and committee meeting attended, excluding meetings of the IT Sub-Committee. In recognition of the difficult market conditions facing us during fiscal year 2009, the non-employee directors voluntarily relinquished the $1,500 meeting fees for all telephonic meetings of the Board of Directors. Effective as of January 1, 2009, the annual retainer for all non-employee directors was increased to $60,000. From January 1, 2009 until August 31, 2009, the non-employee directors received a pro rata share of the new annual retainer. Chairmen of the Audit, Compensation, Nominating and Corporate Governance Committees, IT Sub-Committee and the Lead Director each received an additional retainer payment of $10,000 per fiscal year. Each member of the IT Sub-Committee other than the Chairman of the committee was paid a $3,000 annual retainer. The Chairman of the IT Sub-Committee and members of the IT Sub-Committee are paid $1,000 per month but are not paid a meeting fee for service on this Sub-Committee. We also reimburse directors for expenses in connection with their attendance at Board of Directors and IT Sub-Committee meetings and, as authorized under our corporate governance guidelines, participation in continuing education programs specifically designed for directors of public companies in order that they stay current and knowledgeable about their roles.

The 1999 Non-Employee Director Stock Plan was approved at the 2000 annual meeting of stockholders and amended by stockholders at the 2005 and 2007 annual meetings. The plan provides that each non-employee director shall receive on the date of each annual meeting of stockholders either (i) an option (including stock appreciation rights) to acquire 14,000 shares or (ii) 4,000 shares of restricted stock or 4,000 restricted stock units. During fiscal year 2009, all directors elected to receive stock appreciation rights reflecting 14,000 shares. Directors who are elected to fill vacancies between annual meetings receive a grant for a pro rata amount of equity awards based on their period of service before the next annual meeting. All non-employee director equity awards vest in two equal annual installments beginning one year from the date of the award. In addition, each non-employee director may make an irrevocable election, prior to January 1 of each year, to accept additional restricted stock units in lieu of all or part of the annual cash fees to be paid for that fiscal year. The number of shares subject to restricted stock units as a result of this election shall be the number of shares of Company common stock whose fair market value is equal to the dollar amount of fees subject to the election.

The exercise price for all options granted to non-employee directors shall be the fair market value on the day of grant. All non-employee director options terminate on the earliest of: (i) the seventh anniversary of the date of grant; (ii) one year after termination of service by reason of death or disability; (iii) two years after termination of service by reason of retirement after age sixty-two; or (iv) thirty days following termination of service for any other reason. These options are considered “non-qualified” options under Section 422A of the Code.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee of our Board of Directors during fiscal year 2009 were Ms. Owen and Messrs. Womack (Chairman), Feldman, Loewenberg, Massaro and Neary. None of the members of the Compensation Committee was at any time during fiscal year 2009, or at any other time, an officer or employee of Commercial Metals Company. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving either as a member of our Compensation Committee or as a member of our Board of Directors. There were no relationships requiring disclosure under Item 404 of Regulation S-K or Item 407(e)(4) of Regulation S-K that involved any member of the Compensation Committee during the last fiscal year.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Mr. Robert McClean, the son of our Chairman of the Board, President and CEO Murray McClean, is employed by us as Sales Manager of CMC Rebar Florida. In this capacity, he was paid cash compensation, including base salary and annual bonus, of $121,120 for his services during fiscal year 2009. He also received taxable compensation of $128,321, including reimbursement of tuition expense under our educational assistance program, life insurance premiums, and personal use of a company furnished automobile.

Ms. Donna Rinn, the sister of our Executive Vice President and CMC Americas Division President, Russell B. Rinn, is employed by us as Enterprise Applications Director. In this capacity, Ms. Rinn was paid cash compensation, including base salary and annual bonus, of $310,259 for her services during fiscal year 2009. She also received taxable compensation totaling $338,863, including imputed income for relocation expenses incurred with her move to the headquarters office and life insurance premiums.

Since 1978, we have had a Policy of Business Conduct and Ethics (the “Policy”) that applies to all directors, officers, and employees (collectively, “employees”). The Policy was amended in October 2009 and can be found on our website at www.cmc.com at the Corporate Governance section.

The Policy prohibits an employee from engaging in transactions in which he or she may have a conflict of interest without first disclosing the potential conflict of interest to his or her supervisor and seeking prior approval. All salaried employees are annually required to certify their compliance with the Policy and to respond to a questionnaire which specifically inquires as to any possible conflict of interest situations in which they are a participant or of which they have knowledge. Our directors and executive officers are additionally required to respond to annual questionnaires seeking disclosure of similar information. The results of these inquiries are reviewed as appropriate with the Audit Committee or the Board of Directors. The Board of Directors has adopted a practice of requiring all of our directors and executive officers to disclose to the Audit Committee or the Board of Directors all relevant facts and circumstances in advance of entering into any transaction which will result in a conflict of interest between us and the director or executive officer.

A conflict of interest is defined as any situation in which an employee has two or more duties or interests which are, or may even appear to be, mutually incompatible and tend to conflict with the proper and impartial discharge of the employee’s duties, responsibilities, or obligations to us. Any employee who has any doubt regarding any situation is obligated to bring it to the attention of his or her supervisor.

Conflicts of interest include, but are not limited to, the following:

1. Holding any position or having any family member hold any position of financial interest, direct or indirect, in any corporation, partnership, or organization with whom we do or may do business, or which is in competition with us (except for management approved memberships on boards of directors). Ownership of securities in a corporation whose stock is sold on a securities exchange or over-the-counter market and such ownership comprises less than one percent (1%) of the voting control of such a security will not be deemed in violation of this provision.

2. Being instrumental in any sort of “deal” or other relationship with a customer, competitor, or supplier which is detrimental to us or which is designed to benefit the employee without the knowledge and consent of our President.

3. Participating in outside interests which interfere with or influence the employee’s ability to devote his or her full time and ability, during regular business hours or employment, to the service of the Company.

4. Any employee having authority to buy, sell or trade in any commodity sold by us may not trade for the employee’s personal account in the same or related commodity markets of any kind including world money markets without the prior written consent of our President.

All officers and branch managers are responsible for the enforcement of and compliance with the Policy and shall make those communications necessary to insure knowledge of and compliance with the Policy. The Audit Committee oversees compliance with the Policy.

In addition to addressing conflicts of interest, the Policy also prohibits employees from taking for personal gain business opportunities that belong to us. These opportunities may arise through the employee’s access to Company property, information or position. For example, if as a result of an employee’s position with us, the employee is presented with an opportunity to buy a business that is a customer, supplier or competitor of ours, this opportunity must first be fully disclosed and offered to us. Only after we decline to pursue the opportunity and following full disclosure by the employee, including when appropriate, termination of the employee’s employment with us and consistent with the employee’s obligations to us with regard to proprietary and confidential information, may the employee personally pursue the opportunity. The Policy requires employees to first advance our legitimate business interests when the opportunity to do so arises.

The employment of Mr. Robert McClean and Ms. Donna Rinn described above did not require review, approval or ratification under the Policy or practices.

AUDIT COMMITTEE REPORT

For many years we have had a standing Audit Committee of our Board of Directors. Our Board of Directors annually selects the members of the Audit Committee. Five non-employee directors, Messrs. Neary (Chairman), Adams, Guido, Smith, and Womack are presently members of the Audit Committee. Our Board of Directors has determined that each member of the Audit Committee is qualified to serve. Each member of the Audit Committee satisfies all applicable financial literacy requirements and each member is independent as required by the Sarbanes-Oxley Act and as “independence” is defined by the listing standards of the NYSE. Our Board of Directors has determined that Messrs. Guido, Neary, Smith, and Womack meet the definition of “audit committee financial expert” as defined by the Securities and Exchange Commission. During the fiscal year ended August 31, 2009, the Audit Committee met nine times.

The Audit Committee’s responsibilities are outlined in a charter approved by the Board of Directors, which can be found on our website at www.cmc.com under the Corporate Governance section. The Audit Committee assists the Board of Directors in the oversight of our financial reporting process. Management has the primary responsibility for establishing and maintaining adequate internal financial controls, for preparing the financial statements and for the public reporting process. The Audit Committee, among other activities described in its charter, has sole authority for the appointment (subject to stockholder ratification), retention, oversight, termination and replacement of the independent registered public accounting firm, recommends to our Board of Directors whether the audited financial statements should be included in our Annual Report on Form 10-K, reviews quarterly financial statements with management and the independent registered public accounting firm, reviews with our internal audit staff and independent registered public accounting firm our controls and procedures and is responsible for approving all audit and engagement fees of the independent registered public accounting firm. The Audit Committee meets regularly and separately from management with the internal audit staff, the external audit staff and the General Counsel.

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended August 31, 2009 with management and with the independent registered public accounting firm. Those discussions included the matters required to be disclosed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. The Audit Committee has discussed with the independent registered public accounting firm its independence under such standards and has determined that the services provided by Deloitte & Touche LLP are compatible with maintaining their independence. Based on the Audit Committee’s discussion and review with management and the independent registered public accounting firm, the Audit Committee recommended to our Board of Directors that the audited financial statements for the fiscal year ended August 31, 2009 be included in our Annual Report on Form 10-K as filed October 30, 2009 with the Securities and Exchange Commission.

Robert D. Neary, Chairman
Harold L. Adams
Robert L. Guido
J. David Smith
Robert R. Womack

PROPOSAL II

ADOPTION OF THE COMMERCIAL METALS COMPANY
2010 EMPLOYEE STOCK PURCHASE PLAN

General

The Board of Directors is seeking the approval of the Commercial Metals Company 2010 Employee Stock Purchase Plan (the “ESPP”), which was adopted, subject to stockholder approval, by the Board of Directors on November 23, 2009. The purpose of the ESPP is to provide our employees and those of our subsidiaries with an opportunity to become stockholders. The ESPP provides all Eligible Employees (defined below) with an option to purchase shares of our common stock through voluntary systematic payroll deductions. The ESPP replaces the General Employees’ Stock Purchase Plan (the “Former Plan”). After we issue shares in January 2010, based on the Former Plan’s 2009 option contracts, the Former Plan will not have enough shares to allow for another year of option contracts. The Board of Directors believes that the ESPP provides an incentive for employees to acquire shares of our common stock, thereby aligning their interests with those of our stockholders, and also enables us to continue to attract and retain the talented employees necessary for our continued growth and success. Therefore, the Board of Directors is recommending the approval of the ESPP.

The full text of the ESPP, is included as Appendix A to this Proxy Statement. Described below is a summary of certain key provisions of the ESPP, which is qualified in its entirety by reference to the full text of the ESPP.

Description of the ESPP

Purpose.  Our Board of Directors believes that the investment by our employees in our common stock through the ESPP will emphasize the mutuality of interests that exists between our employees and our stockholders while at the same time creating an incentive for employees, promoting employee morale, and helping to attract and retain desirable personnel. The ESPP provides Eligible Employees with the opportunity, during specified periods one or more times throughout the year (“Offering Periods”), to purchase shares of our common stock at a discount through accumulated payroll deductions. The ESPP is not a qualified deferred compensation plan under Section 401(a) of the Code and is not subject to the provisions of the U.S. Employee Retirement Income Security Act of 1974, as amended.

Eligibility.  Each employee who is an “Eligible Employee” on the date of grant of an option offered under the ESPP may be eligible as determined by the Compensation Committee to participate in such offering. Generally, the term “Eligible Employee” includes all of our employees, other than an employee who: (a) has worked for the Company for less than one (1) year, (b) customarily works twenty (20) hours or less per week, (c) customarily works for not more than five (5) months in any calendar year, (d) is an “ineligible foreign employee” (as defined in the ESPP), or (e) is an employee who, immediately after the option is granted, owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of our stock. Eligible employees may continue to participate during each succeeding Offering Period.

Purchase of Shares.  Each year during the term of the ESPP, unless the Compensation Committee determines otherwise, we will, through one or more Offering Periods, make an offer to each Eligible Employee of options to purchase our common stock through voluntary payroll deductions. Through the execution and delivery of a subscription agreement, each Eligible Employee will be entitled to purchase a dollar amount or percentage of compensation of shares of common stock or a number of shares as the Compensation Committee may determine (but not exceeding the amount specified in Section 423(b) of the Code) for any offering. The option price for each offering will be determined by the Compensation Committee and will not be less than (1) 85% of fair market value on the date of grant or (2) 85% of fair market value on the date the option is exercised, whichever is lower. The date of grant will be as determined by the Compensation Committee. The fair market value of our common stock as of the date of grant and the date of exercise will be determined by a reasonable method or procedure established by the Compensation Committee, and complying with the applicable rules under Section 423 of the Code.

The expiration date of the options will be determined for each Offering Period by the Compensation Committee, but will not in any event be later than 27 months from the date of grant of the option. The term of an option will consist of an “Enrollment Period,” a “Payroll Deduction Period,” and an “Exercise Day.” The beginning and ending dates of each Enrollment Period and Payroll Deduction Period and the date of each Exercise Day will be determined by the Compensation Committee. The employee’s election to participate and subscription for shares for each Offering Period will indicate the dollar amount of shares, percentage of the employee’s compensation, or a number of shares of common stock to be purchased, as applicable, for which such employee wishes to participate and will authorize payroll deductions to be made over the Payroll Deduction Period. During the Payroll Deduction Period, the Compensation Committee may allow participants to cancel or modify their payroll deduction authorizations. After completion of the Payroll Deduction Period, the option will be automatically exercised on the Exercise Day. As soon as administratively possible after full payment for the shares, a certificate for the shares purchased will be delivered to the participating employee.

Administration.  The ESPP will be administered by the Compensation Committee of the Board of Directors, or such other committee of the Board of Directors as it may designate. The Compensation Committee has full power, in a manner not inconsistent with the ESPP, to adopt, amend and rescind any rules for the administration of the ESPP, to construe and interpret the ESPP, to exercise any and all powers allocated to the Compensation Committee under the ESPP, and to make all other determinations necessary or advisable for the administration of the ESPP.

Securities to be Purchased.  No more than 5,000,000 shares of our common stock may be sold pursuant to the ESPP, subject to adjustments as described below. Either authorized and unissued shares or issued shares reacquired by us may be made subject to options under the ESPP. Any shares not purchased prior to the termination of an option may be again subjected to an option under the ESPP. No employee will be granted an option that permits the employee to accrue rights to purchase stock under all of our employee stock purchase plans at a rate that exceeds $25,000 (or such other maximum as may be prescribed from time to time under the Code) of fair market value of such common stock (determined at the date of grant) for each calendar year in which the option is outstanding at any time in accordance with the provisions of Section 423(b)(8) of the Code.

Plan Amendment, Withdrawal, Cancellation and Termination.  We will continue the ESPP until January 31, 2020 or until all of our shares of common stock reserved for the purposes of the ESPP have been subscribed for and sold, whichever is earlier; however, the Board of Directors has the power to alter, amend, suspend, or terminate the ESPP or any part thereof or any option thereunder at any time as it may deem proper and in our best interests. With respect to the options, until final payment, an employee may cancel his or her option and we will refund his or her entire contribution to date without interest. Except as set forth below, should the employee leave his or her employment for any reason prior to completing payment for the shares, we will refund his or her entire contribution. The Compensation Committee may, on an equal basis, allow participants who have terminated employment by reason of retirement, disability, or death to exercise their options for certain periods of time after their termination of employment.

Change in Capitalization; Merger or Consolidation.  In the event that any dividend or other distribution, recapitalization, stock split, reverse stock split, rights offering, reorganization, merger, consolidation, split-up, spin-off, split-off, combination, subdivision, repurchase, or exchange of common stock or other securities of the Company, issuance of warrants or other rights to purchase common stock or other securities of the Company, or other similar corporate transaction or event affects the fair value of an option, the Compensation Committee will adjust any or all of the following so that the fair value of the option immediately after the transaction or event is equal to the fair value of the option immediately prior to the transaction or event (i) the number and type of shares of common stock which may be made the subject of options, (ii) the number and type of shares of common stock subject to outstanding options, and (iii) the grant, purchase or exercise price with respect to any option or, if deemed appropriate, make provision for a cash payment to the holder of an option. Notwithstanding the foregoing, no such adjustment will be made or authorized to the extent that such adjustment would cause the ESPP or any option to violate Section 423 of the Code. Furthermore, such adjustments will be made in accordance with the rules of any securities exchange, stock market, or stock quotation system to which we are subject.

Assignment; Transfer; Stockholder Rights.  An option granted under the ESPP may not be transferred except by will or the laws of descent and distribution and, during the lifetime of the employee to whom granted, may be exercised only for the benefit of the employee. No participant has rights as a stockholder until payment for the shares has been completed and a certificate has been issued.

Plan Benefits and Number of Shares Purchased by Certain Individuals and Groups.  Each executive officer qualifies for participation under the ESPP and may be eligible, along with all other Eligible Employees, to annually purchase up to $25,000 worth of our common stock at a discount below the market price. However, participation in the ESPP is voluntary and dependent upon each executive officer’s election to participate, and the benefit of participating will depend on the terms of the offerings (if any) and fair market value of the stock on the Exercise Day. Accordingly, future benefits that would be received by the executive officers and other Eligible Employees under the ESPP are not determinable at this time. However, as a reference, the following tables indicate (i) shares purchased under the Former Plan during calendar year 2008 that were issued in January 2009 and (ii) shares expected to be purchased under the Former Plan during calendar year 2009 and issued in January 2010, by the NEOs, by all executive officers as a group and by all employees (excluding executive officers) as a group:

	Shares Issued in January 2009
	Dollar	Number of
Name and Position	Value(1)	Shares

Murray R. McClean, Chairman, CEO and President(2)	$0	0
Russell B. Rinn, Executive Vice President & President – CMC Americas Division	$0	0
Hanns K. Zoellner, Executive Vice President & President – CMC International Division(2)	$0	0
William B. Larson, Senior Vice President & CFO	$0	0
David M. Sudbury, Senior Vice President, Secretary and General Counsel	$0	0
All Executive Officers (8 persons)	$0	0
All Employees, excluding Executive Officers	$7,439	950

	Shares Expected
	to Be Issued in
	January 2010
	Dollar	Number of
Name and Position	Value(3)	Shares

Murray R. McClean, Chairman, CEO and President(2)	$0	0
Russell B. Rinn, Executive Vice President & President – CMC Americas Division	$1,058	400
Hanns K. Zoellner, Executive Vice President & President – CMC International Division(2)	$0	0
William B. Larson, Senior Vice President & CFO	$1,058	400
David M. Sudbury, Senior Vice President, Secretary and General Counsel(4)	$1,058	400
All Executive Officers (9 persons)	$7,406	2,800
All Employees, excluding Executive Officers	$2,714,643	1,026,330

(1)	“Dollar Value” for the shares issued in January 2009 equals the difference (which is 25% of the December 2007 Price (defined below)) between the price paid for shares purchased under the Former Plan and the average of the mean of the highest and lowest prices of one share of our common stock on the New York Stock Exchange – Consolidated Tape, or such other reporting services as the Compensation Committee selected, for each of the first ten days in December 2007 during which the NYSE was open for business (the “December 2007 Price”).

(2)	Neither Mr. McClean, in his capacity as Chairman, CEO and President, nor Mr. Zoellner, in his capacity as a non-U.S. person, is permitted to purchase shares under the Former Plan.

(3)	“Dollar Value” for the shares to be issued in January 2010 equals the difference (which is 25% of the December 2008 Price (defined below)) between the price to be paid for shares purchased under the Former Plan and the average of the mean of the highest and lowest prices of one share of our common stock on the New York Stock Exchange – Consolidated Tape, or such other reporting services as the Compensation Committee selected, for each of the first ten days in December 2008 during which the NYSE was open for business (the “December 2008 Price”).

(4)	Due to Mr. Sudbury’s retirement on August 31, 2009, he has paid for and received his shares.

Market Value of the Securities.  The market value of our common stock is $16.93 per share based on the closing price of our common stock on December 11, 2009.

Certain Federal Income Tax Consequences

The following is a general description of the current federal income tax matters relating to the ESPP. The federal tax laws could change in the future. The ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. In general, under a qualified ESPP, a participant does not have a taxable event at the time of grant of an option or at the time of exercise of an option, but will realize taxable income at the time the participant sells the shares acquired under the ESPP.

If a participant observes certain holding period requirements, the participant’s gain on sale will generally be taxed at long-term capital gains rates, except that in certain circumstances a portion of the participant’s gain will be treated as ordinary income. Those circumstances will generally occur if the exercise price of the shares is established as a percentage less than 100% of the fair market value of the shares at the beginning of the Offering Period, or if at the beginning of the period it is unknown what the exercise price will be (for example, if the exercise price can be determined only on the Exercise Day). The participant’s ordinary income will not be greater than the excess, if any, of the fair market value of the shares at the date of grant over the exercise price (or, if lower, the actual proceeds of sale over the actual purchase price of the shares). If the exercise price is a function of the value of the shares on the Exercise Day, the exercise price will be determined as if the option was exercised at the date of grant for purposes of calculating this limit. If the participant sells the shares only after satisfying the holding period requirements, we will not be entitled to a deduction. If the participant sells the shares before satisfying the holding period requirements (i.e., a “disqualifying disposition”), then the participant will realize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the stock on the Exercise Day and we will be entitled to a corresponding deduction. The remainder of the proceeds of sale will be taxed at short-term capital gains rates. A “disqualifying disposition” occurs if a share of common stock acquired pursuant to the ESPP is disposed of by a participant prior to the expiration of two years from the date of grant of the option relating to such share or one year from the date of transfer of such share to the participant.

Vote Required

The affirmative vote of the holders of a majority of shares present or represented at the annual meeting and entitled to vote is required to adopt the proposal to approve the ESPP.

The Board of Directors recommends a vote FOR the approval of the Commercial Metals Company 2010 Employee Stock Purchase Plan.

PROPOSAL III

AMENDMENT TO OUR 2006 LONG-TERM EQUITY INCENTIVE PLAN

General

The Board of Directors is seeking the approval of our stockholders of an amendment to our 2006 Long-Term Equity Incentive Plan (the “2006 Equity Plan”), which was adopted, subject to stockholder approval, by the Board of Directors on November 23, 2009 (the “Equity Plan Amendment”). Generally, the Equity Plan Amendment (i) increases the number of shares of common stock available for awards under the 2006 Equity Plan from 5,000,000 shares to 10,000,000 shares, (ii) adds certain restrictions to the share reuse provisions of the 2006 Equity Plan, (iii) places limitations on the number of “full value awards” that may be granted pursuant to the 2006 Equity Plan, (iv) reduces the maximum term of any award to seven years from ten years and (v) removes a restriction requiring a reduction in the term of an award due to a termination of service.

The 2006 Equity Plan was adopted by the Board of Directors in 2006 and approved by the stockholders at the annual meeting held in January 2007. The 2006 Equity Plan provides for the granting of stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, and other awards which may be paid in cash or stock. The 2006 Equity Plan provides flexibility to our compensation methods in order to adapt the compensation of key employees and management to a changing business environment, after giving due consideration to competitive conditions and the impact of federal tax laws.

The awards granted in 2009 under the 2006 Equity Plan were limited due to the unique economic climate. However, based on the amount of historical grants and future grants planned, we expect to have an insufficient number of shares to allow us to continue offering the 2006 Equity Plan to our employees. We believe the increase by 5,000,000 of the number of shares available for awards under the 2006 Equity Plan will provide a sufficient amount of shares available for award to eligible employees for approximately five years. We believe that the additional shares that may be granted and our related ability to continue offering the 2006 Equity Plan not only provides an incentive for employees to acquire shares of our common stock, thereby aligning their interests with those of our stockholders, but also enables us to continue to attract and retain the talented employees necessary for our continued growth and success. We believe that the removal of the restriction requiring a reduction in the term of an award due to a termination of service allows us to be flexible in managing different circumstances upon an employee’s termination. The reduction in the maximum term of any award to seven years from ten years is consistent with our current practice in granting stock options and SARs. We believe that the addition of certain restrictions to the share reuse provisions of the 2006 Equity Plan and the limitations on the number of “full value awards” that may be granted pursuant to the 2006 Equity Plan provide limitations that will allow us to be judicious in our approach to granting equity, thereby even more closely aligning our interests with the interests of our stockholders.

The full text of the 2006 Equity Plan and the Equity Plan Amendment are included as Appendix B-1 and B-2 to this Proxy Statement, respectively. Described below is a summary of certain key provisions of the 2006 Equity Plan, which is qualified in its entirety by reference to the full text of the 2006 Equity Plan. All terms and conditions of the 2006 Equity Plan will remain unchanged with the exception of the Equity Plan Amendment discussed above.

Summary of the Proposed Equity Plan Amendment

The Equity Plan Amendment was adopted, subject to stockholder approval, by the Board of Directors on November 23, 2009, to primarily make five notable changes to the 2006 Equity Plan.

•	First, the Equity Plan Amendment increases the number of shares authorized under the 2006 Equity Plan by 5,000,000 shares for a total of 10,000,000 authorized shares.

•	Second, the Equity Plan Amendment provides that shares of common stock that are subject to an award under the 2006 Equity Plan may not again be made available for issuance under the 2006 Equity Plan and shall reduce the total number of shares available for future issuances if such shares are (i) shares of common stock that were subject to a stock option or a stock-settled SAR and were not issued upon the net settlement or net exercise of such stock option or SAR; (ii) shares of common stock delivered or withheld by us to pay the exercise price or the withholding tax obligations associated with awards; or (iii) shares of common stock repurchased by us on the open market or otherwise using the proceeds of the exercise of a stock option or stock-settled SAR by a Participant.

•	Third, the Equity Plan Amendment limits the number of “full value awards” that may be granted pursuant to the 2006 Equity Plan. For purposes of the Equity Plan Amendment, “full value awards” are awards with a net benefit to the participant that is equal to the fair market value of the total number of shares of common stock that are subject to the award. For example, full value awards include restricted stock and restricted stock units, but they do not include stock options and SARs. While all of the 5,000,000 previously authorized shares of common stock may be granted pursuant to full value awards, of the newly authorized 5,000,000 shares, only 2,000,000 of such shares may be granted pursuant to full value awards.

•	Fourth, the Equity Plan Amendment reduces the term of any award to a maximum of seven years from ten years.

•	Fifth, the Equity Plan Amendment removes a current restriction requiring either a cancellation of or a reduction in the term of an award due to termination of service by an employee.

Description of the 2006 Equity Plan

Expiration Date.  The 2006 Equity Plan will terminate on December 1, 2016, or earlier upon action of the Board of Directors. Awards made prior to termination may extend beyond that date. In no event will any award be exercisable after the expiration of ten years from the date of grant.

Share Authorization.  Subject to certain adjustments, unless the Equity Plan Amendment is approved by the stockholders, the number of our shares of common stock that may be issued pursuant to awards under the 2006 Equity Plan is 5,000,000 shares, of which 2,000,000 shares may be delivered pursuant to incentive stock options. If the Equity Plan Amendment is approved, the total number of shares that may be issued pursuant to awards under the 2006 Equity Plan will be increased to 10,000,000 shares. Shares are counted only to the extent they are actually issued. If (i) shares are issued and reacquired by us, or (ii) if shares are covered by an award that may be settled in shares of common stock or cash and the award is settled in cash, those shares will again be available for issuance under the 2006 Equity Plan. However, shares tendered in payment of the purchase price of an award or to satisfy tax withholding obligations are not available for awards under the 2006 Equity Plan. If the Equity Plan Amendment is approved, the foregoing share reuse provisions will be amended as provided above in the summary of the Equity Plan Amendment.

Administration.  The 2006 Equity Plan is administered by the Compensation Committee, or such other committee of the Board as it may designate. The Compensation Committee has authority to (i) interpret the 2006 Equity Plan, (ii) prescribe, amend, and rescind any rules and regulations necessary or appropriate for the administration of the 2006 Equity Plan, (iii) establish performance goals for an award pursuant to the 2006 Equity Plan and certify the extent of a participant’s achievement, (iv) designate the persons eligible to participate in the 2006 Equity Plan, and (v) make such other determinations or certifications and take such other action as it deems necessary or advisable in the administration of the 2006 Equity Plan.

Eligibility.  Employees (including an employee who is also a director or an officer) whose judgment, initiative and efforts contribute to or may be expected to contribute to the successful performance of the Company are eligible to participate in the 2006 Equity Plan. The Compensation Committee, upon its own action, may grant, but shall not be required to grant, an award to any employee of the Company or any subsidiary.

Stock Options.  The Compensation Committee may grant either incentive stock options qualifying under Section 422 of the Code or non-qualified stock options. The exercise price per share subject to a stock option is determined by the Compensation Committee. However, the per share exercise price of a stock option cannot be less than 100% of the fair market value of a share of common stock on the date of grant. If an incentive option is granted to a participant who owns or is deemed to own more than 10% of the combined voting power of all classes of stock of the Company (or any majority-owned subsidiary), the per share exercise price of the incentive option must be at least 110% of the fair market value of a share of common stock on the date of grant. The maximum term of each stock option, the times at which each option will be exercisable, and provisions requiring forfeiture of unexercised options at or following termination of employment or service generally are fixed by the Compensation Committee, except that the Compensation Committee may not grant options with a term exceeding ten years. If the Equity Plan Amendment is approved, the maximum term of stock options shall be seven years. The Compensation Committee may grant stock options subject to certain restrictions such as vesting pursuant to the 2006 Equity Plan or an award agreement. Recipients of stock options may pay the option exercise price by delivery to us of (i) cash or check, (ii) common stock already owned by the participant having a fair market value equal to the aggregate option exercise price and that the participant has not acquired from us within six months prior to the exercise date, (iii) an option exercise form directing the sale of certain of the shares of common stock purchased upon the exercise of the option or the pledge of shares to a broker as collateral for a loan from the broker and the delivery to us of the amount of sale or loan proceeds necessary to pay the purchase price, or (iv) any other form of consideration that is acceptable to the Compensation Committee.

Stock Appreciation Rights.  SARs may, but need not, relate to options. A SAR is the right to receive an amount equal to the excess of the fair market value of a share of common stock on the date of exercise over the fair market value of a share of common stock on the date of grant. A SAR granted in tandem with a stock option will require the holder, upon exercise, to surrender the related stock option with respect to the number of shares as to which the SAR is exercised. A SAR may not be granted at less than the fair market value of a share of common stock on the date the SAR is granted and cannot have a term of longer than ten years. If the Equity Plan Amendment is approved, the maximum term of a SAR shall be seven years. Distributions to the recipient may be made in shares of common stock, in cash or in a combination of both as determined by the Compensation Committee.

Restricted Stock and Restricted Stock Units.  Restricted stock consists of shares that are transferred or sold by us to a participant but are subject to a substantial risk of forfeiture until vested and other restrictions on sale or other transfer by the participant. Restricted stock units are the right to receive shares of common stock at a future date in accordance with the terms of the grant upon the attainment of certain conditions specified by the Compensation Committee, which include a substantial risk of forfeiture until vested, and other restrictions on sale or other transfer by the participant. Restrictions or conditions could include the attainment of performance goals, continuous service with us, the passage of time or other restrictions or conditions.

Performance Awards.  The Compensation Committee may grant performance awards payable in cash or shares of common stock at the end of a specified performance period. Payment will be contingent upon achieving pre-established performance goals by the end of the performance period. The Compensation Committee will determine the length of the performance period, the maximum payment value of an award, and the minimum performance goals required before payment will be made. Subject to Compensation Committee discretion, a performance award will terminate for all purposes if the participant is not continuously employed by us at all times during the applicable performance period.

Other Awards.  The Compensation Committee may grant other forms of awards payable in cash or shares of common stock if the Compensation Committee determines that such other form of award is consistent with the purpose and restrictions of the 2006 Equity Plan. The terms and conditions of such other form of award will be specified by the grant. Such other awards may be granted for no cash consideration, for such minimum consideration as may be required by applicable law, or for such other consideration as may be specified by the grant.

Performance Goals.  Awards of restricted stock, restricted stock units, performance awards and other awards (whether relating to cash or shares of common stock) under the 2006 Equity Plan may be made subject to the attainment of performance goals within the meaning of Section 162(m) of the Code that consist of one or more, or any combination, of the following criteria: cash flow; cost; revenues; sales; ratio of debt to debt plus equity; net borrowing, credit quality or debt ratings; profit before tax; economic profit; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; gross margin; earnings per share (whether on a pre-tax, after-tax, operational or other basis); operating profit earnings before tax; capital expenditures; expenses or expense levels; economic value added; ratio of operating earnings to capital spending or any other operating ratios; free cash flow; net earnings on either a LIFO or FIFO basis; net sales; net asset or book value per share; the accomplishment of mergers, acquisitions, dispositions, public offerings or similar extraordinary business transactions; sales growth; price of our common stock; return on assets net assets, invested capital, equity, or stockholders’ equity; market share; inventory levels, inventory turn or shrinkage; total return to stockholders; productivity increases, units per man hour; or reduction in lost time, accidents or other safety records (“Performance

Criteria”). Any Performance Criteria may be used to measure our performance as a whole or any business unit of the Company and may be measured relative to a peer group or index. Any Performance Criteria may include or exclude (i) extraordinary, unusual and/or non-recurring items of gain or loss, (ii) gains or losses on the disposition of a business, (iii) changes in tax or accounting regulations or laws, or (iv) the effect of a merger or acquisition, as identified in our quarterly and annual earnings releases. In all other respects, Performance Criteria will be calculated in accordance with our financial statements, under generally accepted accounting principles, or under a methodology established by the Compensation Committee prior to the issuance of an award which is consistently applied and identified in the audited financial statements, including footnotes, or the Management Discussion and Analysis section of our annual report on Form 10-K. However, to the extent Section 162(m) of the Code is applicable, the Compensation Committee may not in any event increase the amount of compensation payable to an individual upon the attainment of a Performance Goal.

Amendment or Discontinuance of the Plan.  The Board of Directors may at any time and from time to time, without the consent of the participants, alter, amend, revise, suspend, or discontinue the 2006 Equity Plan in whole or in part; provided, however, that (i) no amendment that requires stockholder approval for the 2006 Equity Plan and to continue to comply with the Code or any applicable requirements of any securities exchange or inter-dealer quotation system on which our stock is listed or traded, shall be effective unless the amendment is approved by the requisite vote of our stockholders; and (ii) unless required by law, no action by the Board of Directors regarding amendment or discontinuance of the 2006 Equity Plan may adversely affect any rights of any participants or obligations of the Company to any participants with respect to any outstanding award under the 2006 Equity Plan without the consent of the affected participant.

Plan Benefits and Number of Shares Awarded to Certain Individuals and Groups.  Future benefits under the 2006 Equity Plan are not currently determinable. Our management has a financial interest in this proposal because they are potentially eligible to be awarded common stock under the 2006 Equity Plan. The following table indicates shares awarded under the 2006 Equity Plan during fiscal year 2009 to the NEOs, to all executive officers as a group, and to all employees (excluding executive officers) as a group:

	Shares Awarded in
	Fiscal 2009
	Dollar	Number of
Name and Position	Value(1)	Shares

Murray R. McClean, Chairman, CEO and President	$533,400	60,000
Russell B. Rinn, Executive Vice President & President – CMC Americas Division	$266,700	30,000
Hanns K. Zoellner, Executive Vice President & President – CMC International Division	$266,700	30,000
William B. Larson, Senior Vice President & CFO	$222,250	25,000
David M. Sudbury, Senior Vice President, Secretary and General Counsel	$0	0
All Executive Officers (5 persons)	$1,449,070	163,000
All Employees, excluding Executive Officers	$2,133,600	240,000

(1)	The dollar value is based on the grant date fair value of PSUs granted on May 19, 2009 computed in accordance with FAS 123R.

Market Value of the Securities.  The market value of our common stock is $16.93 per share based on the closing price of our common stock on December 11, 2009.

Certain Federal Income Tax Consequences

The following is a brief summary of certain federal income tax consequences relating to awards under the 2006 Equity Plan. This summary does not purport to address all aspects of federal income taxation and does not describe state, local or foreign tax consequences. This discussion is based upon provisions of the Code and the treasury regulations issued thereunder, and judicial and administrative interpretations under the Code and treasury regulations, all as in effect as of the date hereof, and all of which are subject to change (possibly on a retroactive basis) or different interpretation.

In 2004, Section 409A was added to the Code to regulate all types of deferred compensation. If the requirements of Section 409A of the Code are not satisfied, deferred compensation and earnings thereon will be subject to tax as it vests, plus an interest charge at the underpayment rate plus 1% and a 20% penalty tax. Certain performance awards, stock options, stock appreciation rights, restricted stock units and certain types of restricted stock are subject to Section 409A of the Code.

Incentive Stock Options.  A participant will not recognize income at the time an incentive option is granted. When a participant exercises an incentive option, a participant also generally will not be required to recognize income (either as ordinary income or capital gain). However, to the extent that the fair market value (determined as of the date of grant) of the shares of common stock with respect to which the participant’s incentive options are exercisable for the first time during any year exceeds $100,000, the incentive options for the shares of common stock over $100,000 will be treated as nonqualified options, and not incentive options, for federal tax purposes, and the participant will recognize income as if the incentive options were nonqualified options. In addition to the foregoing, if the fair market value of the shares of common stock received upon exercise of an incentive option exceeds the exercise price, then the excess may be deemed a tax preference adjustment for purposes of the federal alternative minimum tax calculation. The federal alternative minimum tax may produce significant tax repercussions depending upon the participant’s tax status.

The tax treatment of any shares of common stock acquired by exercise of an incentive option will depend upon whether the participant disposes of his or her shares prior to two years after the date the incentive option was granted or one year after the shares of common stock were transferred to the participant (referred to as the “Holding Period”). If a participant disposes of shares of common stock acquired by exercise of an incentive option after the expiration of the Holding Period, any amount received in excess of the participant’s tax basis for such shares will be treated as short-term or long-term capital gain, depending upon how long the participant has held the shares of common stock. If the amount received is less than the participant’s tax basis for such shares, the loss will be treated as short-term or long-term capital loss, depending upon how long the participant has held the shares.

If the participant disposes of shares of common stock acquired by exercise of an incentive option prior to the expiration of the Holding Period, the disposition will be considered a “disqualifying disposition.” If the amount received for the shares of common stock is greater than the fair market value of the shares of common stock on the exercise date, then the difference between the incentive option’s exercise price and the fair market value of the shares of common stock at the time of exercise will be treated as ordinary income for the tax year in which the “disqualifying disposition” occurs. The participant’s basis in the shares of common stock will be increased by an amount equal to the amount treated as ordinary income due to such “disqualifying disposition.” In addition, the amount received in such “disqualifying disposition” over the participant’s increased basis in the shares of common stock will be treated as capital gain. However, if the price received for shares of common stock acquired by exercise of an incentive option is less than the fair market value of the shares of common stock on the exercise date and the disposition is a transaction in which the participant sustains a loss which otherwise would be recognizable under the Code, then the amount of ordinary income that the participant will recognize is the excess, if any, of the amount realized on the “disqualifying disposition” over the basis of the shares of common stock.

Non-qualified Stock Options.  A participant generally will not recognize income at the time a non-qualified option is granted. When a participant exercises a non-qualified option, the difference between the option price and any higher market value of the shares of common stock on the date of exercise will be treated as compensation taxable as ordinary income to the participant. The participant’s tax basis for shares of common stock acquired under a non-qualified option will be equal to the option price paid for the shares of common stock, plus any amounts included in the participant’s income as compensation. When a participant disposes of shares of common stock acquired by exercise of a non-qualified option, any amount received in excess of the participant’s tax basis for the shares will be treated as short- term or long-term capital gain, depending upon how long the participant has held the shares of common stock. If the amount received is less than the participant’s tax basis for the shares, the loss will be treated as short-term or long-term capital loss, depending upon how long the participant has held the shares.

If a participant pays the exercise price of a non-qualified option with previously-owned shares of our common stock and the transaction is not a disqualifying disposition of shares of common stock previously acquired under an incentive option, the shares of common stock received equal to the number of shares of common stock surrendered are treated as having been received in a tax-free exchange. The participant’s tax basis and holding period for the shares of common stock received will be equal to the participant’s tax basis and holding period for the shares of common stock surrendered. The number of shares of common stock received in excess of the number of shares of common stock surrendered will be treated as compensation taxable as ordinary income to the participant to the extent of their fair market value. The participant’s tax basis in these additional shares of common stock will be equal to their fair market value on the date of exercise, and the participant’s holding period for these shares will begin on the date of exercise.

If the use of previously acquired shares of common stock to pay the exercise price of a non-qualified option constitutes a disqualifying disposition of shares of common stock previously acquired under an incentive option, the participant will have ordinary income as a result of the disqualifying disposition in an amount equal to the excess of the fair market value of the shares of common stock surrendered, determined at the time such shares of common stock were originally acquired on exercise of the incentive option, over the aggregate option price paid for such shares of common stock. As discussed above, a disqualifying disposition of shares of common stock previously acquired under an incentive option occurs when the participant disposes of such shares before the end of the Holding Period. The other tax results from paying the exercise price with previously-owned shares are as described above, except that the participant’s tax basis in the shares of common stock that are treated as having been received in a tax-free exchange will be increased by the amount of ordinary income recognized by the participant as a result of the disqualifying disposition.

Restricted Stock.  A participant who receives restricted stock generally will recognize as ordinary income the excess, if any, of the fair market value of the shares of common stock granted as restricted stock at such time as the shares of common stock are no longer subject to forfeiture or restrictions, over the amount paid, if any, by the participant for such shares of common stock. However, a participant who receives restricted stock may make an election under Section 83(b) of the Code within thirty (30) days of the date of transfer of the shares of common stock to recognize ordinary income on the date of transfer of the shares of common stock equal to the excess of the fair market value of such shares (determined without regard to the restrictions on such shares of common stock) over the purchase price, if any, of such shares. If a participant does not make an election under Section 83(b) of the Code, then the participant will recognize as ordinary income any dividends received with respect to shares of common stock. At the time of sale of such shares, any gain or loss realized by the participant will be treated as either short-term or long-term capital gain (or loss) depending on the holding period. For purposes of determining any gain or loss realized, the participant’s tax basis will be the amount previously taxable as ordinary income.

Stock Appreciation Rights.  Generally, a participant who receives a stand-alone SAR will not recognize taxable income at the time the stand-alone SAR is granted, provided that the SAR is exempt from or complies with Section 409A of the Code. If an employee receives the appreciation inherent in the SARs in cash, the cash will be taxed as ordinary income to the recipient at the time it is received. If a recipient receives the appreciation inherent in the SARs in stock, the spread between the then current market value and the grant price, if any, will be taxed as ordinary income to the employee at the time it is received.

Other Awards.  In the case of an award of restricted stock units, performance awards, or other stock or cash awards, the recipient will generally recognize ordinary income in an amount equal to any cash received and the fair market value of any shares received on the date of payment or delivery, provided that the award is exempt from or complies with Section 409A of the Code.

Federal Tax Withholding.  Any ordinary income realized by a participant upon receipt of cash or exercise or an award (other than an incentive option) is subject to withholding of federal, state and local income tax and to withholding of the participant’s share of tax under the Federal Insurance Contribution Act and the Federal Unemployment Tax Act. Deferred compensation that is subject to Section 409A of the Code may be subject to certain federal income tax withholding and reporting requirements. To satisfy federal income tax withholding requirements, we will have the right to require that, as a condition to delivery of any certificate for shares of common stock, the participant remit to us an amount sufficient to satisfy the withholding requirements.

Alternatively, we may withhold a portion of the shares of common stock (valued at fair market value) that otherwise would be issued to the participant to satisfy all or part of the withholding tax obligations. Withholding does not represent an increase in the participant’s total income tax obligation, since it is fully credited toward his or her tax liability for the year. Additionally, withholding does not affect the participant’s tax basis in the shares of common stock. Compensation income realized and tax withheld will be reflected on Forms W-2 supplied by us to employees by January 31 of the succeeding year.

Tax Consequences to Us.  To the extent that a participant recognizes ordinary income with respect to an award, we will generally be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1,000,000 limitation on certain executive compensation under Section 162(m) of the Code.

Million Dollar Deduction Limit and Other Tax Matters.  We may not deduct compensation of more than $1,000,000 that is paid to an individual who, on the last day of the taxable year, is either our principal executive officer or principal financial officer or an individual who is among the three highest compensated officers for that taxable year (other than the principal executive officer or the principal financial officer). The limitation on deductions does not apply to certain types of compensation, including qualified performance-based compensation. To the extent that we determine that Section 162(m) of the Code shall apply, we intend that benefits in the form of stock options, performance awards, stock appreciation rights, performance-based restricted stock and restricted stock units and performance based cash payments under other awards will be designed to constitute qualified performance-based compensation and, as such, will be exempt from the $1,000,000 limitation on deductible compensation.

If an individual’s rights under the 2006 Equity Plan are accelerated as a result of a change in control and the individual is a “disqualified person” under Section 280G of the Code, the value of any such accelerated rights received by such individual may be included in determining whether or not such individual has received an “excess parachute payment” under Section 280G of the Code, which could result in (i) the imposition of a 20% federal excise tax (in addition to federal income tax) payable by the individual on the value of such accelerated rights, and (ii) the loss by the Company of a compensation deduction.

Vote Required

The affirmative vote of the holders of a majority of shares present or represented at the annual meeting and entitled to vote is required to adopt the proposal to approve the Equity Plan Amendment to the 2006 Equity Plan.

The Board of Directors recommends a vote FOR the approval of the Amendment to the Commercial Metals Company 2006 Long-Term Equity Incentive Plan.

PROPOSAL IV

AMENDMENT TO OUR 1999 NON-EMPLOYEE DIRECTOR STOCK PLAN

General

The Board of Directors is seeking the approval of our stockholders of an amendment to our 1999 Non-Employee Director Stock Plan, Second Amendment and Restatement effective as of January 2007 (the “1999 Director Stock Plan”), which was adopted, subject to stockholder approval, by the Board of Directors on December 14, 2009 (the “Direct Stock Plan Amendment”). Generally, the Director Stock Plan Amendment (i) removes certain limitations placed on the option period during which stock options can be exercised following a termination of service due to death, disability or retirement and (ii) extends the term of the 1999 Director Stock Plan from January 31, 2010 to January 31, 2015. The 1999 Director Stock Plan was adopted by the Board of Directors in 2006 and approved by the stockholders at the annual meeting held in January 2007.

The 1999 Director Stock Plan is intended to attract and retain our outside directors and to provide our outside directors with an opportunity to become stockholders through the granting of non-qualified stock options, restricted stock and restricted stock units. The 1999 Director Stock Plan provides for the annual automatic grant of either (i) non-qualified stock options or (ii) the choice of restricted stock or restricted stock units, as elected by each outside director. In addition, the 1999 Director Stock Plan provides each participant with the opportunity to elect to receive restricted stock units in lieu of all or part of the cash fees otherwise payable to him or her during a calendar year.

We believe that the removal of certain limitations placed on the option period following a director’s termination of service due to death, disability or retirement allows us to be more flexible in managing different circumstances upon a director’s termination of service as a director. The extension of the term of the 1999 Director Stock Plan allows us to continue the benefits discussed above for an additional five years.

A copy of each of the 1999 Director Stock Plan and the Director Stock Plan Amendment is attached as Appendix C-1 and C-2 to this Proxy Statement, respectively. Described below is a summary of certain key provisions of the 1999 Director Stock Plan, which is qualified in its entirety by reference to the full text of 1999 Director Stock Plan. All terms and conditions of the 1999 Director Stock Plan will remain unchanged with the exception of the Director Stock Plan Amendment discussed above.

Summary of the Proposed Director Stock Plan Amendment

The Director Stock Plan Amendment was adopted, subject to stockholder approval, by the Board of Directors on December 14, 2009, to primarily make two notable changes to the 1999 Director Stock Plan.

•	First, the Director Stock Plan Amendment removes certain limitations placed on the option period during which stock options can be exercised following a termination of service due to death, disability or retirement. Generally, stock options under the 1999 Director Stock Plan have an option period of seven years. However, if a participant incurs a termination of service, the 1999 Director Stock Plan mandates that the option period be reduced. Currently, the 1999 Director Stock Plan provides that (1) upon a participant’s termination of service due to death or disability, the participant’s stock options will terminate one year from the date of death or disability; and (2) upon a participant’s termination of service due to retirement, the participant’s stock options will terminate two years from the date of retirement. If the Director Stock Plan Amendment is approved, the 1999 Director Stock Plan will not mandate a reduction in the option period upon a termination of service due to death, disability, or retirement and such stock options will be exercisable for up to the full seven year option period (or such shorter period as determined by the Nominating Committee (defined below)).

•	Second, the Director Stock Plan Amendment extends the term of the 1999 Director Stock Plan on January 31, 2010 to January 31, 2015.

Description of the 1999 Director Stock Plan

Expiration Date.  The 1999 Director Stock Plan currently will terminate on January 31, 2010. Awards made prior to termination may extend beyond that date. If the Director Stock Plan Amendment is approved by our stockholders, the term of the 1999 Director Stock Plan will be extended to January 31, 2015.

Share Authorization.  Subject to certain adjustments, the number of our shares of common stock that may be issued pursuant to awards under the 1999 Director Stock Plan is 800,000 shares.

Administration.  The 1999 Director Stock Plan is administered by the Nominating and Corporate Governance Committee of the Board of Directors of the Company or such other committee of the Board of Directors as it may designate (the “Nominating Committee”).

Eligibility.  Individuals who are outside directors at the beginning of a calendar year, or become outside directors after the beginning of a calendar year, are eligible to participate in the 1999 Director Stock Plan. As of December 1, 2009, the Company had nine outside directors who are eligible under the 1999 Director Stock Plan.

Automatic Grant of Awards.  On the date of our annual meeting of stockholders, each participant will be granted either (i) a non-qualified option to purchase 14,000 shares of common stock, or (ii) the choice to receive 4,000 shares of restricted stock or 4,000 restricted stock units, as elected by such participant. Individuals who become outside directors after the beginning of a calendar year will be granted a reduced amount of shares subject to options, shares of restricted stock or restricted stock units based on the number of days they serve as an outside director during that year. The Nominating Committee will determine on or prior to the date of our annual meeting of stockholders whether all participants will receive non-qualified stock options or the election to receive restricted stock or restricted stock units.

For each calendar year other than the first year for which awards are automatically granted to a participant, the participant must elect, prior to January 1 of such year, whether to receive shares of restricted stock or restricted stock units, in the event the Nominating Committee determines that participants will receive, at their election, shares of restricted stock or restricted stock units. In addition, each such participant that elects to receive restricted stock units must elect when vested restricted stock units will be converted to shares of common stock and delivered to the participant. For the first calendar year in which awards are granted to a participant, the participant must make the above election on or within 15 days prior to the date on which such participant becomes an outside director.

Election to Receive Restricted Stock Units in Lieu of Cash Fees.  For each calendar year other than the first year for which awards are automatically granted to a participant, the participant may elect to receive all or part of his or her annual cash fees for the calendar year in restricted stock units. For the first calendar year in which awards are granted to a participant, the participant must make the above election on or within 15 days prior to the date on which such participant becomes an outside director. Separate elections must be made with respect to (i) cash fees comprised of directors fees, committee chair fees and lead director fees (described in the 1999 Director Stock Plan as “service fees”), and (ii) meeting fees.

Upon electing to receive all or part of his or her service fees for the calendar year in restricted stock units, the number of shares subject to such restricted stock units shall be the number of shares whose fair market value is equal to the dollar amount of the fees subject to the election. With respect to the service fees, the fair market value of the shares subject to the restricted stock units is determined as of the date of our annual meeting of stockholders, or the date such person becomes an outside director, as applicable.

Upon electing to receive all or part of his or her meeting fees for the calendar year in restricted stock units, the amount of meeting fees that would otherwise be paid to a participant during such year will be accumulated and then converted to awards on June 30 and December 30 of such year. With respect to elections to receive all or part of the meeting fees for the calendar year in restricted stock units, the number of shares subject to such restricted stock units shall be the number of shares whose fair market value is equal to the dollar amount of the fees subject to the election. With respect to the meeting fees, the fair market value of the shares subject to the restricted stock units is determined as of the applicable June 30 and December 30 dates described above.

The fair market value of the shares subject to restricted stock units will be determined as if the shares were freely transferable and not subject to any restriction.

Non-Qualified Stock Options.  Grants of non-qualified stock options will become exercisable in two installments: (i) in the “first installment,” 50% of the shares will be exercisable after the first anniversary of the date of grant; and (ii) in the “second installment,” the remainder of the shares will be exercisable after the second anniversary of the date of grant. The vesting of non-qualified stock options will automatically accelerate upon (i) the participant’s death, (ii) the participant’s termination of service as a director as a result of disability, (iii) the participant’s termination of service as a director as a result of his or her retirement, or (iv) the occurrence of a change of control.

Recipients of non-qualified stock options may pay the option exercise price by delivery to us of (i) cash or check, (ii) common stock already owned by the participant having a fair market value equal to the aggregate option exercise price (which the participant has not acquired from us within six months prior to the exercise date), (iii) an exercise form directing the sale of certain of the shares of common stock purchased upon the exercise of the option or the pledge of shares to a broker as collateral for a loan from the broker and the delivery to us of the amount of sale or loan proceeds necessary to pay the purchase price, and/or (iv) any other form of consideration that is acceptable to the Nominating Committee, in its sole discretion.

Restricted Stock and Restricted Stock Units.  Restricted stock consists of shares that are transferred or sold by us to a participant but are subject to a substantial risk of forfeiture until vested and other restrictions on sale or other transfer by the participant. Restricted stock units are the right to receive shares of common stock at a future date in accordance with the terms of the grant upon the attainment of certain conditions specified by the Nominating Committee, which include a substantial risk of forfeiture until vested, and other restrictions on sale or other transfer by the participant.

Grants of restricted stock and restricted stock units will vest in two installments: (i) in the “first installment,” 50% of the shares subject to the grant will be fully vested upon the first anniversary of the date of grant, and (ii) in the “second installment,” the remainder of the shares subject to the grant will be fully vested upon the second anniversary of the date of grant. The vesting of restricted stock and restricted stock units will automatically accelerate upon (i) the participant’s death, (ii) the participant’s termination of service as a director as a result of disability, (iii) the participant’s termination of service as a director as a result of his or her retirement, or (iv) the occurrence of a change of control.

Amendment or Discontinuance of the 1999 Director Stock Plan.  Our Board of Directors may, at any time, amend or discontinue the 1999 Director Stock Plan; provided, however, that the Board of Directors may condition any amendment on the approval of our stockholders if such approval is necessary or deemed advisable with respect to tax, securities or other applicable laws, policies and regulations. No amendment or discontinuance of the 1999 Director Stock Plan may adversely affect any rights of any participants or obligations of us to any participants with respect to any outstanding award under the 1999 Director Stock Plan without the consent of the affected participant.

Plan Benefits and Number of Shares Awarded to Certain Individuals and Groups.  Future benefits under the 1999 Director Stock Plan are not currently determinable. Our outside directors have a financial interest in this proposal because they are potentially eligible to be awarded common stock under the 1999 Director Stock Plan. The following table indicates shares awarded under the 1999 Director Stock Plan during fiscal year 2009 to the outside directors:

	Shares Awarded in
	Fiscal 2009
	Dollar	Number of
Name and Position	Value(1)	Shares

Harold L. Adams	$65,685	14,000
Moses Feldman	$65,685	14,000
Robert L. Guido	$65,685	14,000
Ralph E. Loewenberg	$65,685	14,000
Anthony A. Massaro	$65,685	14,000
Robert D. Neary	$65,685	14,000
Dorothy G. Owen	$65,685	14,000
J. David Smith	$65,685	14,000
Robert R. Womack	$65,685	14,000
All Outside Directors (9 persons)	$591,165	126,000

(1)	The dollar value is based on the grant date fair value of shares awarded under the 1999 Director Stock Plan during fiscal year 2009 to the outside directors, computed in accordance with FAS 123R.

Market Value of the Securities.  The market value of our common stock is $16.93 per share based on the closing price of our common stock on December 11, 2009.

Certain Federal Income Tax Consequences

The following is a brief summary of certain federal income tax consequences relating to awards under the 1999 Director Stock Plan. This summary does not purport to address all aspects of federal income taxation and does not describe state, local or foreign tax consequences. This discussion is based upon provisions of the Code and the treasury regulations issued thereunder, and judicial and administrative interpretations under the Code and treasury regulations, all as in effect as of the date hereof, and all of which are subject to change (possibly on a retroactive basis) or different interpretation.

In 2004, Section 409A was added to the Code to regulate all types of deferred compensation. If the requirements of Section 409A are not satisfied, deferred compensation and earnings thereon will be subject to tax as it vests, plus an interest charge at the underpayment rate plus 1% and a 20% penalty tax. Certain restricted stock units, restricted stock, and stock options are subject to Section 409A of the Code.

Non-qualified Stock Options.  A participant generally will not recognize income at the time a non-qualified option is granted. When a participant exercises a non-qualified option, the difference between the option price and any higher market value of the shares of common stock on the date of exercise will be treated as compensation taxable as ordinary income to the participant. The participant’s tax basis for shares of common stock acquired under a non-qualified option will be equal to the option price paid for the shares of common stock, plus any amounts included in the participant’s income as compensation. When a participant disposes of shares of common stock acquired by exercise of a non-qualified option, any amount received in excess of the participant’s tax basis for the shares will be treated as short-term or long-term capital gain, depending upon how long the participant has held the shares of common stock. If the amount received is less than the participant’s tax basis for the shares, the loss will be treated as short-term or long-term capital loss, depending upon how long the participant has held the shares.

Special Rule if Option Price is Paid for in Shares of Common Stock.  If a participant pays the exercise price of a non-qualified option with previously-owned shares of common stock and the transaction is not a disqualifying disposition of shares of common stock previously acquired under an incentive option, the shares of common stock received equal to the number of shares of common stock surrendered are treated as having been received in a tax-free exchange. The participant’s tax basis and holding period for the shares of common stock received will be equal to the participant’s tax basis and holding period for the shares of common stock surrendered. The number of shares of common stock received in excess of the number of shares of common stock surrendered will be treated as compensation taxable as ordinary income to the participant to the extent of their fair market value. The participant’s tax basis in these additional shares of common stock will be equal to their fair market value on the date of exercise, and the participant’s holding period for these shares will begin on the date of exercise.

Restricted Stock.  The recipient of restricted stock generally will recognize as ordinary income the excess, if any, of the fair market value of the shares of common stock granted as restricted stock at such time as the shares of common stock are no longer subject to forfeiture or restrictions, over the amount paid, if any, by the participant for such shares of common stock. However, a participant who receives restricted stock may make an election under Section 83(b) of the Code within 30 days of the date of transfer of the shares of common stock to recognize ordinary income on the date of transfer of the shares of common stock equal to the excess of the fair market value of such shares (determined without regard to the restrictions on such shares of common stock) over the purchase price, if any, of such shares. If a participant does not make an election under Section 83(b) of the Code, then the participant will recognize as ordinary income any dividends received with respect to shares of common stock. At the time of sale of such shares, any gain or loss realized by the participant will be treated as either short-term or long-term capital gain (or loss) depending on the holding period. For purposes of determining any gain or loss realized, the participant’s tax basis will be the amount previously taxable as ordinary income.

Restricted Stock Units.  The recipient of restricted stock units will generally recognize ordinary income in an amount equal to the fair market value of any shares received on the date of payment or delivery, less any amounts paid, if any, for such restricted stock units.

Tax Consequences to Us.  To the extent that a participant recognizes ordinary income with respect to an award, we will generally be entitled to a corresponding deduction.

Federal Tax Withholding.  Any amounts realized by a participant as ordinary income is subject to withholding of federal, state and local income tax and to withholding of the participant’s share of tax under the Federal Insurance Contribution Act. Deferred compensation that is subject to Section 409A of the Code may be subject to certain federal income tax withholding and reporting requirements.

Other Tax Matters.  If a participant’s rights under the 1999 Director Stock Plan are accelerated as a result of a change in control (as defined in the 1999 Director Stock Plan), the participant may be subject to (i) the imposition of a 20% federal excise tax (in addition to federal income tax) payable by the participant on the value of such accelerated rights, and (ii) the loss by us of our compensation deduction.

Vote Required

The affirmative vote of the holders of a majority of shares present or represented at the annual meeting and entitled to vote is required to adopt the proposal to approve the Director Stock Plan Amendment to the 1999 Director Stock Plan.

The Board of Directors recommends a vote FOR the approval of the Amendment to the 1999 Non-Employee Director Stock Plan, Second Amendment and Restatement.

PROPOSAL V

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board of Directors has appointed Deloitte & Touche LLP as the independent registered public accounting firm for the fiscal year ending August 31, 2010, subject to stockholder ratification. Fees billed by Deloitte & Touche LLP to us for services during the fiscal years ended August 31, 2008 and August 31, 2009, were:

	Fiscal Year	Fiscal Year
Type of Fees	2008	2009

Audit Fees	$3,968,520	$3,880,000
Audit-Related Fees	$142,874	$160,000
Tax Fees	$20,000	$0
All Other Fees	$0	$0
Deloitte & Touche LLP Total Fees	$4,131,394	$4,040,000

“Audit Fees” are fees we paid to Deloitte & Touche LLP for professional services for the audit of our consolidated financial statements included in our Annual Report on Form 10-K and review of financial statements included in our Quarterly Reports on Forms 10-Q, or for services that are normally provided by the accounting firm in connection with statutory and regulatory filings or engagements. “Audit-Related Fees” are fees billed by Deloitte & Touche LLP for assurance and related services that are reasonably related to the performance of the audit and review of our financial statements. “Tax Fees” are fees for tax compliance, tax advice, and tax planning. “All Other Fees” are fees billed by Deloitte & Touche LLP for any services not included in the first three categories.

The Audit Committee has adopted the following practices regarding the engagement of our independent registered public accounting firm to perform services for us:

For audit services (including statutory audit engagements as required under local country laws), the independent registered public accounting firm shall provide the Audit Committee with an engagement letter outlining the scope and fee budget proposal for the audit services proposed to be performed during the fiscal year. If agreed to by the Audit Committee, this engagement letter and budget for audit services will be formally accepted by the Audit Committee.

For non-audit services, Company management periodically submits to the Audit Committee for pre-approval a list of non-audit services that it recommends the Audit Committee engage the independent registered public accounting firm to provide for the fiscal year. Company management and the independent registered public accounting firm each confirm to the Audit Committee that each non-audit service on the list is permissible under all applicable legal requirements. In addition to the list of planned non-audit services, a budget estimating non-audit service spending for the fiscal year may be provided. The Audit Committee will review and approve, as it considers appropriate, both the list of permissible non-audit services and the budget for such services. The Audit Committee will be informed routinely as to the non-audit services actually provided by the independent registered public accounting firm pursuant to this pre-approval process. None of the services described above were approved by the Audit Committee pursuant to a waiver of pre-approval provisions.

To ensure prompt handling of unexpected matters, the Audit Committee may periodically delegate to the Chairman of the Audit Committee the authority to amend or modify the list of approved permissible non-audit services and fees. The Chairman of the Audit Committee will report any action taken in this regard to the Audit Committee at the next Audit Committee meeting.

The Audit Committee has specifically charged the independent registered public accounting firm with the responsibility of ensuring that all audit and non-audit services provided to us have been pre-approved by the Audit Committee. The CFO and independent registered public accounting firm are responsible for tracking all independent registered public accounting firm’s fees against the pre-approved budget for such services and periodically reporting that status to the Audit Committee.

Representatives of Deloitte & Touche LLP will be present at the annual meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions. The Board of Directors requests that stockholders ratify the appointment by the Audit Committee of Deloitte & Touche LLP as the independent registered public accounting firm to conduct the audit of our financial statements for the fiscal year ending August 31, 2010. In the event that the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to continue to retain that firm. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the fiscal year if the Audit Committee determines that such a change could be in the best interest of our stockholders.

Vote Required

The affirmative vote of the holders of a majority of shares present or represented at the annual meeting and entitled to vote is required to adopt the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending August 31, 2010.

The Board of Directors recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP.

GENERAL

The annual report to stockholders for fiscal year 2009 has been mailed to stockholders with this mailing or previously. The annual report does not form any part of the material for the solicitation of proxies.

We will bear the cost of soliciting proxies. We have hired BNY Mellon Shareowner Services LLC proxy solicitation group to assist us in soliciting proxies for a fee of $8,500 plus reasonable expenses. In addition to BNY Mellon Shareowner Services LLC, our directors, officers, and employees may also solicit proxies by mail, telephone, facsimile, personal contact or through online methods. We will reimburse their expenses for doing this. We will also reimburse brokers, fiduciaries, and custodians for their costs in forwarding proxy materials to beneficial owners of our common stock. Other proxy solicitation expenses that we will pay include those for preparing, mailing, returning and tabulating the proxies.

STOCKHOLDER PROPOSALS FOR 2011 ANNUAL MEETING

It is currently contemplated that our 2011 annual meeting of stockholders will take place on January 27, 2011. Pursuant to regulations of the Securities and Exchange Commission, in order to be included in our Proxy Statement for the 2011 annual meeting, stockholder proposals must be received at our principal executive offices, 6565 North MacArthur Blvd., Suite 800, Irving, Texas 75039, Attention: Corporate Secretary, no later than August 20, 2010 and must comply with additional requirements established by the Securities and Exchange Commission. A stockholder proposal submitted outside of the processes established in Rule 14a-8 promulgated by the Securities and Exchange Commission will be considered untimely after November 3, 2010.

OTHER BUSINESS

Management knows of no other matter that will come before the annual meeting. However, if other matters do come before the annual meeting, the proxy holders will vote in accordance with their best judgment.

By Order of the Board of Directors,

Ann J. Bruder
Vice President, General Counsel
and Corporate Secretary

December 18, 2009

Appendix A

COMMERCIAL METALS COMPANY
2010 EMPLOYEE STOCK PURCHASE PLAN

Commercial Metals Company, a Delaware corporation (hereinafter referred to as “CMC”) hereby adopts and establishes the Commercial Metals Company 2010 Employee Stock Purchase Plan (the “Plan”), effective as of February 1, 2010 upon the terms and conditions hereinafter stated, subject to approval by its stockholders.

ARTICLE 1

PURPOSE

The purpose of the Plan is to provide employees of CMC and its Subsidiaries (together with CMC, referred to herein as the “Company”) with an opportunity to acquire a proprietary interest in CMC. The Plan provides for all Eligible Employees the option to purchase shares of Common Stock of CMC through voluntary systematic payroll deductions. The options provided to Eligible Employees under the Plan shall be in addition to regular salary, profit sharing, pension, life insurance, special payments or other benefits related to an Employee’s employment with the Company. It is the intention of CMC to have the Plan qualify as an “Employee Stock Purchase Plan” pursuant to Section 423 of the Code and the final treasury regulations issued thereunder.

ARTICLE 2

DEFINITIONS

2.1 “Account” shall mean the payroll deduction bookkeeping account maintained by the Company, or by a record keeper on behalf of the Company, for a Participant pursuant to Section 5.3(f).

2.2 “Board” shall mean the board of directors of CMC.

2.3 “Code” shall mean the United States Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

2.4 “Committee” shall mean the committee appointed or designated by the Board to administer the Plan in accordance with Article 4 of this Plan.

2.5 “Common Stock” means the common stock of CMC, par value $0.01 per share, which CMC is currently authorized to issue or may in the future be authorized to issue.

2.6 “Compensation” shall mean a Participant’s regular earnings, overtime pay, sick pay and vacation pay. Compensation also includes any amounts contributed as salary reduction contributions to a plan qualifying under Section 401(a) of the Code. Any other form of remuneration is excluded from Compensation, including (but not limited to) the following: commissions, incentive compensation, bonuses, prizes, awards, housing allowances, stock option exercises, stock appreciation rights, restricted stock exercises, performance awards, auto allowances, tuition reimbursement and other forms of imputed income.

2.7 “Contributions” shall mean all bookkeeping amounts credited to the Account of a Participant pursuant to Section 5.3(f).

2.8 “Disability” shall mean that the Participant, because of a physical or mental condition resulting from bodily injury, disease, or mental disorder, is unable to perform his or her duties of employment for a period of three (3) continuous months, as determined in good faith by the Committee, based upon medical reports or other evidence satisfactory to the Committee.

2.9 “Eligible Employee” shall mean an Employee of the Company, other than an Employee who: (a) has worked for the Company for less than one (1) year, (b) customarily works twenty (20) hours or less per week, (c) customarily works for not more than five (5) months in any calendar year, (d) is an Ineligible Foreign Employee, or (e) immediately after the option is granted, owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company, computed in accordance with Section 423(b)(3) of the Code.

2.10 “Employee” shall mean any common law employee (as defined in accordance with the regulations and rulings then applicable under Section 3401(c) of the Code) of the Company.

2.11 “Ineligible Foreign Employee” shall mean an Employee who is a citizen or resident of a jurisdiction outside of the United States (without regard to whether he or she is also a citizen of the United States or is a resident alien (within the meaning of Section 7701(b)(1)(A) of the Code) who is ineligible to participate in the Plan because (a) the grant of an option under the Plan to such citizen or resident of the foreign jurisdiction is prohibited under the laws of such jurisdiction, or (b) compliance with the laws of the foreign jurisdiction would cause the Plan to violate the requirements of Section 423 of the Code.

2.12 “Participant” shall mean an Eligible Employee who has elected to participate in the Plan, pursuant to a Subscription Agreement, on a form prescribed by the Committee.

2.13 “Plan” shall mean this Commercial Metals Company 2010 Employee Stock Purchase Plan, as amended from time to time.

2.14 “Retirement” shall mean a termination of employment solely due to retirement upon or after attainment of age sixty-five (65), or permitted early retirement as determined by the Committee.

2.15 “Subscription Agreement” shall mean an agreement in a form approved by and in a manner prescribed by the Committee, pursuant to which an Eligible Employee may elect to participate in the Plan. The Subscription Agreement shall contain the Eligible Employee’s authorization and consent to payroll deductions. The Subscription Agreement shall comply with and be subject to the terms and conditions of the Plan.

2.16 “Subsidiary” means any corporation in an unbroken chain of corporations beginning with CMC, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing a majority of the total combined voting power of all classes of stock in one of the other corporations in the chain.

ARTICLE 3

ELIGIBILITY

For each offering made under the Plan, each Employee who is an Eligible Employee on the date of grant of an option granted under such offering, may, as determined and selected by the Committee in accordance with Section 423 of the Code and the final treasury regulations issued thereunder, be eligible to participate in such offering. For each offering, the date of grant shall be as determined by the Committee. All Eligible Employees who are granted an option under this Plan shall have the same rights and privileges.

ARTICLE 4

ADMINISTRATION

The Plan shall be administered by the Committee, which shall be the Compensation Committee of the Board, unless the Board appoints a different committee. The Committee shall have full power and authority to construe, interpret and administer the Plan, provided that it shall interpret the Plan in accordance with Section 423 of the Code and the final treasury regulations issued thereunder. It may issue rules and regulations for administration of the Plan. It shall meet at such times and places as it may determine. A majority of the members of the Committee shall constitute a quorum and all decisions of the Committee shall be final, conclusive and binding upon all parties, including the Company, the stockholders, and Employees.

The Committee shall have the full and exclusive right to establish the terms of each offering of Common Stock under the Plan except as otherwise expressly provided in this Plan. The Committee may delegate such power, authority and rights with respect to the administration of the Plan as it deems appropriate to one or more members of the management of the Company (including, without limitation, a committee of one or more members of management appointed by the Committee); provided, however, that any delegation to management shall conform with the requirements of applicable law and stock exchange regulations. The Committee may also recommend to the Board revisions of the Plan.

ARTICLE 5

OPTION OFFERINGS

5.1  Annual Offerings.  Each year during the term of the Plan, unless the Committee determines otherwise, the Company will make one or more offerings in which options to purchase the Company’s Common Stock will be granted under the Plan.

5.2  Number Available for Options.  Subject to adjustments as described below, no more than 5,000,000 shares of Common Stock may be sold pursuant to options granted under the Plan. Either authorized and unissued shares or issued shares heretofore or hereafter acquired by the Company may be made subject to options under the Plan. If, for any reason, any option under the Plan terminates in whole or in part, shares subject to such terminated option may be again subjected to an option under the Plan.

5.3  Terms and Conditions of Options.

(a) An option price per share for each offering shall be determined by the Committee on or prior to the date of grant of the option, which shall in no instance be less than: (a) 85% of fair market value of the Common Stock on the date the option is granted, or (b) 85% of fair market value of the Common Stock on the date the option is exercised, whichever is lower. The fair market value on the date on which an option is granted or exercised shall be determined by such methods or procedures as shall be established by the Committee prior to or on the date of grant of the option.

(b) The expiration date of the options granted in each offering shall be determined by the Committee prior to or on the date of grant of the options, but in any event shall not be more than twenty-seven (27) months after the date of grant of the options.

(c) Each option shall entitle an Eligible Employee to purchase up to that number of shares which could be purchased at the option price as the Committee shall determine for each offering (but not to exceed the amount specified in Section 423(b) of the Code). Alternatively, or in combination with setting a maximum number of shares, the Committee may choose to determine a maximum dollar amount that could be used to purchase shares for each offering (but not to exceed the amount specified in Section 423(b) of the Code). Each Eligible Employee may elect to participate for less than the maximum number of shares or dollar amount specified by the Committee. No option may be exercised for a fractional share of Common Stock.

(d) The term of each offering shall consist of the following three periods:

(i) an “Enrollment Period” during which each Eligible Employee shall determine whether or not, and to what extent, to participate by authorizing payroll deductions;

(ii) a “Payroll Deduction Period” during which payroll deductions shall be made and credited to each Participant’s Account; and

(iii) an “Exercise Day” on which options of Participants will be automatically exercised in full.

The beginning and ending dates of each Enrollment Period and Payroll Deduction Period and the date of each Exercise Day shall be determined by the Committee.

(e) Each Eligible Employee who desires to participate in an offering shall elect to do so by completing and delivering by the end of the Enrollment Period to the Committee (or such person designated by the Committee) a Subscription Agreement in the form (including without limitation, telephonic and electronic transmission, utilization of voice response systems and computer entry) prescribed by the Committee authorizing payroll deductions during the Payroll Deduction Period. Unless otherwise permitted by the Committee, such Subscription Agreement shall constitute an election to participate in a single offering under the Plan.

(f) The Company shall maintain on its books, or cause to be maintained by a record keeper, a payroll deduction account in the name of each Participant (an “Account”). The amount or percentage of Compensation elected to be applied as Contributions by a Participant shall be deducted from such Participant’s Compensation on each payday during the Payroll Deduction Period and such payroll deductions shall be credited to that Participant’s Account as soon as administratively practicable. Except as provided in Section 6.1, a Participant may not make any additional payments to his or her Account. A Participant’s Account shall be reduced by any amounts used to pay for the shares of Common Stock acquired pursuant to the options, or by any other amounts distributed pursuant to the terms hereof.

(g) On the Exercise Day, the options of each Participant to which such Exercise Day relates shall be automatically exercised in full without the need for the Participant to take any action.

(h) Upon exercise of an option, the shares shall be paid for in full by transfer of the purchase price from the Participant’s Account to the account of the Company, and any balance in the Participant’s Account shall be paid to the Employee in cash or applied to subsequent offerings.

(i) A Participant will have none of the rights and privileges of a stockholder of the Company with respect to the shares of Common Stock subject to an option under the Plan until such shares of Common Stock have been transferred or issued to the Participant or to a designated broker for the Participant’s Account on the books of the Company.

(j) An option granted under the Plan may not be transferred except by will or the laws of descent and distribution and, during the lifetime of the Participant to whom granted, may be exercised only for the benefit of the Participant.

(k) No Participant shall be granted an option that permits the Participant’s rights to purchase Common Stock under all employee stock purchase plans of the Company to accrue at a rate which exceeds $25,000 (or such other maximum as may be prescribed from time to time by the Code) of fair market value of such Common Stock (determined at the date of grant) for each calendar year in which such option is outstanding at any time in accordance with the provisions of Section 423(b)(8) of the Code.

5.4  Issuance of Shares of Common Stock.  As soon as administratively practicable following an Exercise Day, the Company shall deliver to each Participant a certificate representing the shares of Common Stock purchased upon exercise of his or her options. The time of issuance and delivery of the shares of Common Stock may be postponed for such periods as may be required to comply with registration requirements under the Securities Act of 1933, the Securities Exchange Act of 1934, listing requirements of any exchange on which the shares of Common Stock may then be listed, and the requirements under other laws or regulations applicable to the issuance or sale of such shares.

5.5  Revocation of Subscription Agreement.  At any time prior to an Exercise Day, a Participant shall have the right to revoke his or her elections set forth in the Subscription Agreement, on a form and pursuant to such terms as the Committee may prescribe. The Company shall, upon receipt of such notice of cancellation, refund to the Participant, without interest, any amounts withheld from the Participant in respect of such offering to acquire shares of Common Stock, as soon as administratively practicable.

5.6  Modification of Subscription Agreement.  A Participant may change his or her elections set forth in a Subscription Agreement by completing and filing with the Committee (or such person designated by the Committee), a new Subscription Agreement. Such changes may be filed with the Committee (or such person designated by the Committee) prior to the end of the Enrollment Period of the subsequent offering; such change shall be effective as of the next occurring date of grant of such subsequent offering. Any Subscription Agreement made pursuant to this Section 5.6 shall revoke any then outstanding Subscription Agreement.

ARTICLE 6

TERMINATION OF EMPLOYMENT; CHANGE IN ELIGIBLE STATUS

6.1 Unless otherwise provided by the Committee, upon a Participant’s termination from employment with the Company for any reason or in the event that a Participant is no longer an Eligible Employee or if the Participant elects to revoke his or her Subscription Agreement pursuant to Section 5.5, at any time prior to the last day of a

Payroll Deduction Period of an offering period in which he or she participates, such Participant’s Account shall be paid, without interest, to him or her in cash, or, in the event of such Participant’s death, paid, without interest, to such Participant’s estate or beneficiary, and such Participant’s options shall be automatically terminated. The Committee may provide on an equal basis, upon a Participant’s termination from employment with the Company (a) by reason of Retirement, Disability and/or death, to permit the exercise of the Participant’s options at any time within the three (3) month period following such termination of employment or the Exercise Day, whichever is earlier. If the Committee permits a Participant to exercise his or her options following the Participant’s termination of employment, the Committee may permit the Participant (or his or her estate or beneficiary) to contribute additional amounts to the Participant’s Account, if necessary, to exercise the options up to the full amount or number of shares of Common Stock subject to such options as subscribed for in the Subscription Agreement. Notwithstanding the foregoing, if a Participant’s employment with the Company terminates for any reason other by reason of Retirement, Disability or death, such Participant’s Account shall be paid to him or her in cash, without interest, as soon as administratively practicable.

6.2 A prior termination from employment with the Company shall not have any effect upon a reemployed Employee’s ability to participate in any succeeding offering, provided that the applicable eligibility and participation requirements are again met.

6.3 For purposes of the Plan, the employment relationship shall be treated as continuing intact while an individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds ninety (90) days and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the 91st day of such leave.

ARTICLE 7

ADJUSTMENTS

In the event that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, rights offering, reorganization, merger, consolidation, split-up, spin-off, split-off, combination, subdivision, repurchase, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event affects the fair value of an option, then the Committee shall adjust any or all of the following so that the fair value of the option immediately after the transaction or event is equal to the fair value of the option immediately prior to the transaction or event (i) the number and type of shares of Common Stock which thereafter may be made the subject of options, (ii) the number and type of shares of Common Stock subject to outstanding options, and (iii) the grant, purchase or exercise price with respect to any option or, if deemed appropriate, make provision for a cash payment to the holder of an option. Notwithstanding the foregoing, no such adjustment shall be made or authorized to the extent that such adjustment would cause the Plan or any option to violate Section 423 of the Code. Such adjustments shall be made in accordance with the rules of any securities exchange, stock market, or stock quotation system to which the Company is subject. Upon the occurrence of any such adjustment, the Company shall provide notice to each affected Participant of its computation of such adjustment which shall be conclusive and shall be binding upon each such Participant.

ARTICLE 8

AMENDMENT

The Committee may, at any time and from time to time, alter, amend, suspend or terminate the Plan, any part thereof or any option thereunder as it may deem proper and in the best interests of the Company; provided, however, that unless the stockholders of the Company shall have first approved thereof, (i) the total number of shares for which options may be exercised under the Plan shall not be increased or decreased, except as adjusted under Article 7, and (ii) no amendment shall be made which shall allow an option price for offerings under the Plan to be less than 85% of the fair market value of the Common Stock on the date of grant of the options or 85% of the fair market value of the Common Stock on the date on which an option is exercised, if lower.

Notwithstanding the foregoing, the Committee may adopt and amend stock purchase sub-plans with respect to Eligible Employees employed outside the United States with such provisions as the Committee may deem appropriate to conform with local laws, practices and procedures, and to permit exclusion of certain Employees from participation. All such sub-plans shall be subject to the limitations on the amount of stock that may be issued under the Plan and, except to the extent otherwise provided in such plans, shall be subject to all of the provisions set forth herein.

ARTICLE 9

TERM

The Plan shall be effective from the date that this Plan is approved by the Board. Unless sooner terminated by action of the Board, the Plan will terminate on January 31, 2020, and no offering shall be made hereunder after such date. Further, no offering hereunder shall be made after any day upon which participating Employees elect to participate for a number of shares equal to or greater than the number of shares remaining available for purchase. If the number of shares for which Employees elect to participate shall be greater than the shares remaining available, the available shares shall at the end of the Enrollment Period be allocated among such participating Employees pro rata on the basis of the number of shares for which each has elected to participate.

ARTICLE 10

MISCELLANEOUS PROVISIONS

10.1  Disqualifying Disposition.  If a share of Common Stock acquired pursuant to this Plan is disposed of by a Participant prior to the expiration of two (2) years from the date of grant of the option relating to such share or one (1) year from the transfer of such share to the Participant (a “Disqualifying Disposition”), such Participant shall notify the Company in writing of the date and terms of such disposition. A Disqualifying Disposition by a Participant shall not affect the status of any other option granted under the Plan.

10.2  Expenses of Administration.  No charge of any kind will be made by the Company against the funds held in each Participant’s Account other than the application of the funds to payment for shares of Common Stock under the Plan. The Company will pay all fees and expenses incurred by the Company in connection therewith.

10.3  Investment Intent.  The Company may require that there be presented to and filed with it by any Participant under the Plan, such evidence as it may deem necessary to establish that the shares of Common Stock to be purchased or transferred are being acquired for investment and not with a view to their distribution.

10.4  No Right to Continued Employment.  Neither the Plan nor any option granted under the Plan shall confer upon any Participant any right with respect to continuance of employment by the Company.

10.5  Indemnification of Board and Committee.  No member of the Board or the Committee, nor any officer or Employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board and the Committee, each officer of the Company, and each Employee of the Company acting on behalf of the Board or the Committee shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination, or interpretation.

10.6  Applicable Law.  This Plan and related documents shall be governed by, and construed in accordance with, the laws of the State of Delaware. If any provision shall be held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions of this Plan shall continue to be fully effective.

10.7  Plan Funds.  All amounts held by the Company in Accounts under the Plan may be used for any corporate purpose of the Company. No interest will be paid to any Employee or credited to his or her Account under this Plan.

10.8  Compliance with Governmental Laws and Stock Exchange Regulations.  The obligation of the Company to sell and deliver Common Stock under the Plan is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale or delivery of such common stock. The Company may, without liability to Participants, defer or cancel delivery of shares or take other action it deems appropriate in cases where applicable laws, regulations or stock exchange rules impose constraints on the normal Plan operations or delivery of shares.

* * * * * * * * * *

IN WITNESS WHEREOF, the Company has caused this instrument to be executed as of January 28, 2010, by its Chief Executive Officer and Secretary pursuant to prior action taken by the Board and the stockholders of the Company.

COMMERCIAL METALS COMPANY

By:	Name: Title:

Attest:

Appendix B-1

COMMERCIAL METALS COMPANY

2006 LONG-TERM EQUITY INCENTIVE PLAN

The Commercial Metals Company 2006 Long-Term Equity Incentive Plan (the “Plan”) was adopted by the Board of Directors of Commercial Metals Company, a Delaware corporation (the “Company”), effective as of November 6, 2006 (the “Effective Date”), subject to approval by the Company’s stockholders

ARTICLE 1

PURPOSE

The purpose of the Plan is to attract and retain the services of key management and employees of the Company and its Subsidiaries and to provide such persons with a proprietary interest in the Company through the granting of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, and other awards, whether granted singly, or in combination, or in tandem, that will

(a) increase the interest of such persons in the Company’s welfare;

(b) furnish an incentive to such persons to continue their services for the Company; and

(c) provide a means through which the Company may attract able persons as employees.

With respect to Reporting Participants, the Plan and all transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the “1934 Act”). To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void ab initio, to the extent permitted by law and deemed advisable by the Committee.

ARTICLE 2

DEFINITIONS

For the purpose of the Plan, unless the context requires otherwise, the following terms shall have the meanings indicated:

2.1 “Award” means the grant of any Incentive Stock Option, Nonqualified Stock Option, Reload Option, Restricted Stock, SAR, Restricted Stock Units, Performance Award, or Other Award, whether granted singly or in combination or in tandem (each individually referred to herein as an “Incentive”).

2.2 “Award Agreement” means a written agreement between a Participant and the Company which sets out the terms of the grant of an Award.

2.3 “Award Period” means the period set forth in the Award Agreement during which one or more Incentives granted under an Award may be exercised.

2.4 “Board” means the board of directors of the Company.

2.5 “Change in Control” means any of the following events:

(a) Any Person becomes the “beneficial owner” (as defined in Rule 13d-3 or Rule 13d-5 under the Exchange Act), directly or indirectly, of 25% or more of the combined voting power of the Company’s then outstanding voting securities;

(b) The Incumbent Board ceases for any reason to constitute at least the majority of the Board; provided, however, that any person becoming a director subsequent to the Agreement Date whose election, or nomination for election by the Company’s shareholders was approved by a vote of at least 75% of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without

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objection to such nomination) shall be, for purposes of this subsection (b), considered as though such person were a member of the Incumbent Board;

(c) All or substantially all of the assets of the Company are sold, transferred or conveyed and the transferee of such assets is not controlled by the Company (control meaning the ownership of more than 50% of the combined voting power of such entity’s then outstanding voting securities); or

(d) The Company is reorganized, merged or consolidated, and the shareholders of the Company immediately prior to such reorganization, merger or consolidation own in the aggregate 50% or less of the outstanding voting securities of the surviving or resulting corporation or entity from such reorganization, merger or consolidation.

Notwithstanding anything in the foregoing to the contrary, no Change in Control shall be deemed to have occurred for purposes of this Agreement by virtue of any transaction (i) which results in the Executive or a group of Persons, which includes the Executive, acquiring, directly or indirectly, 15% or more of the combined voting power of the Company’s then outstanding voting securities; or (ii) which results in the Company, any affiliate of the Company or any profit-sharing plan, employee stock ownership plan or employee benefit plan of the Company or any Affiliates (or any trustee of or fiduciary with respect to any such plan acting in such capacity) acquiring, directly or indirectly, 15% or more of the combined voting power of the Company’s then outstanding voting securities. For purposes of this section, the term “Incumbent Board” means the individuals who as of the Agreement Date constitute the Board, and the term “Person” means any natural person, firm, corporation, government, governmental agency, association, trust or partnership.

Notwithstanding the foregoing provisions of this Section 2.5, in the event an Award issued under the Plan is subject to Section 409A of the Code, then, in lieu of the foregoing definition and to the extent necessary to comply with the requirements of Section 409A of the Code, the definition of “Change in Control” for purposes of such Award shall be the definition provided for under Section 409A of the Code and the regulations or other guidance issued thereunder.

2.6 “Code” means the Internal Revenue Code of 1986, as amended.

2.7 “Committee” means the compensation committee of the Board or such other committee as shall be appointed or designated by the Board to administer the Plan in accordance with Article 3 of this Plan.

2.8 “Common Stock” means the common stock, par value $.01 per share, which the Company is currently authorized to issue or may in the future be authorized to issue, or any securities into which or for which the common stock of the Company may be converted or exchanged, as the case may be, pursuant to the terms of this Plan.

2.9 “Company” means Commercial Metals Company, a Delaware corporation, and any successor entity.

2.10 “Corporation” means any entity that (i) is defined as a corporation under Section 7701 of the Code and (ii) is the Company or is in an unbroken chain of corporations (other than the Company) beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing a majority of the total combined voting power of all classes of stock in one of the other corporations in the chain. For purposes of clause (ii) hereof, an entity shall be treated as a “corporation” if it satisfies the definition of a corporation under Section 7701 of the Code.

2.11 “Date of Grant” means the effective date on which an Award is made to a Participant as set forth in the applicable Award Agreement.

2.12 “Employee” means common law employee (as defined in accordance with the Regulations and Revenue Rulings then applicable under Section 3401(c) of the Code) of the Company or any Subsidiary of the Company.

2.13 “Fair Market Value” means, as of a particular date, (a) the closing sales price per share on the New York Stock Exchange Consolidated Tape, or such reporting service as the Committee may select, on the appropriate date, or in the absence of reported sales on such day, the most recent previous day for which sales were reported, (b) if the shares of Common Stock are not so reported but are quoted on the NASDAQ Stock

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Market, the closing sales price per share of Common Stock on the NASDAQ Stock Market on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (c) if the Common Stock is not so listed or quoted, the mean between the closing bid and asked price on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, as reported by NASDAQ, or, if not reported by NASDAQ, by the National Quotation Bureau, Inc., or (d) if none of the above is applicable, such amount as may be determined by the Committee (acting on the advice of an Independent Third Party, should the Committee elect in its sole discretion to utilize an Independent Third Party for this purpose), in good faith, to be the fair market value per share of Common Stock.

2.14 “Incentive” is defined in Section 2.1 hereof.

2.15 “Independent Third Party” means an individual or entity independent of the Company having experience in providing investment banking or similar appraisal or valuation services and with expertise generally in the valuation of securities or other property for purposes of this Plan. The Committee may utilize one or more Independent Third Parties.

2.16 “Incentive Stock Option” means an incentive stock option within the meaning of Section 422 of the Code, granted pursuant to this Plan.

2.17 “Nonqualified Stock Option” means a nonqualified stock option, granted pursuant to this Plan, which is not an Incentive Stock Option.

2.18 “Option Price” means the price which must be paid by a Participant upon exercise of a Stock Option to purchase a share of Common Stock.

2.19 “Other Award” means an Award issued pursuant to Section 6.8 hereof.

2.20 “Participant” means an Employee of the Company or a Subsidiary to whom an Award is granted under this Plan.

2.21 “Performance Award” means an Award hereunder of cash, shares of Common Stock, units or rights based upon, payable in, or otherwise related to, Common Stock pursuant to Section 6.7 hereof.

2.22 “Performance Goal” means any of the goals set forth in Section 6.9 hereof.

2.23 “Plan” means this Commercial Metals Company 2006 Long-Term Equity Incentive Plan, as amended from time to time.

2.24 “Reporting Participant” means a Participant who is subject to the reporting requirements of Section 16 of the 1934 Act.

2.25 “Restricted Stock” means shares of Common Stock issued or transferred to a Participant pursuant to Section 6.4 of this Plan which are subject to restrictions or limitations set forth in this Plan and in the related Award Agreement.

2.26 “Restricted Stock Units” means units awarded to Participants pursuant to Section 6.6 hereof, which are convertible into Common Stock at such time as such units are no longer subject to restrictions as established by the Committee.

2.27 “Retirement” means any Termination of Service solely due to retirement upon or after attainment of age sixty-two (62), or permitted early retirement as determined by the Committee.

2.28 “SAR” or “stock appreciation right” means the right to receive an amount, in cash and/or Common Stock, equal to the excess of the Fair Market Value of a specified number of shares of Common Stock as of the date the SAR is exercised (or, as provided in the Award Agreement, converted) over the SAR Price for such shares.

2.29 “SAR Price” means the exercise price or conversion price of each share of Common Stock covered by a SAR, determined on the Date of Grant of the SAR.

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2.30 “Stock Option” means a Nonqualified Stock Option, a Reload Stock Option or an Incentive Stock Option.

2.31 “Subsidiary” means (i) any corporation in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing a majority of the total combined voting power of all classes of stock in one of the other corporations in the chain, (ii) any limited partnership, if the Company or any corporation described in item (i) above owns a majority of the general partnership interest and a majority of the limited partnership interests entitled to vote on the removal and replacement of the general partner, and (iii) any partnership or limited liability company, if the partners or members thereof are composed only of the Company, any corporation listed in item (i) above or any limited partnership listed in item (ii) above. “Subsidiaries” means more than one of any such corporations, limited partnerships, partnerships or limited liability companies.

2.32 “Termination of Service” occurs when a Participant who is an Employee of the Company or any Subsidiary ceases to serve as an Employee of the Company and its Subsidiaries, for any reason. If, however, a Participant who is an Employee and who has an Incentive Stock Option ceases to be an Employee but does not suffer a Termination of Service, and if that Participant does not exercise the Incentive Stock Option within the time required under Section 422 of the Code upon ceasing to be an Employee, the Incentive Stock Option shall thereafter become a Nonqualified Stock Option. Notwithstanding the foregoing provisions of this Section 2.32, in the event an Award issued under the Plan is subject to Section 409A of the Code, then, in lieu of the foregoing definition and to the extent necessary to comply with the requirements of Section 409A of the Code, the definition of “Termination of Service” for purposes of such Award shall be the definition of “separation from service” provided for under Section 409A of the Code and the regulations or other guidance issued thereunder.

2.33 “Total and Permanent Disability” means a Participant is qualified for long-term disability benefits under the Company’s or Subsidiary’s disability plan or insurance policy; or, if no such plan or policy is then in existence or if the Participant is not eligible to participate in such plan or policy, that the Participant, because of a physical or mental condition resulting from bodily injury, disease, or mental disorder is unable to perform his or her duties of employment for a period of six (6) continuous months, as determined in good faith by the Committee, based upon medical reports or other evidence satisfactory to the Committee; provided that, with respect to any Incentive Stock Option, Total and Permanent Disability shall have the meaning given it under the rules governing Incentive Stock Options under the Code. Notwithstanding the foregoing provisions of this Section 2.33, in the event an Award issued under the Plan is subject to Section 409A of the Code, then, in lieu of the foregoing definition and to the extent necessary to comply with the requirements of Section 409A of the Code, the definition of “Total and Permanent Disability” for purposes of such Award shall be the definition of “disability” provided for under Section 409A of the Code and the regulations or other guidance issued thereunder.

ARTICLE 3

ADMINISTRATION

Subject to the terms of this Article 3, the Plan shall be administered by the compensation committee of the Board or such other committee of the Board as is designated by the Board to administer the Plan (the “Committee”). The Committee shall consist of not fewer than two persons. Any member of the Committee may be removed at any time, with or without cause, by resolution of the Board. Any vacancy occurring in the membership of the Committee may be filled by appointment by the Board. At any time there is no Committee to administer the Plan, any references in this Plan to the Committee shall be deemed to refer to the Board.

If necessary to satisfy the requirements of Section 162(m) of the Code and/or Rule 16b-3 promulgated under the 1934 Act, membership on the Committee shall be limited to those members of the Board who are “outside directors” under Section 162(m) of the Code and/or “non-employee directors” as defined in Rule 16b-3 promulgated under the 1934 Act. The Committee shall select one of its members to act as its Chairman. A majority of the

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Committee shall constitute a quorum, and the act of a majority of the members of the Committee present at a meeting at which a quorum is present shall be the act of the Committee.

The Committee shall determine and designate from time to time the eligible persons to whom Awards will be granted and shall set forth in each related Award Agreement, where applicable, the Award Period, the Date of Grant, and such other terms, provisions, limitations, and performance requirements, as are approved by the Committee, but not inconsistent with the Plan. The Committee shall determine whether an Award shall include one type of Incentive or two or more Incentives granted in combination or two or more Incentives granted in tandem (that is, a joint grant where exercise of one Incentive results in cancellation of all or a portion of the other Incentive). Although the members of the Committee (other than members of the Committee who are outside directors or non-employee directors) shall be eligible to receive Awards, all decisions with respect to any Award, and the terms and conditions thereof, to be granted under the Plan to any member of the Committee shall be made solely and exclusively by the other members of the Committee, or if such member is the only member of the Committee, by the Board. Notwithstanding anything herein to the contrary, the Committee has the authority to request senior management to recommend any employees under their supervision to whom Awards may be granted under the Plan; provided that the Committee shall consider, but shall not be bound by, such recommendations.

The Committee, in its discretion, shall (i) interpret the Plan, (ii) prescribe, amend, and rescind any rules and regulations necessary or appropriate for the administration of the Plan, (iii) establish performance goals for an Award and certify the extent of their achievement, and (iv) make such other determinations or certifications and take such other action as it deems necessary or advisable in the administration of the Plan. Any interpretation, determination, or other action made or taken by the Committee shall be final, binding, and conclusive on all interested parties.

The Committee may delegate to officers of the Company, pursuant to a written delegation, the authority to perform specified administrative functions under the Plan. Any actions taken by any officers of the Company pursuant to such written delegation of authority shall be deemed to have been taken by the Committee. Notwithstanding the foregoing, to the extent such delegation shall be in violation of any law or applicable regulation including satisfaction of the requirements of Section 162(m) of the Code and/or Rule 16b-3 promulgated under the 1934 Act, any such administrative function, including those relating to a Reporting Participant or a covered employee (as defined in Section 162(m) of the Code) shall be performed solely by the Committee.

With respect to restrictions in the Plan that are based on the requirements of Rule 16b-3 promulgated under the 1934 Act, Section 422 of the Code, Section 162(m) of the Code, the rules of any exchange or inter-dealer quotation system upon which the Company’s securities are listed or quoted, or any other applicable law, rule or restriction (collectively, “applicable law”), to the extent that any such restrictions are no longer required by applicable law, the Committee shall have the sole discretion and authority to grant Awards that are not subject to such mandated restrictions and/or to waive any such mandated restrictions with respect to outstanding Awards.

ARTICLE 4

ELIGIBILITY

Any Employee (including an Employee who is also a director or an officer) whose judgment, initiative, and efforts contributed or may be expected to contribute to the successful performance of the Company is eligible to participate in the Plan; provided that only Employees of a corporation shall be eligible to receive Incentive Stock Options. The Committee, upon its own action, may grant, but shall not be required to grant, an Award to any Employee of the Company or any Subsidiary. Awards may be granted by the Committee at any time and from time to time to new Participants, or to then Participants, or to a greater or lesser number of Participants, and may include or exclude previous Participants, as the Committee shall determine. Except as required by this Plan, Awards granted at different times need not contain similar provisions. The Committee’s determinations under the Plan (including without limitation determinations of which Employees, if any, are to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the agreements evidencing same) need not be uniform and may be made by it selectively among Participants who receive, or are eligible to receive, Awards under the Plan.

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ARTICLE 5

SHARES SUBJECT TO PLAN

5.1  Number of Shares Available for Awards.  Subject to adjustment as provided in Articles 11 and 12, the maximum number of shares of Common Stock that may be delivered pursuant to Awards granted under the Plan is 5,000,000 shares, of which 2,000,000 shares may be delivered pursuant to Incentive Stock Options. Subject to adjustment pursuant to Articles 11 and 12, no Participant may receive in any fiscal year of the Company Awards that exceed an aggregate of more than 200,000 shares of Common Stock. Shares to be issued may be made available from authorized but unissued Common Stock, Common Stock held by the Company in its treasury, or Common Stock purchased by the Company on the open market or otherwise. During the term of this Plan, the Company will at all times reserve and keep available the number of shares of Common Stock that shall be sufficient to satisfy the requirements of this Plan.

5.2  Reuse of Shares.  To the extent that any Award under this Plan shall be forfeited, shall expire or be canceled, in whole or in part on or after the Effective Date, then the number of shares of Common Stock covered by the Award or stock option so forfeited, expired or canceled may again be awarded pursuant to the provisions of this Plan. In the event that previously acquired shares of Common Stock are delivered to the Company in full or partial payment of the exercise price for the exercise of a Stock Option granted under this Plan, the number of shares of Common Stock available for future Awards under this Plan shall be reduced by the total number of shares of Common Stock issued upon the exercise of the Stock Option. Awards that may be satisfied either by the issuance of shares of Common Stock or by cash or other consideration shall be counted against the maximum number of shares of Common Stock that may be issued under this Plan only during the period that the Award is outstanding or to the extent the Award is ultimately satisfied by the issuance of shares of Common Stock. Awards will not reduce the number of shares of Common Stock that may be issued pursuant to this Plan if the settlement of the Award will not require the issuance of shares of Common Stock, as, for example, a SAR that can be settled only by the payment of cash. Notwithstanding any provisions of the Plan to the contrary, only shares forfeited back to the Company and shares canceled on account of termination, expiration or lapse of an Award, shall again be available for grant of Incentive Stock Options under the Plan, but shall not increase the maximum number of shares described in Section 5.1 above as the maximum number of shares of Common Stock that may be delivered pursuant to Incentive Stock Options.

ARTICLE 6

GRANT OF AWARDS

6.1  In General.  The grant of an Award shall be authorized by the Committee and shall be evidenced by an Award Agreement setting forth the Incentive or Incentives being granted, the total number of shares of Common Stock subject to the Incentive(s), the Option Price (if applicable), the Award Period, the Date of Grant, and such other terms, provisions, limitations, and performance objectives, as are approved by the Committee, but (i) not inconsistent with the Plan and (ii) to the extent an Award issued under the Plan is subject to Section 409A of the Code, in compliance with the applicable requirements of Section 409A of the Code and the regulations or other guidance issued thereunder. The Company shall execute an Award Agreement with a Participant after the Committee approves the issuance of an Award. Any Award granted pursuant to this Plan must be granted within ten (10) years of the date of adoption of this Plan.

6.2  Option Price.  The Option Price for any share of Common Stock which may be purchased under a Nonqualified Stock Option for any share of Common Stock may be equal to or greater than the Fair Market Value of the share on the Date of Grant. The Option Price for any share of Common Stock which may be purchased under an Incentive Stock Option must be at least equal to the Fair Market Value of the share on the Date of Grant; if an Incentive Stock Option is granted to an Employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company (or any parent or Subsidiary), the Option Price shall be at least 110% of the Fair Market Value of the Common Stock on the Date of Grant. In no event shall Stock Options be granted to any Participant in substitution

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for, or upon cancellation of, previously granted Stock Options to purchase Common Stock, or shall similar action be taken to effect the “repricing” of previously granted Stock Options.

6.3  Maximum ISO Grants.  The Committee may not grant Incentive Stock Options under the Plan to any Employee which would permit the aggregate Fair Market Value (determined on the Date of Grant) of the Common Stock with respect to which Incentive Stock Options (under this and any other plan of the Company and its Subsidiaries) are exercisable for the first time by such Employee during any calendar year to exceed $100,000. To the extent any Stock Option granted under this Plan which is designated as an Incentive Stock Option exceeds this limit or otherwise fails to qualify as an Incentive Stock Option, such Stock Option (or any such portion thereof) shall be a Nonqualified Stock Option. In such case, the Committee shall designate which stock will be treated as Incentive Stock Option stock by causing a book entry registration in the Company’s direct registration service (“DRS”) or the issuance of a separate stock certificate and identifying such stock as Incentive Stock Option stock on the Company’s stock transfer records.

6.4  Restricted Stock.  If Restricted Stock is granted to or received by a Participant under an Award (including a Stock Option), the Committee shall set forth in the related Award Agreement: (i) the number of shares of Common Stock awarded, (ii) the price, if any, to be paid by the Participant for such Restricted Stock and the method of payment of the price, (iii) the time or times within which such Award may be subject to forfeiture, (iv) specified Performance Goals of the Company, a Subsidiary, any division thereof or any group of Employees of the Company, or other criteria, which the Committee determines must be met in order to remove any restrictions (including vesting) on such Award, and (v) all other terms, limitations, restrictions, and conditions of the Restricted Stock, which shall be consistent with this Plan and to the extent Restricted Stock granted under the Plan is subject to Section 409A of the Code, in compliance with the applicable requirements of Section 409A of the Code and the regulations or other guidance issued thereunder. The provisions of Restricted Stock need not be the same with respect to each Participant.

(a) Book Entry or Certificate Issuance of Awards.  Shares of Restricted Stock shall be represented by, at the option of the Company, either book entry registration in the Company’s DRS or by a stock certificate or certificates. If shares of Restricted Stock are represented by a certificate or certificates, such certificate(s) shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, condition, and restrictions applicable to such Restricted Stock, substantially as provided in Section 15.9 of the Plan. The Committee may require that the stock certificates evidencing shares of Restricted Stock be held in custody by the Company until the restrictions thereon shall have lapsed, and that the Participant deliver to the Committee a stock power or stock powers, endorsed in blank, relating to the shares of Restricted Stock. All shares of Restricted Stock issued in book entry DRS form shall be subject to the same restrictions described in the legend provided in Section 15.9 of the Plan.

(b) Restrictions and Conditions.  Shares of Restricted Stock shall be subject to the following restrictions and conditions:

(i) Subject to the other provisions of this Plan and the terms of the particular Award Agreements, during such period as may be determined by the Committee commencing on the Date of Grant or the date of exercise of an Award (the “Restriction Period”), the Participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock. Except for these limitations, the Committee may in its sole discretion, remove any or all of the restrictions on such Restricted Stock whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date of the Award, such action is appropriate.

(ii) Except as provided in sub-paragraph (i) above, the Participant shall have, with respect to his or her Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote the shares, and the right to receive as compensation an amount equal to any dividends thereon. Shares of Restricted Stock that are free of restriction under this Plan shall be delivered to the Participant promptly after, and only after, the Restriction Period shall expire without forfeiture in respect of such shares of Common Stock by either delivery of certificated shares or book entry DRS registration. Shares of Common Stock forfeited under the provisions of the Plan and the applicable Award Agreement shall be promptly returned to the Company by the forfeiting Participant. Each Award Agreement shall require that (x) each Participant, by his or her acceptance of Restricted Stock, shall irrevocably grant to the Company a power of attorney to transfer any shares so forfeited

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to the Company and agrees to execute any documents requested by the Company in connection with such forfeiture and transfer, and (y) such provisions regarding returns and transfers of forfeited shares of Common Stock shall be specifically performable by the Company in a court of equity or law.

(iii) The Restriction Period of Restricted Stock shall commence on the Date of Grant or the date of exercise of an Award, as specified in the Award Agreement, and, subject to Article 12 of the Plan, unless otherwise established by the Committee in the Award Agreement setting forth the terms of the Restricted Stock, shall expire upon satisfaction of the conditions set forth in the Award Agreement; such conditions may provide for vesting based on such Performance Goals, as may be determined by the Committee in its sole discretion.

(iv) Except as otherwise provided in the particular Award Agreement, upon Termination of Service for any reason during the Restriction Period, the nonvested shares of Restricted Stock shall be forfeited by the Participant. In the event a Participant has paid any consideration to the Company for such forfeited Restricted Stock, the Committee shall specify in the Award Agreement that either (i) the Company shall be obligated to, or (ii) the Company may, in its sole discretion, elect to, pay to the Participant, as soon as practicable after the event causing forfeiture, in cash, an amount equal to the lesser of the total consideration paid by the Participant for such forfeited shares or the Fair Market Value of such forfeited shares as of the date of Termination of Service, as the Committee, in its sole discretion shall select. Upon any forfeiture, all rights of a Participant with respect to the forfeited shares of the Restricted Stock shall cease and terminate, without any further obligation on the part of the Company.

6.5  SARs.  The Committee may grant SARs to any Participant, either as a separate Award or in connection with a Stock Option. SARs shall be subject to such terms and conditions as the Committee shall impose, provided that such terms and conditions are (i) not inconsistent with the Plan and (ii) to the extent a SAR issued under the Plan is subject to Section 409A of the Code, in compliance with the applicable requirements of Section 409A of the Code and the regulations or other guidance issued thereunder. The grant of the SAR may provide that the holder may be paid for the value of the SAR either in cash or in shares of Common Stock, or a combination thereof. In the event of the exercise of a SAR payable in shares of Common Stock, the holder of the SAR shall receive that number of whole shares of Common Stock having an aggregate Fair Market Value on the date of exercise equal to the value obtained by multiplying (i) the difference between the Fair Market Value of a share of Common Stock on the date of exercise over the SAR Price as set forth in such SAR (or other value specified in the agreement granting the SAR), by (ii) the number of shares of Common Stock as to which the SAR is exercised, with a cash settlement to be made for any fractional shares of Common Stock. The SAR Price for any share of Common Stock subject to a SAR may be equal to or greater than the Fair Market Value of the share on the Date of Grant. The Committee, in its sole discretion, may place a ceiling on the amount payable upon exercise of a SAR, but any such limitation shall be specified at the time that the SAR is granted.

6.6  Restricted Stock Units.  Restricted Stock Units may be awarded or sold to any Participant under such terms and conditions as shall be established by the Committee, provided, however, that such terms and conditions are (i) not inconsistent with the Plan and (ii) to the extent a Restricted Stock Unit issued under the Plan is subject to Section 409A of the Code, in compliance with the applicable requirements of Section 409A of the Code and the regulations or other guidance issued thereunder. Restricted Stock Units shall be subject to such restrictions as the Committee determines, including, without limitation, (a) a prohibition against sale, assignment, transfer, pledge, hypothecation or other encumbrance for a specified period; or (b) a requirement that the holder forfeit (or in the case of shares of Common Stock or units sold to the Participant, resell to the Company at cost) such shares or units in the event of Termination of Service during the period of restriction.

6.7  Performance Awards.

(a) The Committee may grant Performance Awards to any Participant upon such terms and conditions as shall be specified at the time of the grant and may include provisions establishing the performance period, the Performance Goals to be achieved during a performance period, and the maximum or minimum settlement values, provided that such terms and conditions are (i) not inconsistent with the Plan and (ii) to the extent a Performance Award issued under the Plan is subject to Section 409A of the Code, in compliance with the applicable requirements of Section 409A of the Code and the regulations or other guidance issued thereunder. Each Performance Award shall

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have its own terms and conditions. At the time of the grant of a Performance Award intended to satisfy the requirements of Section 162(m) of the Code (other than a Stock Option) and to the extent permitted under Section 162(m) of the Code and the regulations issued thereunder, the Committee:

(i) shall provide for the manner in which the Performance Goals shall be reduced to take into account the negative effect on the attained levels of the Performance Goals which result from specified corporate transactions, extraordinary events, accounting changes and other similar occurrences, so long as those transactions, events, changes and occurrences were not certain at the time the Performance Goal was initially established and the amount of the Performance Award for any Participant is not increased, unless the reduction in the Performance Goals would reduce or eliminate the amount of the Performance Award, and the Committee determines not to make such reduction; and

(ii) may provide for the manner in which the Performance Goals will be measured in light of specified corporate transactions, extraordinary events, accounting changes and other similar occurrences, to the extent those transactions, events, changes and occurrences have a positive effect on the attained levels of the Performance Goals, so long as the Committee’s actions do not increase the amount of the Performance Award for any Participant.

The determination of the amount of any reduction in the Performance Goals shall be made by the Committee in consultation with the Company’s independent auditor or compensation consultant. With respect to a Performance Award that is not intended to satisfy the requirements of Section 162(m) of the Code, if the Committee determines, in its sole discretion, that the established performance measures or objectives are no longer suitable because of a change in the Company’s business, operations, corporate structure, or for other reasons that the Committee deemed satisfactory, the Committee may modify the performance measures or objectives and/or the performance period.

(b) Performance Awards may be valued by reference to the Fair Market Value of a share of Common Stock or according to any formula or method deemed appropriate by the Committee, in its sole discretion, including, but not limited to, achievement of Performance Goals or other specific financial, production, sales or cost performance objectives that the Committee believes to be relevant to the Company’s business and/or remaining in the employ of the Company for a specified period of time. Performance Awards may be paid in cash, shares of Common Stock, or other consideration, or any combination thereof. If payable in shares of Common Stock, the consideration for the issuance of such shares may be the achievement of the performance objective established at the time of the grant of the Performance Award. Performance Awards may be payable in a single payment or in installments and may be payable at a specified date or dates or upon attaining the performance objective. The extent to which any applicable performance objective has been achieved shall be conclusively determined by the Committee.

6.8  Other Awards.  The Committee may grant to any Participant other forms of Awards, based upon, payable in, or otherwise related to, in whole or in part, shares of Common Stock, if the Committee determines that such other form of Award is consistent with the purpose and restrictions of this Plan. The terms and conditions of such other form of Award shall be specified by the grant. Such Other Awards may be granted for no cash consideration, for such minimum consideration as may be required by applicable law, or for such other consideration as may be specified by the grant.

6.9  Performance Goals.  Awards of Restricted Stock, Restricted Stock Units, Performance Award and Other Awards (whether relating to cash or shares of Common Stock) under the Plan may be made subject to the attainment of Performance Goals relating to one or more business criteria which, where applicable, shall be within the meaning of Section 162(m) of the Code and consist of one or more or any combination of the following criteria: including, but not limited to, cash flow; cost; revenues; sales; ratio of debt to debt plus equity; net borrowing, credit quality or debt ratings; profit before tax; economic profit; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; gross margin; earnings per share (whether on a pre-tax, after-tax, operational or other basis); operating profit earnings before or after tax; capital expenditures; expenses or expense levels; economic value added; ratio of operating earnings to capital spending or any other operating ratios; free cash flow; net earnings on either a LIFO or FIFO basis; net sales; net asset or book value per share; the accomplishment of mergers, acquisitions, dispositions, public offerings or similar extraordinary business transactions; sales growth; price of the Company’s Common Stock; return on assets, net assets, invested capital, equity, or stockholders’ equity; market share; inventory levels, inventory turn or shrinkage; total return to stockholders; productivity increases, units

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per man hour; or reduction in lost time accidents or other safety records (“Performance Criteria”). Any Performance Criteria may be used to measure the performance of the Company as a whole or any business unit of the Company and may be measured relative to a peer group or index. Any Performance Criteria may include or exclude (i) extraordinary, unusual and/or non-recurring items of gain or loss, (ii) gains or losses on the disposition of a business, (iii) changes in tax or accounting regulations or laws, or (iv) the effect of a merger or acquisition, as identified in the Company’s quarterly and annual earnings releases. In all other respects, Performance Criteria shall be calculated in accordance with the Company’s financial statements, under generally accepted accounting principles, or under a methodology established by the Committee prior to the issuance of an Award which is consistently applied and identified in the audited financial statements, including footnotes, or the Management Discussion and Analysis section of the Company’s annual report. However, to the extent Section 162(m) of the Code is applicable, the Committee may not in any event increase the amount of compensation payable to an individual upon the attainment of a Performance Goal.

6.10  Tandem Awards.  The Committee may grant two or more Incentives in one Award in the form of a “tandem Award,” so that the right of the Participant to exercise one Incentive shall be canceled if, and to the extent, the other Incentive is exercised. For example, if a Stock Option and a SAR are issued in a tandem Award, and the Participant exercises the SAR with respect to 100 shares of Common Stock, the right of the Participant to exercise the related Stock Option shall be canceled to the extent of 100 shares of Common Stock.

ARTICLE 7

AWARD PERIOD; VESTING

7.1  Award Period.  Subject to the other provisions of this Plan, the Committee may, in its discretion, provide that an Incentive may not be exercised in whole or in part for any period or periods of time or beyond any date specified in the Award Agreement. Except as provided in the Award Agreement, an Incentive may be exercised in whole or in part at any time during its term. The Award Period for an Incentive shall be reduced or terminated upon Termination of Service. No Incentive granted under the Plan may be exercised at any time after the end of its Award Period. No portion of any Incentive may be exercised after the expiration of ten (10) years from its Date of Grant. However, if an Employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company (or any parent or Subsidiary) and an Incentive Stock Option is granted to such Employee, the term of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no more than five (5) years from the Date of Grant.

7.2  Vesting.  The Committee, in its sole discretion, may determine that an Incentive will be immediately vested in whole or in part, or that all or any portion may not be vested until a date, or dates, subsequent to its Date of Grant, or until the occurrence of one or more specified events, subject in any case to the terms of the Plan. If the Committee imposes conditions upon vesting, then, subsequent to the Date of Grant, the Committee may, in its sole discretion, accelerate the date on which all or any portion of the Incentive may be vested.

ARTICLE 8

EXERCISE OR CONVERSION OF INCENTIVE

8.1  In General.  A vested Incentive may be exercised or converted, during its Award Period, subject to limitations and restrictions set forth in the Award Agreement

8.2  Securities Law and Exchange Restrictions.  In no event may an Incentive be exercised or shares of Common Stock be issued pursuant to an Award if a necessary listing or quotation of the shares of Common Stock on a stock exchange or inter-dealer quotation system or any registration under state or federal securities laws required under the circumstances has not been accomplished.

8.3  Exercise of Stock Option.

(a) In General.  If the Committee imposes conditions upon exercise, then subsequent to the Date of Grant, the Committee may, in its sole discretion, accelerate the date on which all or any portion of the Stock Option may be

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exercised. No Stock Option may be exercised for a fractional share of Common Stock. The granting of a Stock Option shall impose no obligation upon the Participant to exercise that Stock Option.

(b) Notice and Payment.  Subject to such administrative regulations as the Committee may from time to time adopt, a Stock Option may be exercised by the delivery of written notice to the Committee setting forth the number of shares of Common Stock with respect to which the Stock Option is to be exercised and the date of exercise thereof (the “Exercise Date”) which shall be at least three (3) days after giving such notice unless an earlier time shall have been mutually agreed upon. On the Exercise Date, the Participant shall deliver to the Company consideration with a value equal to the total Option Price of the shares to be purchased, payable as provided in the Award Agreement, which may provide for payment in any one or more of the following ways: (a) cash or check, bank draft, or money order payable to the order of the Company, (b) Common Stock (including Restricted Stock) owned by the Participant on the Exercise Date, valued at its Fair Market Value on the Exercise Date, and which the Participant has not acquired from the Company within six (6) months prior to the Exercise Date, (c) by delivery (including by FAX) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions from the Participant to a broker or dealer, reasonably acceptable to the Company, to sell certain of the shares of Common Stock purchased upon exercise of the Stock Option or to pledge such shares as collateral for a loan and promptly deliver to the Company the amount of sale or loan proceeds necessary to pay such purchase price, and/or (d) in any other form of valid consideration that is acceptable to the Committee in its sole discretion. In the event that shares of Restricted Stock are tendered as consideration for the exercise of a Stock Option, a number of shares of Common Stock issued upon the exercise of the Stock Option equal to the number of shares of Restricted Stock used as consideration therefor shall be subject to the same restrictions and provisions as the Restricted Stock so tendered.

(c) Issuance of Certificate.  Except as otherwise provided in Section 6.4 hereof (with respect to shares of Restricted Stock) or in the applicable Award Agreement, upon payment of all amounts due from the Participant, the Company shall deliver shares of Common Stock then being purchased represented by, at the option of the Company, book entry DRS registration or by a certificate of certificates, to the Participant (or the person exercising the Participant’s Stock Option in the event of his death) at the Company’s principal business office, promptly after the Exercise Date; provided that if the Participant has exercised an Incentive Stock Option, the Company may at its option retain physical possession of any certificate evidencing the shares acquired upon exercise until the expiration of the holding periods described in Section 422(a)(1) of the Code. The obligation of the Company to deliver shares of Common Stock shall, however, be subject to the condition that, if at any time the Committee shall determine in its discretion that the listing, registration, or qualification of the Stock Option or the Common Stock upon any securities exchange or inter-dealer quotation system or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary as a condition of, or in connection with, the Stock Option or the issuance or purchase of shares of Common Stock thereunder, the Stock Option may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not reasonably acceptable to the Committee.

(e) Failure to Pay.  Except as may otherwise be provided in an Award Agreement, if the Participant fails to pay for any of the Common Stock specified in such notice or fails to accept delivery thereof, that portion of the Participant’s Stock Option and right to purchase such Common Stock may be forfeited by the Company.

8.4  SARs.  Subject to the conditions of this Section 8.4 and such administrative regulations as the Committee may from time to time adopt, a SAR may be exercised by the delivery (including by FAX) of written notice to the Committee setting forth the number of shares of Common Stock with respect to which the SAR is to be exercised and the date of exercise thereof (the “Exercise Date”) which shall be at least three (3) days after giving such notice unless an earlier time shall have been mutually agreed upon. Subject to the terms of the Award Agreement and only if permissible under Section 409A of the Code and the regulations or other guidance issued thereunder (or, if not so permissible, at such time as permitted by Section 409A of the Code and the regulations or other guidance issued thereunder), the Participant shall receive from the Company in exchange therefor in the discretion of the Committee, and subject to the terms of the Award Agreement:

(i) cash in an amount equal to the excess (if any) of the Fair Market Value (as of the date of the exercise, or if provided in the Award Agreement, conversion, of the SAR) per share of Common Stock over the SAR

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Price per share specified in such SAR, multiplied by the total number of shares of Common Stock of the SAR being surrendered;

(ii) that number of shares of Common Stock having an aggregate Fair Market Value (as of the date of the exercise, or if provided in the Award Agreement, conversion, of the SAR) equal to the amount of cash otherwise payable to the Participant, with a cash settlement to be made for any fractional share interests; or

(iii) the Company may settle such obligation in part with shares of Common Stock and in part with cash.

The distribution of any cash or Common Stock pursuant to the foregoing sentence shall be made at such time as set forth in the Award Agreement.

8.5  Disqualifying Disposition of Incentive Stock Option.  If shares of Common Stock acquired upon exercise of an Incentive Stock Option are disposed of by a Participant prior to the expiration of either two (2) years from the Date of Grant of such Stock Option or one (1) year from the transfer of shares of Common Stock to the Participant pursuant to the exercise of such Stock Option, or in any other disqualifying disposition within the meaning of Section 422 of the Code, such Participant shall notify the Company in writing of the date and terms of such disposition. A disqualifying disposition by a Participant shall not affect the status of any other Stock Option granted under the Plan as an Incentive Stock Option within the meaning of Section 422 of the Code.

ARTICLE 9

AMENDMENT OR DISCONTINUANCE

Subject to the limitations set forth in this Article 9, the Board may at any time and from time to time, without the consent of the Participants, alter, amend, revise, suspend, or discontinue the Plan in whole or in part; provided, however, that no amendment for which stockholder approval is required either (i) by any securities exchange or inter-dealer quotation system on which the Common Stock is listed or traded or (ii) in order for the Plan and Incentives awarded under the Plan to continue to comply with Sections 162(m), 421, and 422 of the Code, including any successors to such Sections; shall be effective unless such amendment shall be approved by the requisite vote of the stockholders of the Company entitled to vote thereon. Any such amendment shall, to the extent deemed necessary or advisable by the Committee, be applicable to any outstanding Incentives theretofore granted under the Plan, notwithstanding any contrary provisions contained in any Award Agreement. In the event of any such amendment to the Plan, the holder of any Incentive outstanding under the Plan shall, upon request of the Committee and as a condition to the exercisability thereof, execute a conforming amendment in the form prescribed by the Committee to any Award Agreement relating thereto. Notwithstanding anything contained in this Plan to the contrary, unless required by law, no action contemplated or permitted by this Article 9 shall adversely affect any rights of Participants or obligations of the Company to Participants with respect to any Incentive theretofore granted under the Plan without the consent of the affected Participant.

ARTICLE 10

TERM

The Plan shall be effective from the date that this Plan is approved by the Board. Unless sooner terminated by action of the Board, the Plan will terminate on December 1, 2016, but Incentives granted before that date will continue to be effective in accordance with their terms and conditions.

ARTICLE 11

CAPITAL ADJUSTMENTS

In the event that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, rights offering, reorganization, merger, consolidation, split-up, spin-off, split-off, combination, subdivision, repurchase, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other

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securities of the Company, or other similar corporate transaction or event affects the fair value of an Award, then the Committee shall adjust any or all of the following so that the fair value of the Award immediately after the transaction or event is equal to the fair value of the Award immediately prior to the transaction or event: (i) the number of shares and type of Common Stock (or the securities or property) which thereafter may be made the subject of Awards, (ii) the number of shares and type of Common Stock (or other securities or property) subject to outstanding Awards, (iii) the number of shares and type of Common Stock (or other securities or property) specified as the annual per-participant limitation under Section 5.1 of the Plan, (iv) the Option Price of each outstanding Award, (v) the amount, if any, the Company pays for forfeited shares of Common Stock in accordance with Section 6.4, and (vi) the number of or SAR Price of shares of Common Stock then subject to outstanding SARs previously granted and unexercised under the Plan to the end that the same proportion of the Company’s issued and outstanding shares of Common Stock in each instance shall remain subject to exercise at the same aggregate SAR Price; provided however, that the number of shares of Common Stock (or other securities or property) subject to any Award shall always be a whole number. Notwithstanding the foregoing, no such adjustment shall be made or authorized to the extent that such adjustment would cause the Plan or any Stock Option to violate Section 422 of the Code. Such adjustments shall be made in accordance with the rules of any securities exchange, stock market, or stock quotation system to which the Company is subject.

Upon the occurrence of any such adjustment, the Company shall provide notice to each affected Participant of its computation of such adjustment which shall be conclusive and shall be binding upon each such Participant.

ARTICLE 12

RECAPITALIZATION, MERGER AND CONSOLIDATION

12.1  No Effect on Company’s Authority.  The existence of this Plan and Incentives granted hereunder shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company’s capital structure and its business, or any Change in Control, or any merger or consolidation of the Company, or any issuance of bonds, debentures, preferred or preference stocks ranking prior to or otherwise affecting the Common Stock or the rights thereof (or any rights, options, or warrants to purchase same), or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

12.2  Conversion of Incentives Where Company Survives.  Subject to any required action by the stockholders and except as otherwise provided by Section 12.4 hereof or as may be required to comply with Section 409A of the Code and the regulations or other guidance issued thereunder, if the Company shall be the surviving or resulting corporation in any merger, consolidation or share exchange, any Incentive granted hereunder shall pertain to and apply to the securities or rights (including cash, property, or assets) to which a holder of the number of shares of Common Stock subject to the Incentive would have been entitled.

12.3  Exchange or Cancellation of Incentives Where Company Does Not Survive.  Except as otherwise provided by Section 12.4 hereof or as may be required to comply with Section 409A of the Code and the regulations or other guidance issued thereunder, in the event of any merger, consolidation or share exchange pursuant to which the Company is not the surviving or resulting corporation, there shall be substituted for each share of Common Stock subject to the unexercised portions of outstanding Incentives, that number of shares of each class of stock or other securities or that amount of cash, property, or assets of the surviving, resulting or consolidated company which were distributed or distributable to the stockholders of the Company in respect to each share of Common Stock held by them, such outstanding Incentives to be thereafter exercisable for such stock, securities, cash, or property in accordance with their terms.

12.4  Cancellation of Incentives.  Notwithstanding the provisions of Sections 12.2 and 12.3 hereof, and except as may be required to comply with Section 409A of the Code and the regulations or other guidance issued thereunder, all Incentives granted hereunder may be canceled by the Company, in its sole discretion, as of the

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effective date of any Change in Control, merger, consolidation or share exchange, or of any proposed sale of all or substantially all of the assets of the Company, or of any dissolution or liquidation of the Company, by either:

(a) giving notice to each holder thereof or his personal representative of its intention to cancel those Incentives for which the issuance of shares of Common Stock involved payment by the Participant for such shares and, permitting the purchase during the thirty (30) day period next preceding such effective date of any or all of the shares of Common Stock subject to such outstanding Incentives, including in the Board’s discretion some or all of the shares as to which such Incentives would not otherwise be vested and exercisable; or

(b) in the case of Incentives that are either (i) settled only in shares of Common Stock, or (ii) at the election of the Participant, settled in shares of Common Stock, paying the holder thereof an amount equal to a reasonable estimate of the difference between the net amount per share payable in such transaction or as a result of such transaction, and the price per share of such Incentive to be paid by the Participant (hereinafter the “Spread”), multiplied by the number of shares subject to the Incentive. In cases where the shares constitute, or would after exercise, constitute Restricted Stock, the Company, in its discretion may include some or all of those shares in the calculation of the amount payable hereunder. In estimating the Spread, appropriate adjustments to give effect to the existence of the Incentives shall be made, such as deeming the Incentives to have been exercised, with the Company receiving the exercise price payable thereunder, and treating the shares receivable upon exercise of the Incentives as being outstanding in determining the net amount per share. In cases where the proposed transaction consists of the acquisition of assets of the Company, the net amount per share shall be calculated on the basis of the net amount receivable with respect to shares of Common Stock upon a distribution and liquidation by the Company after giving effect to expenses and charges, including but not limited to taxes, payable by the Company before such liquidation could be completed.

(c) An Award that by its terms would be fully vested or exercisable upon a Change in Control will be considered vested or exercisable for purposes of Section 12.4(a) hereof.

ARTICLE 13

LIQUIDATION OR DISSOLUTION

Subject to Section 12.4 hereof, in case the Company shall, at any time while any Incentive under this Plan shall be in force and remain unexpired, (i) sell all or substantially all of its property, or (ii) dissolve, liquidate, or wind up its affairs, then each Participant shall be entitled to receive, in lieu of each share of Common Stock of the Company which such Participant would have been entitled to receive under the Incentive, the same kind and amount of any securities or assets as may be issuable, distributable, or payable upon any such sale, dissolution, liquidation, or winding up with respect to each share of Common Stock of the Company. If the Company shall, at any time prior to the expiration of any Incentive, make any partial distribution of its assets, in the nature of a partial liquidation, whether payable in cash or in kind (but excluding the distribution of a cash dividend payable out of earned surplus and designated as such) and an adjustment is determined by the Committee to be appropriate to prevent the dilution of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, make such adjustment in accordance with the provisions of Article 11 hereof.

ARTICLE 14

INCENTIVES IN SUBSTITUTION FOR
INCENTIVES GRANTED BY OTHER ENTITIES

Incentives may be granted under the Plan from time to time in substitution for similar instruments held by employees, consultants or directors of a corporation, partnership, or limited liability company who become or are about to become Employees of the Company or any Subsidiary as a result of a merger or consolidation of the employing corporation with the Company, the acquisition by the Company of equity of the employing entity, or any other similar transaction pursuant to which the Company becomes the successor employer. The terms and conditions of the substitute Incentives so granted may vary from the terms and conditions set forth in this Plan

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to such extent as the Board at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the Incentives in substitution for which they are granted.

ARTICLE 15

MISCELLANEOUS PROVISIONS

15.1  Investment Intent.  The Company may require that there be presented to and filed with it by any Participant under the Plan, such evidence as it may deem necessary to establish that the Incentives granted or the shares of Common Stock to be purchased or transferred are being acquired for investment and not with a view to their distribution.

15.2  No Right to Continued Employment.  Neither the Plan nor any Incentive granted under the Plan shall confer upon any Participant any right with respect to continuance of employment by the Company or any Subsidiary.

15.3  Indemnification of Board and Committee.  No member of the Board or the Committee, nor any officer or Employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board and the Committee, each officer of the Company, and each Employee of the Company acting on behalf of the Board or the Committee shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination, or interpretation.

15.4  Effect of the Plan.  Neither the adoption of this Plan nor any action of the Board or the Committee shall be deemed to give any person any right to be granted an Award or any other rights except as may be evidenced by an Award Agreement, or any amendment thereto, duly authorized by the Committee and executed on behalf of the Company, and then only to the extent and upon the terms and conditions expressly set forth therein.

15.5  Compliance With Other Laws and Regulations.  Notwithstanding anything contained herein to the contrary, the Company shall not be required to sell or issue shares of Common Stock under any Incentive if the issuance thereof would constitute a violation by the Participant or the Company of any provisions of any law or regulation of any governmental authority or any national securities exchange or inter-dealer quotation system or other forum in which shares of Common Stock are quoted or traded (including without limitation Section 16 of the 1934 Act and Section 162(m) of the Code); and, as a condition of any sale or issuance of shares of Common Stock under an Incentive, the Committee may require such agreements or undertakings, if any, as the Committee may deem necessary or advisable to assure compliance with any such law or regulation. The Plan, the grant and exercise of Incentives hereunder, and the obligation of the Company to sell and deliver shares of Common Stock, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required.

15.6  Tax Requirements.  The Company or, if applicable, any Subsidiary (for purposes of this Section 15.6, the term “Company” shall be deemed to include any applicable Subsidiary), shall have the right to deduct from all amounts paid in cash or other form in connection with the Plan, any Federal, state, local, or other taxes required by law to be withheld in connection with an Award granted under this Plan. The Company may, in its sole discretion, also require the Participant receiving shares of Common Stock issued under the Plan to pay the Company the amount of any taxes that the Company is required to withhold in connection with the Participant’s income arising with respect to the Award. Such payments shall be required to be made when requested by the Company and may be required to be made prior to the delivery of any certificate representing shares of Common Stock. Such payment may be made (i) by the delivery of cash to the Company in an amount that equals or exceeds (to avoid the issuance of fractional shares under (iii) below) the required tax withholding obligations of the Company; (ii) if the Company, in its sole discretion, so consents in writing, the actual delivery by the exercising Participant to the Company of shares of Common Stock that the Participant has not acquired from the Company within six (6) months prior to the date of exercise, which shares so delivered have an aggregate Fair Market Value that equals or exceeds (to avoid the issuance of fractional shares under (iii) below) the required tax withholding payment; (iii) if the Company, in its sole discretion, so consents in writing, the Company’s withholding of a number of shares to be delivered upon the exercise of the Stock Option, which shares so withheld have an aggregate fair market value that equals (but does not

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exceed) the required tax withholding payment; or (iv) any combination of (i), (ii), or (iii). The Company may, in its sole discretion, withhold any such taxes from any other cash remuneration otherwise paid by the Company to the Participant. The Committee may in the Award Agreement impose any additional tax requirements or provisions that the Committee deems necessary or desirable.

15.7  Assignability.  Incentive Stock Options may not be transferred, assigned, pledged, hypothecated or otherwise conveyed or encumbered other than by will or the laws of descent and distribution and may be exercised during the lifetime of the Participant only by the Participant or the Participant’s legally authorized representative, and each Award Agreement in respect of an Incentive Stock Option shall so provide. The designation by a Participant of a beneficiary will not constitute a transfer of the Stock Option. The Committee may waive or modify any limitation contained in the preceding sentences of this Section 15.7 that is not required for compliance with Section 422 of the Code.

Except as otherwise provided herein, Nonqualified Stock Options and SARs may not be transferred, assigned, pledged, hypothecated or otherwise conveyed or encumbered other than by will or the laws of descent and distribution. The Committee may, in its discretion, authorize all or a portion of a Nonqualified Stock Option or SAR to be granted to a Participant on terms which permit transfer by such Participant to (i) the spouse (or former spouse), children or grandchildren of the Participant (“Immediate Family Members”), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, (iii) a partnership in which the only partners are (1) such Immediate Family Members and/or (2) entities which are controlled by Immediate Family Members, (iv) an entity exempt from federal income tax pursuant to Section 501(c)(3) of the Code or any successor provision, or (v) a split interest trust or pooled income fund described in Section 2522(c)(2) of the Code or any successor provision, provided that (x) there shall be no consideration for any such transfer, (y) the Award Agreement pursuant to which such Nonqualified Stock Option or SAR is granted must be approved by the Committee and must expressly provide for transferability in a manner consistent with this Section, and (z) subsequent transfers of transferred Nonqualified Stock Options or SARs shall be prohibited except those by will or the laws of descent and distribution.

Following any transfer, any such Nonqualified Stock Option and SAR shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of Articles 8, 9, 11, 13 and 15 hereof the term “Participant” shall be deemed to include the transferee. The events of Termination of Service shall continue to be applied with respect to the original Participant, following which the Nonqualified Stock Options and SARs shall be exercisable or convertible by the transferee only to the extent and for the periods specified in the Award Agreement. The Committee and the Company shall have no obligation to inform any transferee of a Nonqualified Stock Option or SAR of any expiration, termination, lapse or acceleration of such Stock Option or SAR. The Company shall have no obligation to register with any federal or state securities commission or agency any Common Stock issuable or issued under a Nonqualified Stock Option or SAR that has been transferred by a Participant under this Section 15.7.

15.8  Use of Proceeds.  Proceeds from the sale of shares of Common Stock pursuant to Incentives granted under this Plan shall constitute general funds of the Company.

15.9  Legend.  Each certificate representing shares of Restricted Stock issued to a Participant shall bear the following legend, or a similar legend deemed by the Company to constitute an appropriate notice of the provisions hereof (any such certificate not having such legend shall be surrendered upon demand by the Company and so endorsed):

On the face of the certificate:

“Transfer of this stock is restricted in accordance with conditions printed on the reverse of this certificate.”

On the reverse:

“The shares of stock evidenced by this certificate are subject to and transferable only in accordance with that certain Commercial Metals Company 2006 Long-Term Equity Incentive Plan, a copy of which is on file at the principal office of the Company in Dallas, Texas. No transfer or pledge of the shares evidenced hereby may

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be made except in accordance with and subject to the provisions of said Plan. By acceptance of this certificate, any holder, transferee or pledgee hereof agrees to be bound by all of the provisions of said Plan.”

The following legend shall be inserted on a certificate evidencing Common Stock issued under the Plan if the shares were not issued in a transaction registered under the applicable federal and state securities laws:

“Shares of stock represented by this certificate have been acquired by the holder for investment and not for resale, transfer or distribution, have been issued pursuant to exemptions from the registration requirements of applicable state and federal securities laws, and may not be offered for sale, sold or transferred other than pursuant to effective registration under such laws, or in transactions otherwise in compliance with such laws, and upon evidence satisfactory to the Company of compliance with such laws, as to which the Company may rely upon an opinion of counsel satisfactory to the Company.”

A copy of this Plan shall be kept on file in the principal office of the Company in Dallas, Texas.

***************

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Appendix B-2

AMENDMENT NUMBER ONE TO THE
COMMERCIAL METALS COMPANY
2006 LONG-TERM EQUITY INCENTIVE PLAN

This AMENDMENT NUMBER ONE TO THE COMMERCIAL METALS COMPANY 2006 LONG-TERM EQUITY INCENTIVE PLAN (this “Amendment”), effective as of January 28, 2010, is made and entered into by Commercial Metals Company, a Delaware corporation (the “Company”). Terms used in this Amendment with initial capital letters that are not otherwise defined herein shall have the meanings ascribed to such terms in the Commercial Metals Company 2006 Long-Term Equity Incentive Plan (the “Plan”).

RECITALS

WHEREAS, Article 9 of the Plan provides that the Board of Directors of the Company (the “Board”) may amend the Plan at any time;

WHEREAS, subject to stockholder approval, the Board desires to amend the Plan to (i) increase the aggregate number of shares of Common Stock that may be issued or delivered under the Plan set forth in Article 5 of the Plan, (ii) add certain restrictions to the share reuse provisions of the Plan, (iii) place limitations on the number of “Full Value Awards” that may be granted pursuant to the Plan, (iv) remove a restriction requiring the Committee to reduce the Award Period for Participants who have incurred a Termination of Service; and (v) reduce the Award Period for Incentives granted under the Plan from ten years to seven years; and

WHEREAS, the Board plans to submit the proposal to amend the Plan to the Company’s stockholders at the 2010 Annual Meeting of Stockholders.

NOW, THEREFORE, in accordance with Article 9 of the Plan, subject to stockholder approval, the Company hereby amends the Plan as follows:

1. Section 5.1 of the Plan is hereby amended by deleting said section in its entirety and substituting in lieu thereof the following new Section 5.1:

5.1  Number of Shares Available for Awards.  Subject to adjustment as provided in Articles 11 and 12 and the limitations on Full Value Awards as provided in Section 5.3, the maximum number of shares of Common Stock that may be delivered pursuant to Awards granted under the Plan is 10,000,000 shares, of which 2,000,000 shares may be delivered pursuant to Incentive Stock Options. Subject to adjustment pursuant to Articles 11 and 12, no Participant may receive in any fiscal year of the Company, Awards that exceed an aggregate of more than 200,000 shares of Common Stock. Shares to be issued may be made available from authorized but unissued Common Stock, Common Stock held by the Company in its treasury, or Common Stock purchased by the Company on the open market or otherwise. During the term of this Plan, the Company will at all times reserve and keep available the number of shares of Common Stock that shall be sufficient to satisfy the requirements of this Plan.

2. Section 5.2 of the Plan is hereby amended by deleting said section in its entirety and substituting in lieu thereof the following new Section 5.2:

5.2  Reuse of Shares.  To the extent that any Award under this Plan shall be forfeited, shall expire or be canceled, in whole or in part on or after the Effective Date, then the number of shares of Common Stock covered by the Award so forfeited, expired or canceled may again be awarded pursuant to the provisions of this Plan. Shares of Common Stock subject to an Award under the Plan may not again be made available for issuance under the Plan and shall reduce the number of shares available for future issuances under the Plan if such shares of Common Stock are (i) shares of Common Stock that were subject to a Stock Option or a stock-settled SAR and were not issued upon the net settlement or net exercise of such Stock Option or SAR; (ii) shares of Common Stock delivered or withheld by the Company to pay the exercise price or the withholding tax obligations associated with Awards; or (iii) shares of Common Stock repurchased by the

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Company on the open market or otherwise using the proceeds of the exercise of a Stock Option or stock-settled SAR by a Participant. Awards that may be satisfied either by the issuance of shares of Common Stock or by cash or other consideration shall be counted against the maximum number of shares of Common Stock that may be issued under this Plan only during the period that the Award is outstanding or to the extent the Award is ultimately satisfied by the issuance of shares of Common Stock. Awards will not reduce the number of shares of Common Stock that may be issued pursuant to this Plan if the settlement of the Award will not require the issuance of shares of Common Stock, as, for example, a SAR that can be settled only by the payment of cash. Notwithstanding any provisions of the Plan to the contrary, only shares forfeited back to the Company and shares canceled on account of termination, expiration or lapse of an Award, shall again be available for grant of Incentive Stock Options under the Plan, but shall not increase the maximum number of shares described in Section 5.1 above as the maximum number of shares of Common Stock that may be delivered pursuant to Incentive Stock Options.

3. Article 5 of the Plan is hereby amended by adding the following new Section 5.3:

5.3  Limitation on Full Value Awards.  Subject to adjustment as provided in Articles 11 and 12, no more than 7,000,000 of the shares of Common Stock that may be delivered pursuant to Awards under Section 5.1(a) may be delivered pursuant to Full Value Awards. For purposes hereof, the term “Full Value Award” shall mean any Award with a net benefit to the Participant, without regard to any restrictions such as those described in Section 6.4(b), equal to the aggregate Fair Market Value of the total shares of Common Stock subject to the Award. Full Value Awards include Restricted Stock and Restricted Stock Units, but do not include Stock Options and SARs.

4. Section 7.1 of the Plan is hereby amended by deleting said section in its entirety and substituting in lieu thereof the following new Section 7.1:

7.1  Award Period.  Subject to the other provisions of this Plan, the Committee may, in its discretion, provide that an Incentive may not be exercised in whole or in part for any period or periods of time or beyond any date specified in the Award Agreement. Except as provided in the Award Agreement, an Incentive may be exercised in whole or in part at any time during its term. No Incentive granted under the Plan may be exercised at any time after the end of its Award Period. No portion of any Incentive may be exercised after the expiration of seven (7) years from its Date of Grant. However, if an Employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company (or any parent or Subsidiary) and an Incentive Stock Option is granted to such Employee, the term of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no more than five (5) years from the Date of Grant.

5. Except as expressly amended by this Amendment, the Plan shall continue in full force and effect in accordance with the provisions thereof.

[Signature page to follow]

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IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed as of the date first written above.

COMMERCIAL METALS COMPANY

By:
Name:

Title:

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Appendix C-1

COMMERCIAL METALS COMPANY
1999 NON-EMPLOYEE DIRECTOR STOCK PLAN
Second Amendment and Restatement

The Commercial Metals Company 1999 Non-Employee Director Stock Option Plan (hereinafter called the “Plan”) was adopted by the Board of Directors of Commercial Metals Company, a Delaware corporation (hereinafter called the “Company”). The Plan was originally effective as of November 22, 1999 and the Plan was amended and restated effective January 27, 2005. This second amended and restated version of the Plan is effective January 1, 2007.

ARTICLE 1

PURPOSE

The purpose of the Plan is to attract and retain Outside Directors of the Company and to provide such persons with a proprietary interest in the Company through the granting of nonqualified stock options, restricted stock and restricted stock units that will:

(a) increase the interest of such persons in the Company’s welfare;

(b) furnish an incentive to such persons to continue their services for the Company; and

(c) provide a means through which the Company may attract able persons as directors.

With respect to any Participant who is subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934 (the “1934 Act”), the Plan and all transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 promulgated under the 1934 Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void ab initio, to the extent permitted by law and deemed advisable by the Committee.

ARTICLE 2

DEFINITIONS

For the purpose of the Plan, unless the context requires otherwise, the following terms shall have the meanings indicated:

2.1 [Reserved]

2.1A “Award” means the grant of any Stock Option, Restricted Stock or Restricted Stock Units. To the extent an Award issued under the Plan is subject to Section 409A of the Code, such Award shall be issued in compliance with the applicable requirements of Section 409A of the Code and the regulations or other guidance issued thereunder.

2.1B “Award Agreement” means a written agreement between a Participant and the Company that sets out the terms of the Award.

2.2 “Board” means the board of directors of the Company.

2.3 “Change of Control” means any of the following: (i) any consolidation, merger or share exchange of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company’s Common Stock would be converted into cash, securities or other property, other than a consolidation, merger or share exchange of the Company in which the holders of the Company’s Common Stock immediately prior to such transaction have the same proportionate ownership of Common Stock of the surviving corporation immediately after such transaction; (ii) any sale, lease, exchange or other transfer (excluding transfer by way of pledge or hypothecation) in one transaction or a series of related transactions, of

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all or substantially all of the assets of the Company; (iii) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; (iv) the cessation of control (by virtue of their not constituting a majority of directors) of the Board by the individuals (the “Continuing Directors”) who (x) at the date of this Plan were directors or (y) become directors after the date of this Plan and whose election or nomination for election by the Company’s stockholders, was approved by a vote of at least two-thirds (2/3)of the directors then in office who were directors at the date of this Plan or whose election or nomination for election was previously so approved; (v) the acquisition of beneficial ownership (within the meaning of Rule 13d-3 under the 1934 Act) of an aggregate of 15% of the voting power of the Company’s outstanding voting securities by any person or group (as such term is used in Rule 13d-5 under the 1934 Act), provided, however, that notwithstanding the foregoing, an acquisition shall not constitute a Change of Control hereunder if the acquirer is (w) Daniel E. Feldman, Moses Feldman, Robert L. Feldman, or Sara B. Feldman (the “Feldmans”), or any of his or her affiliates, so long as the Feldmans and their affiliates do not beneficially own an aggregate of 25% or more of the shares of Common Stock then outstanding, (x) a trustee or other fiduciary holding securities under an employee benefit plan of the Company and acting in such capacity, (y) a Subsidiary of the Company or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of voting securities of the Company or (z) any other person whose acquisition of shares of voting securities is approved in advance by a majority of the Continuing Directors; or (vi) in a Title 11 bankruptcy proceeding, the appointment of a trustee or the conversion of a case involving the Company to a case under Chapter 7. Under sub-clause (w) of clause (v) of the preceding sentence, if a person or entity is an affiliate of one or more of the Feldmans and of another person or entity, such sub-clause (w) shall not serve to exempt such other person or entity in determining whether a Change of Control has occurred.

Notwithstanding the foregoing provisions of this Section 2.3, in the event an Award issued under the Plan is subject to Section 409A of the Code, then, in lieu of the foregoing definition and to the extent necessary to comply with the requirements of Section 409A of the Code, the definition of “Change in Control” for purposes of such Award shall be the definition provided for under Section 409A of the Code and the regulations or other guidance issued thereunder.

2.4 “Code” means the Internal Revenue Code of 1986, as amended.

2.5 “Committee” means the nominating and corporate governance committee of the Board or such other committee appointed or designated by the Board to administer the Plan in accordance with ARTICLE 3 of this Plan.

2.6 “Common Stock” means the common stock which the Company is currently authorized to issue or may in the future be authorized to issue.

2.7 “Company” means Commercial Metals Company, a Delaware corporation, and any successor entity.

2.8 “Date of Grant” means the effective date on which an Award is made to a Participant as set forth in the applicable Award Agreement in accordance with the terms of the Plan; provided, however, that solely for purposes of Section 16 of the 1934 Act and the rules and regulations promulgated thereunder, the Date of Grant of an Award shall be the date of stockholder approval of the Plan if such date is later than the effective date of such Award as set forth in the Award Agreement.

2.9 “Election Form” means a form approved by the Committee pursuant to which an Outside Director elects payment of all or a portion of his or her Fees under Section 4.2 of this Plan in the form of Restricted Stock Units, and, if applicable, an Outside Director elects to receive his or her automatic grant Award under Section 4.1 of this Plan in the form of Restricted Stock Units or shares of Restricted Stock.

2.9A “Election Period” means the period between November 1 and December 31 immediately prior to the commencement of a calendar year in which compensation for Outside Director services is earned, or such other time period designated by the Committee, during which an Outside Director may elect payment of all or a portion of his or her Fees under Section 4.2 of this Plan in the form of Restricted Stock Units, and, if applicable, an Outside Director elects to receive his or her automatic grant Award under Section 4.1 of this Plan in the form of Restricted Stock Units or shares of Restricted Stock. If a person becomes an Outside Director at any time

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during a calendar year, including an Employee serving as a director who becomes an Outside Director because such director’s employment with the Company terminates during such period, the Election Period for such person for that year (i) shall commence no earlier than the date that is fifteen (15) days prior to the date on which such person first becomes an Outside Director and (ii) shall end at the close of the day on which such person first becomes an Outside Director, unless an election made during such period would result in the current taxation of such person pursuant to Section 409A of the Code or any guidance issued thereunder.

2.10 “Employee” means common law employee (as defined in accordance with the Regulations and Revenue Rulings then applicable under Section 3401(c) of the Code) of the Company or any Subsidiary of the Company.

2.11 “Fair Market Value” means, as of a particular date, the closing sales price per share on the New York Stock Exchange Consolidated Tape, or such reporting service as the Committee may select, on the appropriate date, or in the absence of reported sales on such day, the most recent previous day for which sales were reported,.

2.12 “Fees” means the applicable directors fees including lead director fees, committee chair fees and meeting fees payable by the Company to an Outside Director for service as an Outside Director of the Company during a calendar year, as such amounts may be changed from time to time.

2.13 “Optioned Shares” means the full shares of Common Stock which a Participant may purchase pursuant to the exercise of a Stock Option granted pursuant to this Plan.

2.14 “Option Period” means the period during which a Stock Option may be exercised.

2.15 “Option Price” means the price which must be paid by a Participant upon exercise of a Stock Option to purchase a share of Common Stock.

2.16 [Reserved]

2.17 “Outside Director” means a director of the Company who is not an Employee.

2.18 “Participant” means an Outside Director of the Company.

2.19 “Plan” means this Commercial Metals Company 1999 Outside Director Stock Option Plan, as amended from time to time.

2.20 [Reserved]

2.20A “Restricted Stock” means shares of Common Stock issued to a Participant pursuant to Sections 4.1, which are subject to restrictions or limitations set forth in the Plan and in the related Award Agreement.

2.20B “Restricted Stock Units” means rights awarded to a Participant pursuant to Sections 4.1 and 4.2 hereof, which are convertible into Common Stock at such time as such units are no longer subject to restrictions as established by the Committee.

2.21 “Retirement” means Termination of Service as a Director at or after attaining age 62.

2.22 “Stock Option” means a non-qualified option to purchase Common Stock granted to a Participant under the Plan.

2.23 [Reserved]

2.24 “Subsidiary” means (i) any corporation in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing a majority of the total combined voting power of all classes of stock in one of the other corporations in the chain, (ii) any limited partnership, if the Company or any corporation described in item (i) above owns a majority of the general partnership interest and a majority of the limited partnership interests entitled to vote on the removal and replacement of the general partner, and (iii) any partnership or limited liability company, if the partners or members thereof are composed only of the Company, any corporation listed in item (i) above or any

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limited partnership listed in item (ii) above. “Subsidiaries” means more than one of any such corporations, limited partnerships, partnerships or limited liability companies.

2.25 “Termination of Service as a Director” occurs when a Participant who is an Outside Director of the Company shall cease to serve as a director of the Company for any reason. Notwithstanding the foregoing provisions of this Section 2.25, in the event an Award issued under the Plan is subject to Section 409A of the Code, then, in lieu of the foregoing definition and to the extent necessary to comply with the requirements of Section 409A of the Code, the definition of “Termination of Service as a Director” for purposes of such Award shall be the definition of “separation from service” provided for under Section 409A of the Code and the regulations or other guidance issued thereunder.

2.26 “Total and Permanent Disability” means that the Participant, because of ill health, physical or mental disability or any other reason beyond his or her control, is unable to perform his or her duties as a director for a period of six (6) continuous months, as determined in good faith by the Committee. Notwithstanding the foregoing provisions of this Section 2.26, in the event an Award issued under the Plan is subject to Section 409A of the Code, then, in lieu of the foregoing definition and to the extent necessary to comply with the requirements of Section 409A of the Code, the definition of “Total and Permanent Disability” for purposes of such Award shall be the definition of “disability” provided for under Section 409A of the Code and the regulations or other guidance issued thereunder.

ARTICLE 3

ADMINISTRATION

3.1  General Administration; Establishment of Committee.  Subject to the terms of this ARTICLE 3, the Plan shall be administered by the nominating and corporate governance committee or the Board or such other committee appointed by the Board (the “Committee”). The Committee shall consist of not fewer than two (2) persons. Any member of the Committee may be removed at any time, with or without cause, by resolution of the Board. Any vacancy occurring in the membership of the Committee may be filled by appointment by the Board. At any time there is no Committee to administer the Plan, any references in this Plan to the Committee shall be deemed to refer to the Board.

Membership on the Committee shall be limited to those members of the Board who are “outside directors” under Section 162(m) of the Code and “non-employee directors” as defined in Rule 16b-3 promulgated under the 1934 Act. The Committee shall select one of its members to act as its Chairman. A majority of the Committee shall constitute a quorum, and the act of a majority of the members of the Committee present at a meeting at which a quorum is present shall be the act of the Committee.

3.2  Authority of the Committee.  The Committee, in its discretion, shall (i) interpret the Plan, (ii) prescribe, amend, and rescind any rules and regulations necessary or appropriate for the administration of the Plan, and (iii) make such other determinations or certifications and take such other action as it deems necessary or advisable in the administration of the Plan. Any interpretation, determination, or other action made or taken by the Committee shall be final, binding, and conclusive on all interested parties. The Committee’s discretion set forth herein shall not be limited by any provision of the Plan, including any provision which by its terms is applicable notwithstanding any other provision of the Plan to the contrary.

The Committee may delegate to officers of the Company, pursuant to a written delegation, the authority to perform specified functions under the Plan. Any actions taken by any officer of the Company pursuant to such written delegation of authority shall be deemed to have been taken by the Committee.

With respect to restrictions in the Plan that are based on the requirements of Rule 16b-3 promulgated under the 1934 Act, the rules of any exchange or inter-dealer quotation system upon which the Company’s securities are listed or quoted, or any other applicable law, rule or restriction (collectively, “applicable law”), to the extent that any such restrictions are no longer required by applicable law, the Committee shall have the sole discretion and authority to grant Awards that are not subject to such mandated restrictions and/or to waive any such mandated restrictions with respect to outstanding Awards.

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ARTICLE 4

ELIGIBILITY; GRANT OF AWARDS

4.1  Automatic Grant of Awards.  On the date of the Company’s annual meeting of stockholders, each Outside Director serving as such on that date shall automatically be granted an Award of either (i) a Stock Option to purchase Fourteen Thousand (14,000) shares of Common Stock on such date or (ii) at the election of a Participant, either four thousand (4,000) Restricted Stock Units or four thousand (4,000) shares of Restricted Stock.

The Committee, in its sole discretion, shall determine, on or prior to the date of the Company’s annual meeting of stockholders whether all Participants shall receive the grant of the annual Award in the form of Stock Options or all Participants shall receive the choice of Restricted Stock Units or shares of Restricted Stock. If the Committee determines, in its sole discretion, that all Participants shall receive the choice of Restricted Stock Units or shares of Restricted Stock, each Participant shall receive Restricted Stock Units or shares of Restricted Stock based on his or her election made in a valid Election Form that was delivered to the Secretary of the Company, or such other person as the Committee may designate; provided that, if a Participant has failed to make such an election, such Participant shall be deemed to have elected to receive shares of Restricted Stock.

If a person becomes an Outside Director during a calendar year, including an Employee serving as a director who becomes an Outside Director because such director’s employment with the Company terminates during such year, such Outside Director shall automatically be granted an Award in the same form (and with the same election rights to receive Restricted Stock Units or shares of Restricted Stock as described in the preceding paragraphs of this Section 4.1, if applicable) as the Award granted to each other Outside Director for such year, but reduced by multiplying such Award by a fraction, (i) the numerator of which shall be the number of days from the date such person became an Outside Director until the one-year (1-year) anniversary Company’s immediately preceding annual meeting of stockholders, and (ii) the denominator of which shall be three hundred sixty five (365). In the event that the calculation in the immediately preceding sentence would result in a fractional share being subject to a Stock Option or an Award of Restricted Stock Units or shares of Restricted Stock, the number of shares shall be rounded up to the next whole number of shares.

4.2  Election to Receive Restricted Stock Units in Lieu of Cash Fees.  A Participant may elect to receive all or part of the cash Fees otherwise payable to him or her during a calendar year in the form of Restricted Stock Units as set forth below in this Section 4.2. An Outside Director who wishes to make such an election must irrevocably elect to do so by delivering a valid Election Form during the Election Period to the Secretary of the Company, or such other person as the Committee may designate. For example, an Outside Director may elect in an Election Form to receive 75% of his or her “Service Fees” (as described below) and 25% of his or her “Meeting Fees” (as described below) in the form of Restricted Stock Units, and the remainder of such cash Fees shall be paid in accordance with the Company’s normal payroll practices for Outside Directors.

Except as otherwise provided herein, an Outside Director’s timely election to receive Restricted Stock Units in lieu of all or part of the cash Fees under this Section 4.2 will be effective as of the first day of the calendar year covered by the Election Form. For a person who becomes an Outside Director during a calendar year, including an Employee serving as a director who becomes an Outside Director because such director’s employment with the Company terminates during such year, an election will be effective on the date on which such person becomes an Outside Director, if a valid Election Form is timely delivered in accordance with Section 2.9A to the Secretary of the Company, or such other person as the Committee may designate.

(a) Fees Comprised of Directors Fees and Committee Chair and Lead Director Fees.  An election to receive Restricted Stock Units in lieu of all or part of the cash Fees which are comprised of any portion of unpaid directors fees, committee chair or lead director fees (collectively, “Service Fees”), is irrevocable and shall be valid only for the calendar year covered by such election. Except as otherwise provided herein, the Date of Grant for Restricted Stock Units granted under this Section 4.2(a) will be the date of the Company’s annual meeting of stockholders occurring in the calendar year covered by the Election Form. For a person who becomes an Outside Director during a calendar year, including an Employee serving as a director who becomes an Outside Director because such director’s employment with the Company terminates during such year, the Date of Grant will be date on which such

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person becomes an Outside Director, if a valid Election Form is timely delivered in accordance with Section 2.9A to the Secretary of the Company, or such other person as the Committee may designate.

The number of shares subject to Restricted Stock Units granted pursuant to this Section 4.2(a) shall be the number of shares whose Fair Market Value (determined as of the Date of Grant) is equal to the dollar amount of the Service Fees subject to the Participant’s election. Notwithstanding the foregoing, in the event that the calculation in the immediately preceding sentence would result in a fractional share being subject to an Award of Restricted Stock Units the number of shares shall be rounded up to the next whole number of shares.

(b) Fees Comprised of Meeting Fees.  An election to receive Restricted Stock Units in lieu of all or any portion of cash Fees which are comprised of unpaid meeting fees (“Meeting Fees”) is irrevocable and shall be valid only for the calendar year covered by such election. The Date of Grant for Restricted Stock Units granted under this Section 4.2(b) will occur on June 30 and December 30 of the calendar year covered by the Election Form.

If a Participant elects to receive grants of Restricted Stock Units in lieu of all or part of the Participant’s Meeting Fees, the Meeting Fees for the calendar year that would otherwise be paid to the Participant during the six-month period prior to each applicable Date of Grant shall be accumulated, and, on a Date of Grant under this Section 4.2(b), such accumulated Meeting Fees shall be converted to an Award of Restricted Stock Units. The number of shares subject to Restricted Stock Units in each such Award shall be the number of shares whose Fair Market Value (determined as of the Date of Grant) is equal to the dollar amount of the accumulated Meeting Fees earned by the Participant for such six-month period. Notwithstanding the foregoing, in the event that the calculation in the immediately preceding sentence would result in a fractional share being subject to an Award of Restricted Stock Units, the number of shares shall be rounded up to the next whole number of shares.

If any accumulated Meeting Fees are not converted to Awards under this Section 4.2(b) because of a Change of Control prior to a Date of Grant, such accumulated Meeting Fees shall be paid as soon as administratively practicable to the Participant after such Change of Control. If any accumulated Meeting Fees are not converted to Awards under this Section 4.2(b) because of the Participant’s Termination of Service as a Director, such accumulated Meeting Fees shall be forfeited by the Participant; provided, however, if such Termination of Service as a Director occurs due (x) to the Participant’s death, (y) the Participant’s Total and Permanent Disability or (z) the Participant’s Retirement, such accumulated Meeting Fees shall be paid as soon as administratively practicable to the Participant or the Participant’s estate, as applicable. The determination of the Committee that any of the foregoing conditions has been met shall be binding and conclusive on all parties.

For purposes of this Section 4.2, the Fair Market Value of shares subject to Restricted Stock Units shall be determined as if such shares were freely transferable and not otherwise subject to any restriction.

4.3  Stock Options.  Any automatic grant of a Stock Option pursuant to Section 4.1 shall be evidenced by an Award Agreement setting forth the total number of shares of Common Stock subject to the Stock Option, the Option Price, the maximum term of the Stock Option, the Date of Grant, and such other terms and provisions as are approved by the Committee, but not inconsistent with the Plan. The Company shall execute an Award Agreement with a Participant promptly after the Date of Grant of the Stock Option. The holder of a Stock Option shall have none of the rights or privileges of a stockholder except with respect to shares which have been actually issued.

4.4  Restricted Stock Units.  Restricted Stock Units may be awarded to any Participant pursuant to Section 4.1 or Section 4.2, and under such terms and conditions as shall be established by the Committee, provided, however, that such terms and conditions are (i) not inconsistent with the Plan and (ii) to the extent a Restricted Stock Unit issued under the Plan is subject to Section 409A of the Code, in compliance with the applicable requirements of Section 409A of the Code and the regulations or other guidance issued thereunder.

(a) Award Agreement.  Any grant of Restricted Stock Units shall be evidenced by an Award Agreement setting forth: (i) the number of shares of Common Stock subject to the Award of Restricted Stock Units, (ii) the time or times within which such Award may be subject to forfeiture, (iii) times or events under which a payment may be made under such Award, and (iv) all other terms, limitations, restrictions, and conditions of the Restricted Stock Units, which shall be consistent with this Plan. The provisions of Restricted Stock Units Awards need not be the same with respect to each Participant.

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(b) Restrictions and Conditions.  Subject to the other provisions of this Plan and the terms of the particular Award Agreements, Restricted Stock Units shall be subject to the following restrictions and conditions:

(i) During such period as may be determined by the Committee commencing on the Date of Grant (the “Restriction Period”), the Participant shall not be permitted to sell, transfer, pledge or assign any Restricted Stock Units. Except for these limitations, the Board may in its sole discretion, remove any or all of the restrictions on such Restricted Stock Units whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date of the Award, such action is appropriate.

(ii) Except as provided in sub-paragraph (b)(i) above, the Participant shall have, with respect to his or her Restricted Stock Units, none of the rights of a stockholder of the Company, until issuance to the Participant of the shares subject to the Restricted Stock Unit Award. Certificates for shares of Common Stock free of restriction under this Plan shall be delivered to the Participant promptly after, and only after, the Restriction Period shall expire without forfeiture in respect of such shares of Common Stock or after any other restrictions imposed on such shares of Common Stock by the applicable Award Agreement or other agreement have expired.

(iii) The Restriction Period of Restricted Stock Units shall commence on the Date of Grant, and, subject to ARTICLE 12 of the Plan, shall expire upon satisfaction of the conditions set forth ARTICLE 8A.

(iv) Upon Termination of Service as a Director during the Restriction Period, the nonvested Restricted Stock Units shall be forfeited by the Participant unless such nonvested shares otherwise vest upon Termination of Service as a Director as provided by Section 4.5. Upon any forfeiture, all rights of a Participant with respect to the Restricted Stock Units shall cease and terminate, without any further obligation on the part of the Company.

4.4A Restricted Stock.  Restricted Stock may be awarded to any Participant pursuant to Section 4.1 under such terms and conditions as shall be established by the Committee, provided, however, that such terms and conditions are (i) not inconsistent with the Plan and (ii) to the extent Restricted Stock issued under the Plan is subject to Section 409A of the Code, in compliance with the applicable requirements of Section 409A of the Code and the regulations or other guidance issued thereunder.

(a) Award Agreements.  Any grant of Restricted Stock shall be evidenced by an Award Agreement setting forth: (i) the number of shares of Common Stock awarded, (ii) the time or times within which such Award may be subject to forfeiture, (iii) specified criteria that the Committee determines must be met in order to remove any restrictions on such Award, and (iv) all other terms, limitations, restrictions, and conditions of the Restricted Stock, which shall be consistent with this Plan. The provisions of Restricted Stock Awards need not be the same with respect to each Participant.

(b) Legend on Shares.  A stock certificate or certificates shall be issued in the name of each Participant who is granted Restricted Stock in respect of such shares of Common Stock, or such shares may be represented by uncertificated shares. Such certificate(s) or uncertificated shares shall be registered in the name of the Participant, and shall bear an appropriate legend or notation referring to the terms, conditions, and restrictions applicable to such Restricted Stock, substantially as provided in Section 14.11 of the Plan.

(c) Restrictions and Conditions.  Subject to the other provisions of this Plan and the terms of the particular Award Agreements, shares of Restricted Stock shall be subject to the following restrictions and conditions:

(i) During the Restriction Period, the Participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock. Except for these limitations, the Board may in its sole discretion, remove any or all of the restrictions on such Restricted Stock whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date of the Award, such action is appropriate.

(ii) Except as provided in sub-paragraph (c)(i) above, the Participant shall have, with respect to his or her Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote the shares, and the right to receive any dividends thereon. Certificates for shares of Common Stock free of restriction under this Plan shall be delivered to the Participant promptly after, and only after, the Restriction Period shall expire without forfeiture in respect of such shares of Common Stock or after any other restrictions imposed on such

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shares of Common Stock by the applicable Award Agreement or other agreement have expired. Certificates for the shares of Common Stock forfeited under the provisions of the Plan and the applicable Award Agreement shall be promptly returned to the Company by the forfeiting Participant. Each Award Agreement shall require that each Participant, in connection with the issuance of a certificate for Restricted Stock, shall endorse such certificate in blank or execute a stock power in form satisfactory to the Company in blank and deliver such certificate and executed stock power to the Company.

(iii) The Restriction Period of Restricted Stock shall commence on the Date of Grant, and, subject to ARTICLE 12 of the Plan, shall expire upon satisfaction of the conditions set forth Section 4.5.

(iv) Upon Termination of Service as a Director during the Restriction Period, the nonvested shares of Restricted Stock shall be forfeited by the Participant unless such nonvested shares otherwise vest upon Termination of Service as a Director as provided by Section 4.5. Upon any forfeiture, all rights of a Participant with respect to the forfeited shares of the Restricted Stock shall cease and terminate, without any further obligation on the part of the Company.

4.5  Vesting; Time of Exercise.

(a) Stock Options granted pursuant to Section 4.1 will be exercisable in the following cumulative installments:

First Installment:   A Stock Option will be exercisable for up to 50% of the Optioned Shares (rounded down so that no fractional share is exercisable) at any time following the first anniversary of the Date of Grant.

Second Installment:  A Stock Option will be exercisable for the remainder of the Optioned Shares not exercisable in the first installment at any time following the second anniversary of the Date of Grant.

Notwithstanding the foregoing, the vesting of installments under Stock Options granted pursuant to Section 4.1 shall automatically accelerate and the Stock Options shall be exercisable in full upon (i) the Participant’s death, (ii) the Participant’s Termination of Service as a Director as a result of Total and Permanent Disability, (iii) the Participant’s Termination of Service as a Director as a result of Retirement, or (iv) the occurrence of a Change of Control. The determination of the Committee that any of the foregoing conditions has been met shall be binding and conclusive on all parties.

(b) Subject to any restriction in the Award Agreement, Restricted Stock Units and Restricted Stock granted pursuant to Section 4.1 or Section 4.2 shall vest in the following cumulative installments:

First Installment:  50% of the Restricted Stock Units and shares of Restricted Stock granted (rounded down so that no fractional share is vested) shall become fully vested upon the first anniversary of the Date of Grant.

Second Installment:  The remainder of the Restricted Stock Units and shares of Restricted Stock granted shall become fully vested upon the second anniversary of the Date of Grant.

Notwithstanding the foregoing, the vesting of Restricted Stock Units and shares of Restricted Stock granted pursuant to Section 4.1 or Section 4.2 shall automatically accelerate upon (i) the Participant’s death, (ii) the Participant’s Termination of Service as a Director as a result of Total and Permanent Disability, (iii) the Participant’s Termination of Service as a Director as a result of Retirement, or (iv) the occurrence of a Change of Control. The determination of the Committee that any of the foregoing conditions has been met shall be binding and conclusive on all parties.

ARTICLE 5

SHARES SUBJECT TO PLAN

The maximum number of shares of Common Stock that may be issued under the Plan is eight hundred thousand (800,000) shares (as may be adjusted in accordance with ARTICLES 11 and 12 hereof). All Stock Options granted under the Plan shall be designated as non-qualified stock options. Shares of Common Stock to be issued under the Plan may be made available from either authorized but unissued Common Stock or Common Stock held by the Company in its treasury. Shares of Common Stock previously subject to Awards that are forfeited,

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terminated, or settled in cash in lieu of Common Stock, or expired unexercised shall immediately become available for grants of Awards under the Plan.

During the term of this Plan, the Company will at all times reserve and keep available the number of shares of Common Stock that shall be sufficient to satisfy the requirements of this Plan.

ARTICLE 6

OPTION PRICE

The Option Price for any share of Common Stock which may be purchased under a Stock Option shall be 100% of the Fair Market Value of the share on the Date of Grant.

ARTICLE 7

OPTION PERIOD; FORFEITURE

No Stock Option granted under the Plan may be exercised at any time after the end of its Option Period.

The Option Period for each Stock Option will terminate on the first of the following to occur:

(a) 5 p.m. on the seventh anniversary of the Date of Grant;

(b) 5 p.m. on the date which is one (1) year following the Participant’s Termination of Service as a Director due to death or Total and Permanent Disability;

(c) 5 p.m. on the date that is two (2) years following the Participant’s Termination of Service as a Director due to Retirement; provided that any installment not vested and exercisable on the Participant’s Retirement shall terminate and be forfeited on such date; or

(d) 5 p.m. on the date that is thirty (30) days after any other Termination of Service as a Director; provided that any installment not vested and exercisable on the date of such Termination of Service as a Director shall terminate and be forfeited on such date.

ARTICLE 8

EXERCISE OF OPTION

Stock Options may be exercised during the Option Period. Stock Options may be exercised at such times and in such amounts as provided in this Plan and the applicable Award Agreements, subject to the terms, conditions, and restrictions of the Plan.

In no event may a Stock Option be exercised or shares of Common Stock be issued pursuant to a Stock Option if a necessary listing of the shares on a stock exchange or any registration under state or federal securities laws required under the circumstances has not been accomplished. No Stock Option may be exercised for a fractional share of Common Stock. The granting of a Stock Option shall impose no obligation upon the Participant to exercise that Stock Option.

Subject to such administrative regulations as the Committee may from time to time adopt, a Stock Option may be exercised by the delivery of written notice to the Committee setting forth the number of shares of Common Stock with respect to which the Stock Option is to be exercised and the date of exercise thereof (the “Exercise Date”) which shall be at least three (3) days after giving such notice unless an earlier time shall have been mutually agreed upon. On the Exercise Date, the Participant shall deliver to the Company consideration with a value equal to the total Option Price of the shares of Common Stock to be purchased, payable as follows: (a) cash, check, bank draft, or money order payable to the order of the Company, (b) Common Stock owned by the Participant on the Exercise Date and which the Participant has not acquired from the Company within six (6) months prior to the Exercise Date, valued at its Fair Market Value on the Exercise Date, (c) by delivery (including by FAX) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions from the

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Participant to a broker or dealer, reasonably acceptable to the Company, to sell certain of the shares of Common Stock purchased upon exercise of the Stock Option or to pledge such shares as collateral for a loan and promptly deliver to the Company the amount of sale or loan proceeds necessary to pay such purchase price, and/or (d) any other form of consideration that is acceptable to the Committee in its sole discretion.

Upon payment of all amounts due from the Participant, the Company shall cause certificates for the Common Stock then being purchased to be delivered to the Participant (or the person exercising the Participant’s Stock Option in the event of his death) at its principal business office promptly after the Exercise Date. The obligation of the Company to deliver shares of Common Stock shall, however, be subject to the condition that if at any time the Committee shall determine in its discretion that the listing, registration, or qualification of the Stock Option or the Common Stock upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the Stock Option or the issuance or purchase of shares of Common Stock thereunder, the Stock Option may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

If the Participant fails to pay for any of the Common Stock specified in such notice or fails to accept delivery thereof, the Participant’s right to purchase such Common Stock may be terminated by the Company.

ARTICLE 8A

ISSUANCE OF COMMON STOCK UNDER RESTRICTED STOCK UNIT AWARDS

Vested Restricted Stock Units granted pursuant to an Award shall be converted to shares of Common Stock, and such shares of Common Stock shall be delivered to a Participant at such times as specified by the Participant in his or her Election Form for such Award, subject to the terms, conditions, and restrictions of the Plan. All elections made in an Election Form shall be irrevocable.

The Participant must elect (in accordance with the procedures and rules established by the Committee), during the applicable Election Period, when vested Restricted Stock Units shall be converted to shares of Common Stock and delivered to the Participant. In the event a Participant elects to receive an Award of Restricted Stock Units but fails to elect (or timely elect) when vested Restricted Stock Units shall be converted to shares of Common Stock and delivered to the Participant, the Participant shall be deemed to have elected that such Restricted Stock Units shall be converted to shares of Common Stock and delivered to the Participant at the time such Restricted Stock Units become vested pursuant to the Plan.

With respect to the election described in this ARTICLE 8A, a Participant may elect that vested Restricted Stock Units shall be converted to shares of Common Stock and delivered to the Participant (i) at the time Restricted Stock Units become vested pursuant to the Plan; (ii) at the time of the Participant’s Termination of Service as a Director; (iii) on a specific date which shall occur on an anniversary of the “Second Installment” described in Section 4.5(b), but in no event later than the fifth anniversary following such Second Installment; or (iv) at the earlier of the occurrence of the time specified in ‘(ii)” above or the date specified in “(iii)” above.

Upon the occurrence of the applicable event described in the preceding paragraph (the “Payment Date”), the Company shall cause certificates of the Common Stock to be delivered to the Participant (or the Participant’s beneficiary in accordance with the Participant’s will or the laws of descent and distribution) at its principal business office promptly after the Payment Date. The obligation of the Company to deliver shares of Common Stock shall, however, be subject to the condition that if at any time the Committee shall determine in its discretion that the listing, registration, or qualification of the Common Stock upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issuance of shares of Common Stock, the delivery of shares of Common Stock shall not occur unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

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ARTICLE 9

AMENDMENT OR DISCONTINUANCE

Subject to the limitations set forth in this ARTICLE 9, the Board may at any time and from time to time, without the consent of the Participants, suspend or discontinue the Plan in whole or in part. The Board may amend the Plan at any time and for any reason without stockholder approval; provided, however, that the Board may condition any amendment on the approval of stockholders of the Company if such approval is necessary or deemed advisable with respect to tax, securities or other applicable laws, policies and regulations.

Subject to the forgoing, any such amendment shall, to the extent deemed necessary or advisable by the Committee, be applicable to any outstanding Awards theretofore granted under the Plan, notwithstanding any contrary provisions contained in any Award Agreement. In the event of any such amendments to the Plan, the holder of any Award outstanding under the Plan shall, upon request of the Committee and as a condition to the exercisability thereof, execute a conforming amendment in the form prescribed by the Committee to any Award Agreement relating thereto within such reasonable time as the Committee shall specify in such request. Notwithstanding anything contained in this Plan to the contrary, unless required by law, no action contemplated or permitted by this ARTICLE 9 shall adversely affect any rights of Participants or obligations of the Company to Participants with respect to any Awards theretofore granted under the Plan without the consent of the affected Participant.

ARTICLE 10

STOCKHOLDER APPROVAL; TERM

Anything in the Plan to the contrary notwithstanding, the effectiveness of the Plan and of the grant of all Awards hereunder is in all respects subject to the approval of the Plan by the affirmative vote of the holders of a majority of the shares of the Common Stock present in person or by proxy and entitled to vote at a meeting of stockholders at which the Plan is presented for approval. Awards may be granted under the Plan prior to the time of stockholder approval. Any such Awards granted prior to such stockholder approval shall be subject to such stockholder approval. Unless sooner terminated by action of the Board, the Plan will terminate on January 31, 2010, but Awards granted before such date will continue to be effective in accordance with their terms and conditions.

ARTICLE 11

CAPITAL ADJUSTMENTS

In the event that the any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, rights offering, reorganization, merger, consolidation, split-up, spin-off, split-off, combination, subdivision, repurchase, or exchange of Common Stock, issuance of warrants or other rights to purchase Common Stock, or other similar corporate transaction or event affects the fair value of an Award, then the Committee shall adjust any or all of the following so that the fair value of the Award immediately after the transaction or event is equal to the fair value of the Award immediately prior to the transaction or event: (i) the number of shares and type of Common Stock which thereafter may be made the subject of Awards, (ii) the number of shares and type of Common Stock subject to outstanding Awards, and (iii) the Option Price of each outstanding Award. Such adjustments shall be made in accordance with the rules of any securities exchange, stock market, or stock quotation system to which the Company is subject. Notwithstanding the foregoing, no such adjustment shall be made or authorized to the extent that such adjustment would cause the Plan or any Award to violate Section 409A of the Code.

Upon the occurrence of any such adjustment, the Company shall provide notice to each affected Participant of its computation of such adjustment which shall be conclusive and shall be binding upon each such Participant.

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ARTICLE 12

RECAPITALIZATION, MERGER AND CONSOLIDATION

12.1  General.  The existence of this Plan and Awards granted hereunder shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company’s capital structure and its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or preference stocks ranking prior to or otherwise affecting the Common Stock or the rights thereof (or any rights, options, or warrants to purchase same), or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

12.2  Adjustment; Company Survives.  Subject to any required action by the stockholders and except as may be required to comply with Section 409A of the Code and the regulations or other guidance issued thereunder, if the Company shall be the surviving or resulting corporation in any merger, consolidation or share exchange, any Award granted hereunder shall pertain to and apply to the securities or rights (including cash, property, or assets) to which a holder of the number of shares of Common Stock subject to the Award would have been entitled.

12.3  Adjustment; Company Does Not Survive.  Except as may be required to comply with Section 409A of the Code and the regulations or other guidance issued thereunder, in the event of any reorganization, merger, consolidation or share exchange pursuant to which the Company is not the surviving or resulting corporation, there shall be substituted for each share of Common Stock subject to the unexercised portions of such outstanding Awards that number of shares of each class of stock or other securities or that amount of cash, property or assets of the surviving, resulting or consolidated company which were distributed or are to be distributed to the stockholders of the Company in respect of each share of Common Stock held by them, such outstanding Awards to be thereafter exercisable for such stock, securities, cash or property in accordance with their terms.

12.4  Notice of Adjustment.  Upon the occurrence of each event requiring an adjustment of the Option Price or the number of shares of Common Stock purchasable pursuant to Awards granted pursuant to the terms of this Plan, the Company shall mail to each Participant its computation of such adjustment, which shall be conclusive and shall be binding upon each such Participant.

ARTICLE 13

LIQUIDATION OR DISSOLUTION

In case the Company shall, at any time while any Award under this Plan shall be in force and remain unexpired, (i) sell all or substantially all of its property, or (ii) dissolve, liquidate, or wind up its affairs, then each Participant may thereafter receive upon exercise hereof (in lieu of each share of Common Stock of the Company which such Participant would have been entitled to receive) the same kind and amount of any securities or assets as may be issuable, distributable, or payable upon any such sale, dissolution, liquidation, or winding up with respect to each share of Common Stock of the Company. If the Company shall, at any time prior to the expiration of any Award, make any partial distribution of its assets, in the nature of a partial liquidation, whether payable in cash or in kind (but excluding the distribution of a cash dividend payable out of earned surplus and designated as such) then in such event the Option Prices then in effect with respect to each Award shall be reduced, on the payment date of such distribution, in proportion to the percentage reduction in the tangible book value of the shares of the Company’s Common Stock (determined in accordance with generally accepted accounting principles) resulting by reason of such distribution.

ARTICLE 14

MISCELLANEOUS PROVISIONS

14.1  Assignability.  No Award granted under this Plan shall be assignable or otherwise transferable by the Participant (or his or her authorized legal representative) during the Participant’s lifetime and, after the death of the Participant, other than by will or the laws of descent and distribution or as provided below in this ARTICLE 14. All

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or a portion of a Award granted to a Participant may be assigned by such Participant to (i) the spouse, children or grandchildren of the Participant (“Immediate Family Members”), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (iii) a partnership in which such Immediate Family Members are the only partners, (iv) an entity exempt from federal income tax pursuant to Section 501(c)(3) of the Code or any successor provision, or (v) a split interest trust or pooled income fund described in Section 2522(c)(2) of the Code or any successor provision, provided that (x) there shall be no consideration for any such transfer, and (y) subsequent transfers of transferred Awards shall be prohibited except those by will or the laws of descent and distribution. Following transfer, any such Award shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of Articles 8, 8A, 9, 11, 12, 13 and 14 hereof the term “Participant” shall be deemed to include the transferee. The events of Termination of Service shall continue to be applied with respect to the original Participant, following which the Awards shall be exercisable by the transferee only to the extent and for the periods specified in the Plan and the Award Agreement. The Committee and the Company shall have no obligation to inform any transferee of an Award of any expiration, termination, lapse or acceleration of such Award. The Company shall have no obligation to register with any federal or state securities commission or agency any Common Stock issuable or issued under an Award that has been transferred by a Participant under this Section 14.1.

14.2  Investment Intent.  The Company may require that there be presented to and filed with it by any Participant(s) under the Plan, such evidence as it may deem necessary to establish that the Awards granted or the shares of Common Stock to be purchased or transferred are being acquired for investment purposes and not with a view to their distribution.

14.3  No Employment Relationship.  No Participant is an Employee of the Company. Nothing herein shall be construed to create an employer-employee relationship between the Company and the Participant.

14.4  Stockholders’ Rights.  The holder of an Award shall have none of the rights or privileges of a stockholder except with respect to shares which have been actually issued.

14.5  Effect of the Plan.  Neither the adoption of this Plan nor any action of the Board or the Committee shall be deemed to give any person any right to be granted an Award to purchase Common Stock of the Company or any other rights except as may be evidenced by an Award Agreement, or any amendment thereto, duly authorized by the Committee and executed on behalf of the Company, and then only to the extent and upon the terms and conditions expressly set forth therein.

14.6  Indemnification of Board and Committee.  No current or previous member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all such members of the Board and the Committee and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company’s Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise.

14.7  Restrictions.  This Plan, and the granting and exercise of Awards hereunder, and the obligation of the Company to sell and deliver Common Stock under such Awards, shall be subject to all applicable foreign and United States laws, rules and regulations, and to such approvals on the part of any governmental agencies or stock exchanges or transaction reporting systems as may be required. No Common Stock or other form of payment shall be issued with respect to any Award unless the Company shall be satisfied based on the advice of its counsel that such issuance will be in compliance with applicable federal and state securities laws and the requirements of any regulatory authority having jurisdiction over the securities of the Company. Unless the Awards and Common Stock covered by this Plan have been registered under the Securities Act of 1933, as amended, each person exercising an Award under this Plan may be required by the Company to give a representation in writing in form and substance satisfactory to the Company to the effect that he is acquiring such shares for his own account for investment and not with a view to, or for sale in connection with, the distribution of such shares or any part thereof. If any provision of this Plan is found not to be in compliance with such rules, such provision shall be null and void to the extent required to permit this Plan to comply with such rules. Certificates evidencing shares of Common Stock delivered under this

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Plan may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Common Stock is then listed or quoted, and any applicable federal, foreign and state securities law. The Committee may cause a legend or legends to be placed upon any such certificates to make appropriate reference to such restrictions.

14.8  Gender and Number.  Where the context permits, words in the masculine gender shall include the feminine and neuter genders, the plural form of a word shall include the singular form, and the singular form of a word shall include the plural form.

14.9  Tax Requirements.  The Company shall have the right to deduct from all amounts hereunder paid in cash or other form, any Federal, state, or local taxes required by law to be withheld with respect to such payments. The Participant receiving shares of Common Stock issued upon exercise of Awards granted under the Plan shall be required to pay the Company the amount of any taxes which the Company is required to withhold with respect to such shares of Common Stock. Such payments shall be required to be made prior to the delivery of any certificate representing such shares of Common Stock. Such payment may be made in cash, by check or through the delivery of shares of Common Stock that the Participant has not acquired from the Company within six (6) months prior to the date of exercise (which may be effected by the actual delivery of shares of Common Stock by the Participant or by the Company’s withholding a number of shares to be issued upon the exercise of an Award, if applicable), which shares have an aggregate Fair Market Value equal to the required minimum withholding payment, or any combination thereof.

14.10  Use of Proceeds.  Proceeds from the sale of shares of Common Stock pursuant to Awards granted under this Plan shall constitute general funds of the Company.

14.11  Legend.  Each certificate representing shares of Restricted Stock issued to a Participant shall bear the following legend, or a similar legend deemed by the Company to constitute an appropriate notice of the provisions hereof (any such certificate not having such legend shall be surrendered upon demand by the Company and so endorsed):

On the face of the certificate:

“Transfer of this stock is restricted in accordance with conditions printed on the reverse of this certificate.”

On the reverse:

“The shares of stock evidenced by this certificate are subject to and transferable only in accordance with that certain Commercial Metals Company 1999 Non-Employee Stock Plan, a copy of which is on file at the principal office of the Company in Dallas, Texas. No transfer or pledge of the shares evidenced hereby may be made except in accordance with and subject to the provisions of said Plan. By acceptance of this certificate, any holder, transferee or pledgee hereof agrees to be bound by all of the provisions of said Plan.”

The following legend shall be inserted on a certificate evidencing Common Stock issued under the Plan if the shares were not issued in a transaction registered under the applicable federal and state securities laws:

“Shares of stock represented by this certificate have been acquired by the holder for investment and not for resale, transfer or distribution, have been issued pursuant to exemptions from the registration requirements of applicable state and federal securities laws, and may not be offered for sale, sold or transferred other than pursuant to effective registration under such laws, or in transactions otherwise in compliance with such laws, and upon evidence satisfactory to the Company of compliance with such laws, as to which the Company may rely upon an opinion of counsel satisfactory to the Company.”

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Appendix C-2

AMENDMENT NUMBER ONE TO THE
COMMERCIAL METALS COMPANY
1999 NON-EMPLOYEE DIRECTOR STOCK PLAN
(Second Amendment and Restatement by Board of Directors Effective as of January 1, 2007)

This AMENDMENT NUMBER ONE TO THE COMMERCIAL METALS COMPANY 1999 NON-EMPLOYEE DIRECTOR STOCK PLAN (this “Amendment”), effective as of January 28, 2010, is made and entered into by Commercial Metals Company, a Delaware corporation (the “Company”). Terms used in this Amendment with initial capital letters that are not otherwise defined herein shall have the meanings ascribed to such terms in the Commercial Metals Company 1999 Non-Employee Director Stock Plan, Second Amendment and Restatement, effective as of January 1, 2007 (the “Plan”).

RECITALS

WHEREAS, Article 9 of the Plan provides that the Board of Directors of the Company (the “Board”) may amend the Plan at any time; and

WHEREAS, subject to stockholder approval, the Board desires to amend the Plan to (i) remove limitations placed on the Option Period following a Termination of Service as a Director due to death, Total and Permanent Disability, or Retirement, and (ii) extend the term of the Plan from January 31, 2010 to January 31, 2015; and

WHEREAS, the Board plans to submit the proposal to amend the Plan to the Company’s stockholders at the 2010 Annual Meeting of Stockholders.

NOW, THEREFORE, in accordance with Article 9 of the Plan, subject to stockholder approval, the Company hereby amends the Plan as follows:

1. Article 7 of the Plan is hereby amended by deleting said article in its entirety and substituting in lieu thereof the following new Article 7:

ARTICLE 7

OPTION PERIOD; FORFEITURE

No Stock Option granted under the Plan may be exercised at any time after the end of its Option Period.

The Option Period for each Stock Option will terminate on the first of the following to occur:

(a) 5 p.m. on the seventh anniversary of the Date of Grant; or

(b) 5 p.m. on the date that is thirty (30) days after any Termination of Service as a Director, other than for a Termination of Service due to death, Total and Permanent Disability, or Retirement; provided that any installment not vested and exercisable on the date of such Termination of Service as a Director shall terminate and be forfeited on such date.

2. Article 10 of the Plan is hereby amended by deleting said article in its entirety and substituting in lieu thereof the following new Article 10:

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ARTICLE 10

STOCKHOLDER APPROVAL; TERM

Anything in the Plan to the contrary notwithstanding, the effectiveness of the Plan and of the grant of all Awards hereunder is in all respects subject to the approval of the Plan by the affirmative vote of the holders of a majority of the shares of the Common Stock present in person or by proxy and entitled to vote at a meeting of stockholders at which the Plan is presented for approval. Awards may be granted under the Plan prior to the time of stockholder approval. Any such Awards granted prior to such stockholder approval shall be subject to such stockholder approval. Unless sooner terminated by action of the Board, the Plan will terminate on January 31, 2015, but Awards granted before such date will continue to be effective in accordance with their terms and conditions.

3. Except as expressly amended by this Amendment, the Plan shall continue in full force and effect in accordance with the provisions thereof.

[Signature page to follow]

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IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed as of the date first written above.

COMMERCIAL METALS COMPANY

By:
Name:

Title:

DIRECTIONS TO COMMERCIAL METALS COMPANY
ANNUAL MEETING OF STOCKHOLDERS
JANUARY 28, 2010, 10:00 A.M.
THE TEXAS LEARNING CENTER AMPHITHEATER
OMNI PARK WEST
1590 LBJ Freeway
Dallas, Texas

From DFW International Airport – 8 Miles
Take DFW International North Exit to I-635 East to Luna Road (approximately 7 miles). Turn right. Hotel is on the corner of I-635 and Luna Road.

Directions from Love Field Airport – 15 Miles
Exit Love Field Airport and turn right onto Mockingbird Lane. Follow Mockingbird Lane to I-35 North, continue on I-35 exiting left to I-635 West (LBJ Freeway). Exit Luna Road, turn left on Luna Road and the hotel is on the immediate right.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.
We encourage you to take advantage of Internet or telephone voting.
Both are available 24 hours a day, 7 days a week.
Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the shareholder meeting date.

  COMMERCIAL METALS COMPANY

INTERNET
http://www.proxyvoting.com/cmc
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
OR
TELEPHONE
1-866-540-5760
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.
If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

62716
▼  FOLD AND DETACH HERE  ▼

THE BOARD OF DIRECTORS RECOMMENDS A VOTE ‘FOR’ PROPOSALS 1, 2, 3, 4 AND 5.

Please mark your votes as indicated in this example	☒
Item 1. ELECTION OF DIRECTORS

	FOR	WITHHOLD	*EXCEPTIONS
Nominees	ALL	FOR ALL
01 RHYS J. BEST 02 RICHARD B. KELSON 03 MURRAY R. McCLEAN	☐	☐	☐

	FOR	AGAINST	ABSTAIN
2. Vote to approve the adoption of the Commercial Metals Company 2010 Employee Stock Purchase Plan.	☐	☐	☐

3. Vote to approve the amendment to the Commercial Metals Company 2006 Long-Term Equity Incentive Plan.	☐	☐	☐

4. Vote to approve the amendment to the Commercial Metals Company 1999 Non-Employee Director Stock Plan, Second Amendment and Restatement.	☐	☐	☐

5. Vote to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the 2010 fiscal year.	☐	☐	☐

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.)

*Exceptions

Mark Here for Address Change or Comments SEE REVERSE	☐

Signature	Signature	Date	,2009

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

You can now access your Commercial Metals Company account online.
Access your Commercial Metals Company account online via Investor ServiceDirect® (ISD).
BNY Mellon Shareowner Services, the transfer agent for Commercial Metals Company, now makes it easy and convenient to get current information on your shareholder account.

• View account status	• View payment history for dividends
• View certificate history	• Make address changes
• View book-entry information	• Obtain a duplicate 1099 tax form
Visit us on the web at http://www.bnymellon.com/shareowner/isd
For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time
Investor ServiceDirect®
Available 24 hours per day, 7 days per week
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Important notice regarding the Internet availability of proxy materials for the Annual Meeting of stockholders. The Proxy Statement and the 2009 Annual Report to Stockholders are available at: http://bnymellon.mobular.net/bnymellon/cmc
▼ FOLD AND DETACH HERE ▼

PROXY
COMMERCIAL METALS COMPANY
ANNUAL MEETING OF STOCKHOLDERS — JANUARY 28, 2010
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
          The undersigned stockholder(s) of Commercial Metals Company hereby appoint(s) Murray R. McClean, William B. Larson and Ann J. Bruder, or any of them, as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote and act for the undersigned at the 2010 annual meeting of stockholders of Commercial Metals Company to be held on Thursday, January 28, 2010 at 10:00 am, Central Standard Time, in The Texas Learning Center Amphitheater, Omni Park West, 1590 LBJ Freeway, Dallas, Texas, and any adjournment, continuation, or postponement of the annual meeting, according to the number of votes which the undersigned is now, or may then be, entitled to cast, hereby revoking any proxies previously executed by the undersigned for the annual meeting.
          All powers may be exercised by a majority of said proxy holders or substitutes voting or acting or, if only one votes and acts, then by that one. The undersigned instructs such proxy holders or their substitutes to vote as specified below on the proposals set forth in the Proxy Statement.
          THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4 and 5.

Address Change/Comments (Mark the corresponding box on the reverse side)	BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side)

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